                                                                    EXHIBIT 4.2




                      HYDROCHEM INDUSTRIAL SERVICES, INC.

                                      AND

                         HYDROCHEM INTERNATIONAL, INC.

                                  AS GUARANTOR


                                  $110,000,000

              10 3/8% SENIOR SUBORDINATED NOTES DUE AUGUST 1, 2007

                                 _____________


                                   INDENTURE

                           DATED AS OF AUGUST 1, 1997


                                 _____________


                         NORWEST BANK, MINNESOTA, N.A.

                                   AS TRUSTEE

                               TABLE OF CONTENTS

                                                                                                                     PAGE
                                                                                                                     ----
                                                         ARTICLE 1
                                         DEFINITIONS AND INCORPORATION BY REFERENCE

  Section 1.01      Definitions   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1
  Section 1.02      Other Definitions   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15
  Section 1.03      Incorporation by Reference of Trust Indenture Act   . . . . . . . . . . . . . . . . . . . . . . .  15
  Section 1.04      Rules of Construction   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16

                                                        ARTICLE 2
                                                        THE NOTES

  Section 2.01      Form and Dating   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16
  Section 2.02      Execution and Authentication  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18
  Section 2.03      Registrar and Paying Agent  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18
  Section 2.04      Paying Agent to Hold Money in Trust   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19
  Section 2.05      Holder Lists  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19
  Section 2.06      Transfer and Exchange   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19
  Section 2.07      Replacement Notes   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26
  Section 2.08      Outstanding Notes   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26
  Section 2.09      Treasury Notes  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27
  Section 2.10      Temporary Notes   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27
  Section 2.11      Cancellation  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27
  Section 2.12      Defaulted Interest  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27
  Section 2.13      Record Date   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  28
  Section 2.14      Computation of Interest   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  28
  Section 2.15      CUSIP Number  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  28

                                                        ARTICLE 3
                                                        REDEMPTION

  Section 3.01      Notices to Trustee  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  28
  Section 3.02      Selection of Notes to Be Redeemed   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29
  Section 3.03      Notice of Redemption  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29
  Section 3.04      Effect of Notice of Redemption  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  30
  Section 3.05      Deposit of Redemption Price   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  30
  Section 3.06      Notes Redeemed in Part  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  30
  Section 3.07      Optional Redemption   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  31
  Section 3.08      Mandatory Redemption  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  31
  Section 3.09      Repurchase Offer  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  31

                                                                                                                     Page
                                                                                                                     ----
                                                        ARTICLE 4
                                                        COVENANTS

  Section 4.01      Payment of Notes  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  34
  Section 4.02      Maintenance of Office or Agency   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  34
  Section 4.03      Compliance Certificate  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  35
  Section 4.04      Taxes   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  35
  Section 4.05      Stay, Extension and Usury Laws  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  35
  Section 4.06      Change of Control   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  35
  Section 4.07      Asset Sales   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  36
  Section 4.08      Restricted Payments   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  37
  Section 4.09      Incurrence of Indebtedness and Issuance of Preferred Stock  . . . . . . . . . . . . . . . . . . .  40
  Section 4.10      Liens   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  42
  Section 4.11      Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries . . . . . . . . . . . .  42
  Section 4.12      Limitation on Layering Debt   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  43
  Section 4.13      Additional Subsidiary Guarantees  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  43
  Section 4.14      Unrestricted Subsidiaries   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  43
  Section 4.15      Transactions with Affiliates  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  44
  Section 4.16      Reports   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  45

                                                        ARTICLE 5
                                                        SUCCESSORS

  Section 5.01      Limitations on Merger, Consolidation or Sale of Substantially All Assets  . . . . . . . . . . . .  45
  Section 5.02      Successor Corporation Substituted   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  46

                                                        ARTICLE 6
                                                  DEFAULTS AND REMEDIES

  Section 6.01      Events of Default   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  46
  Section 6.02      Acceleration  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  48
  Section 6.03      Other Remedies  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  49
  Section 6.04      Waiver of Past Defaults   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  49
  Section 6.05      Control by Majority   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  49
  Section 6.06      Limitation on Suits   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  49
  Section 6.07      Rights of Holders to Receive Payment  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  50
  Section 6.08      Collection Suit by Trustee  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  50
  Section 6.09      Trustee May File Proofs of Claim  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  50
  Section 6.10      Priorities  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  51
  Section 6.11      Undertaking for Costs   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  51

                                                                                                                     Page
                                                                                                                     ----
                                                        ARTICLE 7
                                                         TRUSTEE

  Section 7.01      Duties of Trustee   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  52
  Section 7.02      Rights of Trustee   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  53
  Section 7.03      Individual Rights of Trustee  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  54
  Section 7.04      Trustee's Disclaimer  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  54
  Section 7.05      Notice of Defaults  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  54
  Section 7.06      Reports by Trustee to Holders   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  54
  Section 7.07      Compensation and Indemnity  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  55
  Section 7.08      Replacement of Trustee  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  56
  Section 7.09      Successor Trustee by Merger, etc.   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  57
  Section 7.10      Eligibility; Disqualification   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  57
  Section 7.11      Preferential Collection of Claims Against the Company   . . . . . . . . . . . . . . . . . . . . .  57

                                                        ARTICLE 8
                                         LEGAL DEFEASANCE AND COVENANT DEFEASANCE

  Section 8.01      Option to Effect Legal Defeasance or Covenant Defeasance  . . . . . . . . . . . . . . . . . . . .  57
  Section 8.02      Legal Defeasance and Discharge  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  57
  Section 8.03      Covenant Defeasance   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  58
  Section 8.04      Conditions to Legal or Covenant Defeasance  . . . . . . . . . . . . . . . . . . . . . . . . . . .  58
  Section 8.05      Deposited Money and Government Securities to be Held in Trust; Other Miscellaneous Provisions . .  60
  Section 8.06      Repayment to the Company  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  61
  Section 8.07      Reinstatement   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  61

                                                        ARTICLE 9
                                             AMENDMENT, SUPPLEMENT AND WAIVER

  Section 9.01      Without Consent of Holders  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  62
  Section 9.02      With Consent of Holders   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  62
  Section 9.03      Compliance with Trust Indenture Act   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  64
  Section 9.04      Revocation and Effect of Consents   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  64
  Section 9.05      Notation on or Exchange of Notes  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  64
  Section 9.06      Trustee to Sign Amendments, etc.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  64

                                                                                                                     Page
                                                                                                                     ----
                                                        ARTICLE 10
                                                  SUBSIDIARY GUARANTEES

  Section 10.01     Subsidiary Guarantees   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  65
  Section 10.02     Execution and Delivery of Subsidiary Guarantees   . . . . . . . . . . . . . . . . . . . . . . . .  66
  Section 10.03     Subsidiary Guarantors May Consolidate, etc., on Certain Terms   . . . . . . . . . . . . . . . . .  67
  Section 10.04     Releases Following Sale of Assets   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  68
  Section 10.05     Limitation of Subsidiary Guarantor's Liability  . . . . . . . . . . . . . . . . . . . . . . . . .  68
  Section 10.06     Application of Certain Terms and Provisions to the Subsidiary Guarantors. . . . . . . . . . . . .  69
  Section 10.07     Release of Subsidiary Guarantees  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  69
  Section 10.08     Subordination of Subsidiary Guarantees  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  69

                                                        ARTICLE 11
                                                      SUBORDINATION

  Section 11.01     Agreement to Subordinate  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  70
  Section 11.02     Liquidation; Dissolution; Bankruptcy  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  70
  Section 11.03     Default on Designated Senior Debt   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  71
  Section 11.04     Acceleration of Notes   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  71
  Section 11.05     When Distribution Must Be Paid Over   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  71
  Section 11.06     Notice by Company.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  72
  Section 11.07     Subrogation   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  72
  Section 11.08     Relative Rights   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  73
  Section 11.09     Subordination May Not Be Impaired by Company  . . . . . . . . . . . . . . . . . . . . . . . . . .  73
  Section 11.10     Distribution or Notice to Representative  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  74
  Section 11.11     Rights of Trustee and Paying Agent  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  74
  Section 11.12     Authorization to Effect Subordination   . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  74
  Section 11.13     Amendments  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  75

                                                                                                                     Page
                                                                                                                     ----
                                                            ARTICLE 12
                                                          MISCELLANEOUS

  Section 12.01     Trust Indenture Act Controls  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  75
  Section 12.02     Notices   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  75
  Section 12.03     Communication by Holders with Other Holders   . . . . . . . . . . . . . . . . . . . . . . . . . .  76
  Section 12.04     Certificate and Opinion as to Conditions Precedent  . . . . . . . . . . . . . . . . . . . . . . .  76
  Section 12.05     Statements Required in Certificate or Opinion   . . . . . . . . . . . . . . . . . . . . . . . . .  76
  Section 12.06     Rules by Trustee and Agents   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  77
  Section 12.07     Legal Holidays  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  77
  Section 12.08     No Recourse Against Others  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  77
  Section 12.09     Duplicate Originals   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  77
  Section 12.10     Governing Law   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  77
  Section 12.11     No Adverse Interpretation of Other Agreements   . . . . . . . . . . . . . . . . . . . . . . . . .  78
  Section 12.12     Successors  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  78
  Section 12.13     Severability  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  78
  Section 12.14     Counterpart Originals   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  78
  Section 12.15     Table of Contents, Headings, etc.   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  78

  SIGNATURES  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  79


                                    EXHIBITS

Exhibit A                 Form of Note

Exhibit B-1               Form of Certificate for Exchange or Registration of
                          Transfer of Certificated Notes

Exhibit B-2               Form of Certificate for Exchange or Registration of
                          Transfer From Rule 144A Global Note to Certificated
                          Note

Exhibit B-3               Form of Certificate for Exchange or Registration of
                          Transfer From Certificated Note to Rule 144A Global
                          Note

Exhibit C                 Form of Supplemental Indenture

         INDENTURE dated as of August 1, 1997, among HydroChem Industrial Services, Inc., a Delaware corporation (the "Company"), HydroChem
International, Inc., a Delaware corporation, as guarantor, and Norwest Bank, Minnesota, N.A., a national banking association, as trustee ("Trustee").

         Each party agrees as follows for the benefit of each other and for the equal and ratable benefit of the Holders of the 10 3/8% Series A Senior Subordinated Notes due 2007 (the "Series A Notes") and the 10 3/8% Series B Senior Subordinated Notes due 2007 (the "Series B Notes" and, together with the Series A Notes, the "Notes") of the Company:

                                   ARTICLE 1
                         DEFINITIONS AND INCORPORATION
                                  BY REFERENCE

SECTION 1.01     DEFINITIONS

                 "Acquired Debt" means (i) Indebtedness of any Person existing at the time such Person became a Restricted Subsidiary or is merged with or into the Company or a Restricted Subsidiary, including, without limitation, Indebtedness incurred in connection with, or in contemplation of, such other Person becoming a Restricted Subsidiary or merging with or into the Company or a Restricted Subsidiary, and (ii) Indebtedness secured by a Lien encumbering any asset acquired by the Company or any Restricted Subsidiary.

                 "Affiliate" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, "control" (including, with correlative meanings, the terms "controlling," "controlled by" and "under common control with"), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise; provided that, with respect to Parent and the Company only, beneficial ownership of 10% or more of the voting securities of Parent or the Company shall be deemed to be control.

                 "Agent" means any Registrar, Paying Agent or co-registrar.

                 "Agent Members" means any member of, or participant in, the Depositary.

                 "Applicable Procedures" means, with respect to any transfer or exchange of beneficial interests in a Global Note, the rules and procedures of the Depositary that are applicable to such transfer or exchange.

                 "Asset Sale" means (i) the sale, lease, conveyance or other disposition of any assets (including, without limitation, by way of a sale and leaseback) other than sales or dispositions of Cash Equivalents and inventory in the ordinary course of business (provided that the sale, lease, conveyance or other disposition of all or substantially all of the assets of the Company and its Restricted Subsidiaries taken as a whole will be governed by the provisions of Section 4.06 hereof and/or the provisions of Section 5.01 hereof and not by the provisions of Section 4.07) hereof, and

(ii) the issue or sale by the Company or any of its Restricted Subsidiaries of Equity Interests of any of the Company's Restricted Subsidiaries, in the case of either clause (i) or (ii), whether in a single transaction or a series of related transactions (a) that have a fair market value in excess of $2,000,000 or (b) for net proceeds in excess of $2,000,000. Notwithstanding the foregoing: (i) a transfer of assets by the Company to a Wholly-Owned Restricted Subsidiary or by a Wholly-Owned Restricted Subsidiary to the Company or to another Wholly-Owned Restricted Subsidiary, (ii) an issuance of Equity Interests by a Wholly-Owned Restricted Subsidiary to the Company or to another Wholly-Owned Restricted Subsidiary, and (iii) a Restricted Payment that is permitted by Section 4.08 hereof will not be deemed to be Asset Sales. Notwithstanding the foregoing, the term "Asset Sale" shall not include any sale, lease, conveyance, transfer or disposition of all or any part of the assets of its HII's Singapore branch, having a cumulative value not to exceed $2,500,000, in exchange for any combination of cash, Cash Equivalents, assets or Equity Interests in a Person having operations in Southeast Asia; provided that if assets or Equity Interests are received in connection with such disposition, such assets must be useful in, or the Person whose Equity Interests are received must be in, the Company's or HII's business or any business similar or reasonably related thereto.

                 "Authentication Order" means an Officer's Certificate ordering the Trustee to authenticate Notes.

                 "Bankruptcy Law" means Title II, U.S. Code or any similar federal or state law for the relief of debtors.

                 "Board of Directors" means the Board of Directors of the Company or any authorized committee of the Board of Directors.

                 "Board Resolution" means a resolution duly adopted by the Board of Directors of the Company.

                 "Business Day" means any day other than a Legal Holiday.

                 "Capital Lease Obligation" means, at the time any determination thereof is to be made, the discounted present value of the liability in respect of a capital lease that would at such time be required to be capitalized on a balance sheet of such Person in accordance with GAAP.

                 "Capital Stock" means (i) in the case of a corporation, corporate stock, (ii) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock, (iii) in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited), and (iv) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

                 "Cash Equivalents" means (i) United States dollars or foreign currency that is readily exchangeable into United States dollars, (ii) securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality thereof having maturities of not more than 12 months from the date of acquisition, (iii) certificates of deposit and Eurodollar time deposits with maturities of 12 months or less from the date of acquisition, bankers' acceptances with maturities not exceeding 12 months and overnight bank deposits, in each case with any domestic commercial bank having capital and surplus in excess of $500,000,000 and a Keefe Bank Watch Rating of "B" or better, (iv) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clauses (ii) and (iii) above entered into with any financial institution meeting the qualifications specified in clause (iii) above, and (v) commercial paper having the highest rating obtainable from Moody's Investors Service, Inc. or Standard & Poor's Corporation and in each case maturing within 12 months after the date of acquisition.

                 "Certificated Notes" means Notes that are in the form of the Notes attached hereto as Exhibit A-1, that do not include the information called for by footnotes 1 and 2 thereof.

                 "Change of Control" means the occurrence of any of the following events: (i) the sale, lease, transfer, conveyance, barter or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the assets of Parent or the Company and its Restricted Subsidiaries taken as a whole to any "person" (as such term is used in Section 13(d)(3) of the Exchange Act) other than the Principals or their Related Parties, (ii) the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any "person", other than the Principals and their Related Parties, becomes the "beneficial owner" (as such term is defined in Rule 13d-3 and Rule 13d-5 under the Exchange Act, except that a person shall be deemed to have "beneficial ownership" of all securities that such person has the right to acquire, whether such right is currently exercisable or is exercisable only upon the occurrence of a subsequent condition), directly or indirectly, of more than 50% of the Voting Stock of Parent or the Company (measured by voting power rather than number of shares), (iii) the first day on which a majority of the members of the Board of Directors of Parent or the Company are not Continuing Directors, or (iv) Parent or the Company consolidates with, or merges with or into, any Person (other than a consolidation or merger of Parent and the Company), or any Person consolidates with, or merges with or into, Parent or the Company, pursuant to a transaction in which any of the outstanding Voting Stock of Parent or the Company is converted into or exchanged for cash, securities or other property, other than any such transaction where the majority of the members of the Board of Directors of such Person are Continuing Directors.

                 "Commission" or "SEC" means the Securities and Exchange Commission.

                 "Company" means HydroChem Industrial Services, Inc., a Delaware corporation.

                 "Consolidated Cash Flow" means, with respect to the Company for any period, the Consolidated Net Income of the Company and its Restricted Subsidiaries for such period plus (i) an amount equal to any extraordinary loss, extraordinary provision or provision for restructuring operations plus any net loss realized in connection with an Asset Sale (to the extent such losses were deducted in computing such Consolidated Net Income), plus (ii) provision for taxes based on income or profits of the Company and its Restricted Subsidiaries for such period, to the extent that such provision for taxes was included in computing such Consolidated Net Income, plus (iii) consolidated interest expense of the Company and its Restricted Subsidiaries for such period, whether paid or accrued and whether or not capitalized (including, without limitation, amortization of debt issuance costs and original issue discount, non-cash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with Capital Lease Obligations, commissions, discounts and other fees and charges incurred in respect of letter of credit or bankers' acceptance financings, and net payments (if any) pursuant to Hedging Obligations), to the extent that any such expense was deducted in computing such Consolidated Net Income, plus (iv) depreciation, amortization (including amortization of goodwill and other intangibles but excluding amortization of prepaid cash expenses that were paid in a prior period) and other non-cash expenses (excluding any such non-cash expense to the extent that it represents an accrual of or reserve for cash expenses in any future period or amortization of a prepaid cash expense that was paid in a prior period) of the Company and its Restricted Subsidiaries for such period to the extent that such depreciation, amortization and other non-cash expenses were deducted in computing such Consolidated Net Income minus (v) non-cash write-ups increasing such Consolidated Net Income for such period, in each case, on a consolidated basis and determined in accordance with GAAP; provided that Consolidated Net Income shall exclude the impact of foreign currency translations. Notwithstanding the foregoing, the provision for taxes on the income or profits of, and the depreciation and amortization and other non-cash charges of, a Restricted Subsidiary of the referenced Person shall be added to Consolidated Net Income to compute Consolidated Cash Flow only to the extent that a corresponding amount would be permitted at the date of determination to be distributed to the Company by such Restricted Subsidiary either (i) without prior governmental approval or (ii) with governmental approval that has been obtained or that could readily and reasonably be obtained, and without direct or indirect restriction pursuant to the terms of its charter and all agreements, instruments, judgments, decrees, orders, statutes, rules and governmental regulations applicable to that Restricted Subsidiary or its stockholders.

                 "Consolidated Net Income" means, with respect to the Company for any period, the aggregate of the Net Income of the Company and its Restricted Subsidiaries for such period, on a consolidated basis, determined in accordance with GAAP and excluding any extraordinary loss that will be incurred as a result of the application of the net proceeds from the issuance of the Notes; provided that (i) the Net Income (but excluding, in all events, any loss) of any Person that is not a Restricted Subsidiary or that is accounted for by the equity method of accounting shall be included only to the extent of the amount of dividends or distributions paid in cash to the referenced Person or a Wholly-Owned Restricted Subsidiary thereof, (ii) the Net Income of any Restricted Subsidiary shall be excluded to the extent that the declaration or payment of dividends or similar distributions by that Restricted Subsidiary of that Net Income is not at the date of determination permitted without any prior governmental approval (unless such governmental approval could be readily and reasonably obtained) or, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Subsidiary or its stockholders, (iii) the Net Income of any Person acquired in a pooling of interests transaction for any period prior to the date of such acquisition shall be excluded, and (iv) the cumulative effect of a change in accounting principles shall be excluded.

                 "Consolidated Net Worth" means, with respect to any Person as of any date, the sum of (i) the consolidated equity of the common stockholders of such Person and its consolidated Subsidiaries as of such date plus (ii) the respective amounts reported on such Person's balance sheet as of such date with respect to any series of preferred stock (other than Disqualified Stock) that by its terms is not entitled to the payment of dividends unless such dividends may be declared and paid only out of net earnings in respect of the year of such declaration and payment, but only to the extent of any cash received by such Person upon issuance of such preferred stock, less (x) all write-ups (other than write-ups resulting from foreign currency translations and write-ups of tangible assets of a going concern business made within 12 months after the acquisition of such business) subsequent to the Issue Date in the book value of any asset owned by such Person or a consolidated Subsidiary of such Person, (y) all investments as of such date in unconsolidated Subsidiaries and in Persons that are not Subsidiaries (except, in each case, Permitted Investments), and (z) all unamortized debt discount and expense and unamortized deferred charges, excluding goodwill and other purchased intangibles, as of such date, all of the foregoing determined in accordance with GAAP.

                 "Continuing Directors" means, as of any date of determination, any member of the Board of Directors of the Company or the Parent who (i) was a member of such Board of Directors on the Issue Date, (ii) was nominated for election or elected to such Board of Directors pursuant to the Stockholders Agreement at any time or from time to time, or (iii) was nominated or elected by a majority of the Continuing Directors who were members of such Board at the time of such nomination or election.

                 "Corporate Trust Office of the Trustee" shall be at the address of the Trustee specified in Section 12.02 or such other address as the Trustee may give notice to the Company.

                 "Default" means any event that is or with the passage of time or the giving of notice or both would be an Event of Default.

                 "Depositary" means, with respect to the Notes issuable or issued in whole or in part in global form, the Person specified in Section 2.03 hereof as the Depositary with respect to the Notes, until a successor shall have been appointed and become such Depositary pursuant to the applicable provision of this Indenture, and, thereafter, "Depositary" shall mean or include such successor.

                 "Designated Senior Debt" means (i) any Indebtedness outstanding under the New Credit Facility, and (ii) any other Senior Debt permitted under this Indenture the principal amount of which is $25,000,000 or more and that has been designated by the Company as "Designated Senior Debt" by the filing with the Trustee of a Board Resolution giving effect to such designation.

                 "Disqualified Stock" means any Capital Stock that, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the Holder thereof, in whole or in part, on or prior to the date that is 91 days after the date on which the Notes mature; provided that Capital Stock issued to employees pursuant to agreements providing that the employee may require the Company to repurchase such Capital Stock in certain circumstances shall not be deemed to be Disqualified Stock if such agreements provide that the repurchase rights are subject to the limitations on such repurchases set forth in Section 4.08.

                 "Dollars" and "$" means lawful money or currency of the United States of America.

                 "Equity Interests" means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

                 "Equity Offering" means a public or private offering of the Capital Stock of the Company, Parent or any Subsidiary of the Company or Parent.

                 "Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time.

                 "Exchange Offer" means the offer that may be made by the Company pursuant to the Registration Rights Agreement to exchange Series B Notes for Series A Notes.

                 "Existing Indebtedness" means up to $3,000,000 in aggregate principal amount of Indebtedness (including outstanding undrawn letters of credit) of the Company and its Restricted Subsidiaries in existence on the Issue Date after application of the net proceeds from the Company's sale of the Notes, until such amounts are repaid.

                 "Excluded Restricted Subsidiary" means any Wholly-Owned Restricted Subsidiary principally engaged in a business similar to that of the Company or any of its Restricted Subsidiaries or any business reasonably related thereto and domiciled outside the United States of America so long as the issuance of a Subsidiary Guarantee by such Subsidiary would, as determined in a resolution of the Board of Directors (based on written advice from an independent accounting firm of national standing) set forth in an Officer's Certificate delivered to the Trustee, create a material tax disadvantage.

                 "Fixed Charges" means, with respect to the Company for any period, the sum, without duplication, of (i) the consolidated interest expense of the Company and its Restricted Subsidiaries for such period, whether paid or accrued (including, without limitation, amortization of debt issuance costs and original issue discount, non-cash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with Capital Lease Obligations, commissions, discounts and other fees and charges incurred in respect of letter of credit or bankers' acceptance financings, and net payments (if any) pursuant to Hedging Obligations), and
(ii) the consolidated interest expense of the Company and its Restricted Subsidiaries that was capitalized during such period, and (iii) any interest expense on Indebtedness of another Person that is Guaranteed by the Company or one of its Restricted Subsidiaries or secured by a Lien on assets of the Company or one of its Restricted Subsidiaries (whether or not such Guarantee or Lien is called upon), and (iv) the product of (a) all dividend payments, whether or not in cash, on any series of preferred stock of the Company or any of its Restricted Subsidiaries, other than dividend payments on Equity Interests payable solely in Equity Interests of the Company and dividend payments from Restricted Subsidiaries to the Company, times (b) a fraction, the numerator of which is one and the denominator of which is one minus the then current combined federal, state and local statutory tax rate of the Company, expressed as a decimal, in each case, on a consolidated basis and in accordance with GAAP.

                 "Fixed Charge Coverage Ratio" means with respect to the Company for any period, the ratio of the Consolidated Cash Flow of the Company for such period to the Fixed Charges of the Company for such period. In the event that the Company or any of its Restricted Subsidiaries incurs, assumes, Guarantees or redeems any Indebtedness (other than revolving credit borrowings) or issues preferred stock subsequent to the commencement of the period for which the Fixed Charge Coverage Ratio is being calculated but prior to the date on which the event for which the calculation of the Fixed Charge Coverage Ratio is made (the "Calculation Date"), then the Fixed Charge Coverage Ratio shall be calculated giving pro forma effect to such incurrence, assumption, Guarantee or redemption of Indebtedness, or such issuance or redemption of preferred stock, as if the same had occurred at the beginning of the applicable four-quarter reference period. In addition, for purposes of making the computation referred to above, (i) acquisitions that have been made by the Company or any of its Restricted Subsidiaries, including through mergers or consolidations and including any related financing transactions, during the four-quarter reference period or subsequent to such reference period and on or prior to the Calculation Date shall be deemed to have occurred on the first day of the four-quarter reference period and Consolidated Cash Flow for such reference period shall be calculated without giving effect to clause (iii) of the proviso set forth in the definition of Consolidated Net Income, and (ii) the Consolidated Cash Flow attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses disposed of prior to the Calculation Date, shall be excluded, and (iii) the Fixed Charges attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses disposed of prior to the Calculation Date, shall be excluded, but only to the extent that the obligations giving rise to such Fixed Charges will not be obligations of the Company or any of its Restricted Subsidiaries following the Calculation Date.

                 "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, which are in effect on the Issue Date; provided that all reports and other financial information provided by the Company to the Holders, the Trustee and/or the Commission shall be prepared in accordance with GAAP, as in effect on the date of such report or other financial information.

                 "Global Note" means the Rule 144A Global Note.

                 "Government Securities" means direct obligations of, or obligations guaranteed by, the United States of America, or any agency or instrumentality thereof for the payment of which obligations or guarantee the full faith and credit of the United States of America is pledged.

                 "Guarantee" means a guarantee (other than by endorsement of negotiable instruments for collection in the ordinary course of business), direct or indirect, in any manner (including, without limitation, letters of credit and reimbursement agreements in respect thereof), of all or any part of any Indebtedness.

                 "Hedging Obligations" means, with respect to any Person, the obligations of such Person under (i) interest rate swap agreements, interest rate cap agreements and interest rate collar agreements, (ii) other agreements or arrangements designed to protect such Person against fluctuations in interest rates, or (iii) agreements or arrangements designed to protect such Person against fluctuations in foreign currency exchange rates.

                 "HII" means HydroChem International, Inc., a Delaware corporation.

                 "Holder" means a Person in whose name a Note is registered.

                 "Indebtedness" means, with respect to any Person, any indebtedness of such Person, whether or not contingent, in respect of borrowed money or evidenced by bonds, notes, debentures or similar instruments or letters of credit (or, without double counting, reimbursement agreements in respect thereof) or bankers' acceptances or representing Capital Lease Obligations or the balance deferred and unpaid of the purchase price of any property or representing any Hedging Obligations, except any such balance that constitutes an accrued expense or trade payable, if and to the extent any of the foregoing indebtedness (other than letters of credit and Hedging Obligations) would appear as a liability upon a balance sheet of such Person prepared in accordance with GAAP, as well as all indebtedness of others secured by a Lien on any asset of such Person (whether or not such indebtedness is assumed by such Person) and, to the extent not otherwise included, the Guarantee by such Person of any indebtedness of any other Person.

                 "Indenture" means this Indenture, as amended or supplemented from time to time.

                 "Initial Purchaser" means Donaldson, Lufkin & Jenrette Securities Corporation.

                 "Investments" means, with respect to any Person, all investments by such Person in other Persons (including Affiliates) in the forms of direct or indirect loans (including guarantees of Indebtedness or other obligations), advances or capital contributions (excluding any advances to customers and any commission, travel, moving, relocation or similar advances to officers and employees made in the ordinary course of business), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities, together with all items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP. If the Company or any Restricted Subsidiary of the Company sells or otherwise disposes of any Equity Interests of any direct or indirect Restricted Subsidiary of the Company such that, after giving effect to any such sale or disposition, such Person is no longer a Restricted Subsidiary of the Company, the Company shall be deemed to have made an Investment on the date of any such sale or disposition equal to the fair market value of the Equity Interests of such Restricted Subsidiary not sold or disposed of in an amount determined as provided in the final paragraph of Section 4.08.

                 "Issue Date" means August 4, 1997, the date on which the Series A Notes are originally issued.

                 "Legal Holiday" means a Saturday, a Sunday or a day on which banking institutions in The City of New York or at a place of payment or authorized or obligated by law, regulation or executive order to remain.

                 "Lien" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law (including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction) (other than with respect to an operating lease).

                 "Liquidated Damages" means all liquidated damages owing pursuant to Section 5 of the Registration Rights Agreement.

                 "Net Income" means, with respect to the Company, the net income or loss of the Company and its Restricted Subsidiaries, determined in accordance with GAAP and before any reduction in respect of preferred stock dividends, excluding, however, (i) any gain (but not loss), together with any related provision for taxes on such gain (but not loss), realized in connection with (a) any Asset Sale (including, without limitation, dispositions pursuant to sale and leaseback transactions), or (b) the disposition of any securities by the Company or any of its Restricted Subsidiaries or the extinguishment of any Indebtedness of the Company or any of its Restricted Subsidiaries, and (ii) any extraordinary or nonrecurring gain (but not loss), together with any related provision for taxes on such extraordinary or nonrecurring gain (but not loss).

                 "Net Proceeds" means the aggregate cash proceeds received by the Company or any of its Restricted Subsidiaries in respect of any Asset Sale (including, without limitation, any cash received upon the sale or other disposition of any non-cash consideration received in any Asset Sale), net of the direct costs relating to such Asset Sale (including, without limitation, legal, accounting and investment banking fees, and sales commissions) and any travel or relocation expenses incurred as a result thereof, taxes (including income taxes) paid or payable as a result thereof, or as a result of required prepayments or repayments of Indebtedness resulting in the permanent reduction thereof (after taking into account any available tax credits or deductions and any tax sharing arrangements), amounts required to be applied to repay Indebtedness secured by a Lien on such asset or assets (other than pursuant to the New Credit Facility) and any reserve for adjustment in respect of the sale price of such asset or assets established in accordance with GAAP.

                 "New Credit Facility" means that certain Credit Facility pursuant to which, following the Company's sale of the Notes, the Company anticipates that it will obtain a revolving or term loan in an aggregate amount not to exceed $25,000,000.

                 "Note Custodian" means the Trustee, as custodian with respect to the Global Note, or any successor entity thereto.

                 "Obligations" means any principal, interest, penalties, fees, indemnifications, reimbursements, costs, expenses, damages and other liabilities payable under the documentation governing any Indebtedness.

                 "Officer" means, with respect to any Person, the Chief Executive Officer, the President, the Chief Financial Officer, the Treasurer, any Assistant Treasurer, the Controller, the Secretary or any Vice President thereof.

                 "Officer's Certificate" means a certificate signed on behalf of the Company by an Officer, who must be the principal executive officer, principal financial officer or principal accounting officer of the Company.

                 "Opinion of Counsel" means an opinion from legal counsel who is reasonably acceptable to the Trustee. Except with respect to any opinion delivered pursuant to Article 8, the counsel may be an employee of or counsel to the Company.

                 "Parent" means HydroChem Holding, Inc., a Delaware corporation.

                 "Permitted Investments" means: (a) any Investments in the Company or in a Restricted Subsidiary (other than an Excluded Restricted Subsidiary) of the Company; (b) any Investments in Cash Equivalents, to the extent that any such Investment is not made for speculative investment purposes; (c) any Investments by the Company or any Restricted Subsidiary of the Company in a Person, if as a result of any such Investment (i) such Person becomes a Restricted Subsidiary (other than an Excluded Restricted Subsidiary) of the Company, or (ii) such Person is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, the Company or a Restricted Subsidiary (other than an Excluded Restricted Subsidiary) of the Company; (d) any Restricted Investment made as a result of the receipt of non-cash consideration from an Asset Sale that was made pursuant to and in compliance with Section 4.07; (e) any acquisition of assets in exchange for the issuance of Equity Interests (other than Disqualified Stock) of the Company; (f) loans and advances to officers, directors and employees for business-related travel expenses, moving or relocation expenses and other similar expenses, in each case incurred in the ordinary course of business; (g) Hedging Obligations included in the definition of Permitted Debt; (h) advances to employees not exceeding $500,000 outstanding at any one time, in the aggregate; (i) Investments, including the acquisition of assets, Equity Interests or other securities, the payment for which consists of Equity Interests of the Company (exclusive of Disqualified Stock); and (j) Investments by the Company or its Restricted Subsidiaries in its Excluded Restricted Subsidiaries, the aggregate outstanding amount of which does not exceed 7.5% of the first $500,000,000 of consolidated total assets of the Company and its Restricted Subsidiaries, plus 5% of such total assets in excess of $500,000,000.

                 "Permitted Junior Securities" means Equity Interests in the Company or unsecured debt securities that (i) are subordinated to all Senior Debt (and any debt securities issued in exchange for Senior Debt) on terms at least as favorable to the Senior Debt as those contained in Article 11 hereof,
(ii) may be guaranteed by the Subsidiary Guarantors on terms at least as favorable to the Senior Debt as those contained in the Subsidiary Guarantees, and (iii) have a final maturity and weighted average life to maturity which is the same as or greater than, the Notes.

                 "Permitted Liens" means: (i) Liens securing Senior Debt or Senior Debt of any Restricted Subsidiary that were permitted by the terms hereof to be incurred, (ii) Liens in favor of the Company or any Restricted Subsidiary, (iii) Liens on property of a Person existing at the time such Person is merged into or consolidated with the Company or any Restricted Subsidiary of the Company; provided that such Liens were in existence prior to the contemplation of such merger or consolidation and do not extend to any assets other than those of the Person merged into or consolidated with the Company or any Restricted Subsidiary, (iv) Liens on property existing at the time of acquisition thereof by the Company or any Restricted Subsidiary of the Company; provided that such Liens were in existence prior to the contemplation of such acquisition, (v) Liens to secure the performance of statutory obligations, surety or appeal bonds, performance bonds or other obligations of a like nature incurred in the ordinary course of business, (vi) Liens existing on the Issue Date, (vii) Liens to secure Indebtedness (including Capital Lease Obligations) permitted by clause (viii) of the second paragraph of Section 4.09 covering only the assets acquired with such Indebtedness and accessions, modifications, products and proceeds thereof, (viii) Liens for taxes, assessments or governmental charges or claims that are not yet delinquent or that are being contested in good faith by appropriate proceedings promptly instituted and diligently concluded; provided that any reserve or other appropriate provision as shall be required in conformity with GAAP shall have been made therefor, (ix) encumbrances and restrictions consisting of zoning restrictions, easements or other restrictions on the use of real property, which do not materially impair the use thereof for the purpose intended, and none of which is violated by existing or proposed structures or land use, and
(x) Liens incurred in the ordinary course of business of the Company or any Restricted Subsidiary with respect to obligations that do not exceed $5,000,000 at any one time outstanding and that (a) are not incurred in connection with the borrowing of money or the obtaining of advances or credit (other than trade credit in the ordinary course of business), and (b) do not in the aggregate materially detract from the value of the property or materially impair the use thereof in the operation of business by the Company or such Restricted Subsidiary.

                 "Permitted Refinancing Indebtedness" means any Indebtedness of the Company or any Restricted Subsidiary issued in exchange for, or the net proceeds of which are used to extend, refinance, renew, replace, defease or refund other Indebtedness of the Company or any Restricted Subsidiary; provided that: (i) the principal amount (or accreted value, if applicable) of such Permitted Refinancing Indebtedness does not exceed the principal amount of (or accreted value, if applicable), plus accrued interest on, the Indebtedness so extended, refinanced, renewed, replaced, defeased or refunded (plus the amount of premiums, prepayments, penalties, and reasonable expenses incurred in connection therewith), (ii) such Permitted Refinancing Indebtedness has a final maturity date equal to or later than the final maturity date of, and has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded, (iii) if the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded is subordinated in right of payment to the Notes, such Permitted Refinancing Indebtedness has a final maturity date later than the final maturity date of, and is subordinated in right of payment to, the Notes on terms at least as favorable to the Holders of Notes as those contained in the documentation governing the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded, and (iv) such Indebtedness is incurred either by the Company or by the Restricted Subsidiary who is the obligor on the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded.

                 "Person" means any individual, corporation, limited liability company, partnership, association, joint stock company, trust or trustee thereof, estate or executor thereof, unincorporated organization or joint venture.

                 "Principals" means Citicorp Venture Capital, Ltd., BT Capital Partners, Inc., LKCM Venture Partners I Ltd., World Equity Partners, L.P., CCT Partners II, L.P., HES Management, Inc., Heller Financial, Inc. and B. Tom Carter, Jr.

                 "Registration Rights Agreement" means the Registration Rights Agreement, dated as of the Issue Date, by and among the Company and the other parties named on the signature pages thereof, as such agreement may be amended, modified or supplemented from time to time.

                 "Related Party" with respect to any Principal means (i) any controlling stockholder, 80% (or more) owned Subsidiary, or any spouse or immediate family member (in the case of an individual) of such Principal, or
(ii) any trust, corporation, partnership or other entity, the beneficiaries, stockholders, partners, owners or Persons beneficially holding an 80% or more controlling interest of which consist of such Principal and/or such other Persons referred to in the immediately preceding clause (i).

                 "Representative" means (i) the administrative agent under the New Credit Facility, or (ii) the indenture trustee or other trustee, agent or representative for any other Senior Debt.

                 "Responsible Officer" when used with respect to the Trustee, means any officer within the Corporate Trust Office (or any successor group of the Trustee) assigned by the Trustee to administer the Indenture in its corporate trust department.

                 "Restricted Investment" means an Investment other than a Permitted Investment.

                 "Restricted Subsidiary" means (i) each direct or indirect Subsidiary of the Company existing on the date of the Indenture, and (ii) any other direct or indirect Subsidiary of the Company formed, acquired or existing after the date of the Indenture, in each case which is not designated by the Board of Directors as an "Unrestricted Subsidiary."

                 "Rule 144A" means Rule 144A promulgated under the Securities
Act.

                 "Rule 144A Global Note" means a permanent global note that contains the paragraph referred to in footnote 1 and the additional schedule referred to in footnote 2 to the form of the Note attached hereto as Exhibit A-1, and that is deposited with and registered in the name of the Depositary, representing Notes sold in reliance on Rule 144A.

                 "Securities Act" means the Securities Act of 1933, as amended from time to time.

                 "Senior Debt" means (i) all Obligations (including without limitation interest accruing after a filing of a petition in bankruptcy whether or not such interest is an allowable claim in such proceeding) of the Company under the New Credit Facility, and (ii) any other Indebtedness permitted to be incurred by the Company under the terms hereof, unless the instrument under which such Indebtedness is incurred expressly provides that it is on a parity with or subordinated in right of payment to the Notes. Notwithstanding anything to the contrary in the foregoing, Senior Debt will not include, (w) any liability for federal, state, local or other taxes owed or owing by the Company, (x) any Indebtedness of the Company to any of its Subsidiaries or other Affiliates, (y) any trade payables or instruments evidencing such liability, or (z) any Indebtedness that is incurred in violation of this Indenture.

                 "Senior Debt of the Subsidiary Guarantor" means (i) all Guarantees by the Subsidiary Guarantor of Obligations (including without limitation interest accruing after a filing of a petition in bankruptcy whether or not such interest is an allowable claim in such proceeding) of the Company under the New Credit Facility and (ii) any Indebtedness permitted to be incurred by the Subsidiary Guarantor under the terms hereof, unless the instrument under which such Indebtedness is incurred expressly provides that such Guarantee is on a parity with or subordinated in right of payment to the Subsidiary Guarantees. Notwithstanding anything to the contrary in the foregoing, Senior Debt of the Subsidiary Guarantor will not include (x) any liability for federal, state, local or other taxes owed by the Company, any of its Subsidiaries or other Affiliates thereof, (y) any trade payables or instruments evidencing such liability, or (z) any Indebtedness that is incurred in violation of this Indenture.

                 "Significant Subsidiary" means any Restricted Subsidiary that would be a "significant subsidiary" as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act, as such Regulation is in effect on the date hereof.

                 "Stated Maturity" means, with respect to any installment of interest or principal on any series of Indebtedness, the date on which such payment of interest or principal was scheduled to be paid in the original documentation governing such Indebtedness or as amended on or prior to the date hereof, and shall not include any contingent obligations to repay, redeem or repurchase any such interest or principal prior to the date originally scheduled for the payment thereof.

                 "Stockholders Agreement" means the Stockholders Agreement dated as of December 15, 1993, and as amended on January 10, 1995, by and among Parent and all of its stockholders.

                 "Subsidiary" means, with respect to any Person, (i) any corporation, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person (or a combination thereof), and (ii) any partnership (a) the sole general partner or the managing general partner of which is such Person or a Subsidiary of such Person or (b) the only general partners of which are such Person or of one or more Subsidiaries of such Person (or any combination thereof).

                 "Subsidiary Guarantees" means the guarantees executed by the Subsidiary Guarantors, substantially in the form of the guarantee attached to Exhibit A hereto.

                 "Subsidiary Guarantors" means HII and all future direct or indirect subsidiaries of the Company or any Subsidiary Guarantor that execute a Subsidiary Guarantee in accordance with the provisions hereof, and their respective successors and assigns.

                 "TIA" means the Trust Indenture Act of 1939 (15 U.S.C. Sections 77aaa-77bbbb) as in effect on the date on which this Indenture is qualified under the TIA.

                 "Transfer Restricted Securities" means securities that bear or are required to bear the legend set forth in Section 2.06 hereof.

                 "Trustee" means the party named as such above until a successor replaces it in accordance with the applicable provisions of this Indenture and thereafter means the successor serving hereunder.

                 "Unrestricted Subsidiary" means (i) any Subsidiary that is designated by the Board of Directors as an Unrestricted Subsidiary in accordance with Section 4.14 hereof, and (ii) any Subsidiary of an Unrestricted Subsidiary.

                 "Voting Stock" of any Person as of any date means the Capital Stock of such Person that is at the time entitled to vote in the election of the Board of Directors of such Person.

                 "Weighted Average Life to Maturity" means, when applied to any Indebtedness at any date, the number of years obtained by dividing (i) the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof, by (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment, by (ii) the then outstanding principal amount of such Indebtedness.

                 "Wholly-Owned Restricted Subsidiary" of any Person means any Restricted Subsidiary of such Person all of the outstanding Capital Stock or other ownership interests of which (other than directors' qualifying shares or any similar de minimis requirements of applicable law) shall at the time be owned by such Person or by one or more Wholly-Owned Restricted Subsidiaries of such Person.

SECTION 1.02     OTHER DEFINITIONS

                                                                 Defined in
                 Term                                              Section
                 ----                                           -------------
"Affiliate Transaction" . . . . . . . . . . . . . . . . . . . . .   4.12
"Asset Sale Offer"  . . . . . . . . . . . . . . . . . . . . . . .   4.07
"Asset Sale Offer Period" . . . . . . . . . . . . . . . . . . . .   4.07
"Asset Sale Offer Purchase Date"  . . . . . . . . . . . . . . . .   4.07
"Benefitted Party"  . . . . . . . . . . . . . . . . . . . . . . .  10.01
"Change of Control Offer" . . . . . . . . . . . . . . . . . . . .   4.06
"Change Of Control Offer Period"  . . . . . . . . . . . . . . . .   4.06
"Change of Control Payment" . . . . . . . . . . . . . . . . . . .   4.06
"Change of Control Purchase Date" . . . . . . . . . . . . . . . .   4.06
"Covenant Defeasance" . . . . . . . . . . . . . . . . . . . . . .   8.03
"Custodian" . . . . . . . . . . . . . . . . . . . . . . . . . . .   6.01
"DTC" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2.03
"Event of Default"  . . . . . . . . . . . . . . . . . . . . . . .   6.01
"Excess Proceeds" . . . . . . . . . . . . . . . . . . . . . . . .   4.07
"Legal Defeasance"  . . . . . . . . . . . . . . . . . . . . . . .   8.02
"Legal Holiday" . . . . . . . . . . . . . . . . . . . . . . . . .  12.07
"Net Proceeds"  . . . . . . . . . . . . . . . . . . . . . . . . .   4.07
"Paying Agent"  . . . . . . . . . . . . . . . . . . . . . . . . .   2.03
"Payment Blockage Notice" . . . . . . . . . . . . . . . . . . . .  11.03
"Permitted Debt"  . . . . . . . . . . . . . . . . . . . . . . . .   4.09
"QIB" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2.01
"Registrar" . . . . . . . . . . . . . . . . . . . . . . . . . . .   2.03
"Restricted Payments" . . . . . . . . . . . . . . . . . . . . . .   4.08
"Transfer Restricted Security"  . . . . . . . . . . . . . . . . .   2.06

SECTION 1.03     INCORPORATION BY REFERENCE OF TRUST INDENTURE ACT

         Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture.

         The following TIA terms used in this Indenture have the following meanings:

                 "indenture securities" means the Notes;

                 "indenture security holder" means a Holder;

                 "indenture to be qualified" means this Indenture;

                 "indenture trustee" or "institutional trustee" means the Trustee;

                 "obligor" on the Notes means the Company, each Subsidiary Guarantor and any successor obligor upon the Notes.

         All other terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by SEC rule under the TIA have the meanings so assigned to them.

SECTION 1.04     RULES OF CONSTRUCTION

         Unless the context otherwise requires:

                 (1)      a term has the meaning assigned to it herein;

                 (2) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

                 (3)      "or" is not exclusive;

                 (4) words in the singular include the plural, and in the plural include the singular; and

                 (5) provisions apply to successive events and transactions.

                 (6) references to sections or rules under the Securities Act shall be deemed to include substitute, replacement or successor sections or rules adopted by the SEC from time to time.

                                   ARTICLE 2
                                   THE NOTES

SECTION 2.01     FORM AND DATING

         The Notes, the Subsidiary Guarantees and the Trustee's certificate of authentication shall be substantially in the form of Exhibit A-1, which is part of this Indenture. The Notes may have notations, legends or endorsements required by law, stock exchange rule or usage. Each Note shall be dated the date of its authentication. The Notes shall be issued initially in denominations of $1,000 and integral multiples thereof.

         The terms and provisions contained in the Notes shall constitute, and are hereby expressly made, a part of this Indenture, and the Company, the Subsidiary Guarantors and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby.

         (a) Rule 144A Global Notes. Notes offered and sold within the United States to qualified institutional buyers as defined in Rule 144A ("QIBs") in reliance on Rule 144A shall be issued initially in the form of Rule 144A Global Notes, which shall be deposited on behalf of the purchasers of the Notes represented thereby with the Depositary or a custodian of the Depositary at its New York office, and registered in the name of the Depositary or a nominee of the Depositary, duly executed by the Company and authenticated by the Trustee as hereinafter provided. The aggregate principal amount of the Rule 144A Global Notes may from time to time be increased or decreased by adjustments made on the records of the Trustee and the Depositary or its nominee as hereinafter provided.

         (b) Global Notes in General. The Global Note shall represent the outstanding Notes and shall provide that it shall represent the aggregate amount of outstanding Notes from time to time endorsed thereon and that the aggregate amount of outstanding Notes represented thereby may from time to time be reduced or increased, as appropriate, to reflect exchanges and redemptions. Any endorsement of the Global Note to reflect the amount of any increase or decrease in the amount of outstanding Notes represented thereby shall be made by the Trustee or the Note Custodian, at the direction of the Trustee, in accordance with instructions given by the Holder thereof as required by Section
2.06 hereof.

         Except as set forth in Section 2.06 hereof, the Global Note may be transferred, in whole and not in part, only to another nominee of the Depositary or to a successor of the Depositary or its nominee.

         (c) Book-Entry Provisions. The Company shall execute and the Trustee shall, in accordance with this Section 2.01(d) and Section 2.02, authenticate and deliver the Global Note that (i) shall be registered in the name of the Depositary or the nominee of the Depositary and (ii) shall be delivered by the Trustee to the Depositary or pursuant to the Depositary's instructions or held by the Trustee as custodian for the Depositary.

         Agent Members shall have no rights either under this Indenture with respect to the Global Note held on their behalf by the Depositary or by the Trustee as custodian for the Depositary or under the Global Note, and the Depositary may be treated by the Company, the Subsidiary Guarantors, the Trustee and any agent of the Company or the Trustee as the absolute owner of the Global Note for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Subsidiary Guarantors, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depositary or impair, as between the Depositary and its Agent Members, the operation of customary practices of such Depositary governing the exercise of the rights of an owner of a beneficial interest in the Global Note.

SECTION 2.02     EXECUTION AND AUTHENTICATION

         Two Officers shall sign the Notes for the Company by manual or facsimile signature.

         If an Officer whose signature is on a Note no longer holds that office at the time a Note is authenticated, the Note shall nevertheless be valid.

         A Note shall not be valid until authenticated by the manual signature of the Trustee. The signature shall be conclusive evidence that the Note has been authenticated under this Indenture.

         The Trustee shall, upon delivery of an Authentication Order, authenticate Notes for original issue up to the aggregate principal amount stated in paragraph 4 of the Notes. The aggregate principal amount of Notes outstanding at any time may not exceed such amount, except as provided in
Section 2.07 hereof.

         The Trustee may appoint an authenticating agent acceptable to the Company to authenticate Notes. An authenticating agent may authenticate Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as an Agent to deal with the Company or an Affiliate of the Company.

         Neither the Company nor the Trustee shall have any responsibility for any defect in the CUSIP number that appears on any Note, check, advice of payment or redemption notice, and any such document may contain a statement to the effect that CUSIP numbers have been assigned by an independent service for convenience of reference and that neither the Company nor the Trustee shall be liable for any inaccuracy in such numbers.

SECTION 2.03     REGISTRAR AND PAYING AGENT

         The Company shall maintain in the Borough of Manhattan, the City of New York, State of New York, and in such other locations as it shall determine,
(i) an office or agency where Notes may be presented for registration of transfer or for exchange ("Registrar") and (ii) an office or agency where Notes may be presented for payment ("Paying Agent"). The Registrar shall keep a register of the Notes and of their transfer and exchange. The Company may appoint one or more co-registrars and one or more additional paying agents.
The term "Registrar" includes any co-registrar and the term "Paying Agent" includes any additional paying agent. The Company may change any Paying Agent or Registrar without notice to any Holder. The Company shall notify the Trustee in writing of the name and address of any Agent not a party to this Indenture. If the Company fails to appoint or maintain another entity as Registrar or Paying Agent, the Trustee shall act as such. The Company or any of its Subsidiaries may act as Paying Agent or Registrar.

         The Company initially appoints The Depository Trust Company ("DTC") to act as Depositary with respect to the Global Note.

         The Company initially appoints the Trustee to act as the Registrar and Paying Agent and to act as Note Custodian with respect to the Global Note. The Company initially appoints the Trustee to act as the Registrar and Paying Agent with respect to the Certificated Notes.

SECTION 2.04     PAYING AGENT TO HOLD MONEY IN TRUST

         The Company shall require each Paying Agent, other than the Trustee, to agree in writing that the Paying Agent will hold in trust for the benefit of Holders or the Trustee all money held by the Paying Agent for the payment of principal, premium, if any, interest and Liquidated Damages, if any, on the Notes, and shall notify the Trustee of any default by the Company in making any such payment. While any such default continues, the Trustee may require a Paying Agent to pay all money held by it to the Trustee. The Company at any time may require a Paying Agent to pay all money held by it to the Trustee. Upon payment over to the Trustee, the Paying Agent (if other than the Company or a Subsidiary) shall have no further liability for the money. If the Company or a Subsidiary acts as Paying Agent, it shall segregate and hold in a separate trust fund for the benefit of the Holders all money held by it as Paying Agent. Upon the occurrence of events specified in Section 6.01(ix) or (x) hereof, the Trustee shall serve as Paying Agent for the Notes.

SECTION 2.05     HOLDER LISTS

         The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of all Holders and shall otherwise comply with TIA Section 312(a). If the Trustee is not the Registrar, the Company shall furnish to the Trustee at least seven Business Days before each interest payment date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of the Holders of Notes, and the Company shall otherwise comply with TIA Section 312(a).

SECTION 2.06     TRANSFER AND EXCHANGE

         (a) Transfer and Exchange of Global Note. The transfer and exchange of the Global Note or beneficial interests therein shall be effected through the Depositary, in accordance with this Indenture and the procedures of the Depositary therefor, which shall include restrictions on transfer comparable to those set forth herein to the extent required by the Securities Act. Beneficial interests in the Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in the Global Note in accordance with the transfer restrictions set forth in the legend in subsection (g) of this Section 2.06.

         (b) Transfer and Exchange of Certificated Notes. When Certificated Notes are presented by a Holder to the Registrar with a request:

                 (x)      to register the transfer of the Certificated Notes; or

                 (y) to exchange such Certificated Notes for an equal principal amount of Certificated Notes of other authorized denominations, the Registrar shall register the transfer or make the exchange as requested; provided that the Certificated Notes presented or surrendered for register of transfer or exchange:

                 (i) shall be duly endorsed or accompanied by a written instruction of transfer in form satisfactory to the Registrar duly executed by such Holder or by his attorney, duly authorized in writing with the signature guaranteed; and

                 (ii) in the case of a Certificated Note that is a Transfer Restricted Security, such request shall be accompanied by the following additional information and documents, as applicable:

                          (A) if such Transfer Restricted Security is being delivered to the Registrar by a Holder for registration in the name of such Holder, without transfer, or such Transfer Restricted Security is being transferred to the Company or any of its Subsidiaries, a certification to that effect from such Holder (in substantially the form of Exhibit B-1 hereto);

                          (B) if such Transfer Restricted Security is being transferred to a QIB in accordance with Rule 144A under the Securities Act or pursuant to an exemption from registration in accordance with Rule 144 under the Securities Act or pursuant to an effective registration statement under the Securities Act, a certification to that effect from such Holder (in substantially the form of Exhibit B-1 hereto); or

                          (C) if such Transfer Restricted Security is being transferred in reliance on any other exemption from the registration requirements of the Securities Act a certification to that effect from such Holder (in substantially the form of Exhibit B-1 hereto) and an Opinion of Counsel from such Holder or the transferee reasonably acceptable to the Company and to the Registrar to the effect that such transfer is in compliance with the Securities Act.

         (c) Transfer of a Beneficial Interest in the Global Note for a Certificated Note

                 (i) Any Person having a beneficial interest in the Global Note may upon request, subject to the Applicable Procedures, exchange such beneficial interest for a Certificated Note. Upon receipt by the Trustee of written instructions or such other form of instructions as is customary for the Depositary, from the Depositary or its nominee on behalf of any Person having a beneficial interest in the Global Note, and, in the case of a Transfer Restricted Security, the following additional information and documents (all of which may be submitted by facsimile):

                          (A)     if such beneficial interest is being
                 transferred to the Person designated by the Depositary as being the beneficial owner, a certification to that effect from such Person (in substantially the form of Exhibit B-2 hereto);

                          (B)     if such beneficial interest is being
                 transferred to a QIB in accordance with Rule 144A under the Securities Act or pursuant to an exemption from registration in accordance with Rule 144 under the Securities Act or pursuant to an effective registration statement under the Securities Act, a certification to that effect from the transferor (in substantially the form of Exhibit B-2 hereto); or

                          (C)     if such beneficial interest is being
                 transferred in reliance on any other exemption from the registration requirements of the Securities Act, a certification to that effect from the transferor (in substantially the form of Exhibit B-2 hereto) and an Opinion of Counsel from the transferee or the transferor reasonably acceptable to the Company and to the Registrar to the effect that such transfer is in compliance with the Securities Act;

         in which case the Trustee or the Note Custodian, at the direction of the Trustee, shall, in accordance with the standing instructions and procedures existing between the Depositary and the Note Custodian, cause the aggregate principal amount of the Global Note to be reduced accordingly and, following such reduction, the Company shall execute and the Trustee shall authenticate and deliver to the transferee a Certificated Note in the appropriate principal amount.

                 (ii) Certificated Notes issued in exchange for a beneficial interest in the Global Note pursuant to this Section 2.06(c) shall be registered in such names and in such authorized denominations as the Depositary, pursuant to instructions from its direct or indirect participants or otherwise, shall instruct the Trustee. The Trustee shall deliver such Certificated Notes to the Persons in whose names such Notes are so registered. Following any such issuance of Certificated Notes, the Trustee, as Registrar, shall instruct the Depositary to reduce or cause to be reduced the aggregate principal amount at maturity of the Global Note to reflect the transfer.

         (d) Restrictions on Transfer and Exchange of Global Note. Notwithstanding any other provision of this Indenture (other than the provisions set forth in subsection (f) of this Section 2.06), the Global Note may not be transferred as a whole except by the Depositary to a nominee of the Depositary, or by a nominee of the Depositary to the Depositary or another nominee of the Depositary, or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary.

         (e) Transfer and Exchange of a Certificated Note for a Beneficial Interest in the Global Note. Holders of Certificated Notes may offer, resell, pledge or otherwise transfer such Notes only pursuant to an effective registration statement under the Securities Act, inside the United States to a QIB in a transaction meeting the requirements of Rule 144A, in a transaction meeting the requirements of Rule 144 under the Securities Act, or to the Company or any of its Subsidiaries, in each case in compliance with any applicable securities laws of any State of the United States or any other applicable jurisdiction.

         When Certificated Notes are presented by a Holder to the Registrar with a request (x) to cancel any Certificated Notes in exchange for a beneficial interest in the Global Note, the Registrar shall register the transfer or make the exchange as requested if its requirements for such transactions are met; provided that the Certificated Notes presented or surrendered for register of transfer or exchange:

         (i) shall be duly endorsed or accompanied by a written instruction of transfer in form satisfactory to the Registrar duly executed by such Holder or by his attorney, duly authorized in writing, which instructions, if applicable, shall direct the Trustee (A) to cancel any Certificated Note being exchanged for a beneficial interest in the Global Note in accordance with Section 2.11 hereof, and (B) to make, or to direct the Registrar to make, an endorsement on the Global Note to reflect an increase in the aggregate principal amount of the Notes represented by the Global Note; and

         (ii) in the case of a Certificated Note that is a Transfer Restricted Security, such request shall be accompanied by the following additional information and documents, as applicable:

                 (A) if such Certificated Note is being delivered to the Registrar by a Holder for registration in the name of such Holder, without transfer, a certification to that effect from such Holder (in substantially the form of Exhibit B-3 hereto);

                 (B) if such Certificated Note is being transferred to a QIB in accordance with Rule 144A, pursuant to Rule 144 under the Securities Act or pursuant to an effective registration statement under the Securities Act, a certification to that effect from such Holder (in substantially the form of Exhibit B-3 hereto); or

                 (C) if such Transfer Restricted Security is being transferred in reliance on any other exemption from the registration requirements of the Securities Act, a certification to that effect from such Holder (in substantially the form of Exhibit B-3 hereto) and an Opinion of Counsel from such Holder or the transferee reasonably acceptable to the Company and to the Registrar to the effect that such transfer is in compliance with the Securities Act.

         (f) Authentication of Certificated Notes in Absence of Depositary. If at any time:

                 (i) the Depositary for the Notes notifies the Company that the Depositary is unwilling or unable to continue as Depositary for the Global Note and a successor Depositary for the Global Note is not appointed by the Company within 90 days after delivery of such notice; or

                 (ii) the Company delivers to the Trustee an Officer's Certificate notifying the Trustee that it elects to cause the issuance of Certificated Notes under this Indenture, then the Company shall execute, and the Trustee shall, upon receipt of an Authentication Order in accordance with Section 2.02 hereof, authenticate and deliver, Certificated Notes in an aggregate principal amount equal to the principal amount of the Global Note in exchange for the Global Note.

         (g) Legends

                 (i)      Except as permitted by the following paragraphs (ii),
         (iii) and (iv), each Note certificate evidencing the Global Note and Certificated Notes (and all Notes issued in exchange therefor or substitution thereof) shall bear a legend in substantially the following form (each a "Transfer Restricted Security"):

         "THE SECURITY (OR ITS PREDECESSOR) EVIDENCED HEREBY WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER SECTION 5 OF THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND THE SECURITY EVIDENCED HEREBY MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. EACH PURCHASER OF THE SECURITY EVIDENCED HEREBY IS HEREBY NOTIFIED THAT THE SELLER MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER. THE HOLDER OF THE SECURITY EVIDENCED HEREBY AGREES FOR THE BENEFIT OF THE COMPANY THAT (A) SUCH SECURITY MAY BE RESOLD, PLEDGED OR OTHERWISE TRANSFERRED, ONLY (1)(a) TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, OR (b) IN ACCORDANCE WITH ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (AND, IN THE CASE OF CLAUSE (b), BASED UPON AN OPINION OF COUNSEL IF THE COMPANY SO REQUESTS), (2) TO THE COMPANY OR
         (3) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, AND, IN EACH CASE, IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION AND (B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER FROM IT OF THE SECURITY EVIDENCED HEREBY OF THE RESALE RESTRICTIONS SET FORTH IN (A) ABOVE."

                 (ii) Upon any sale or transfer of a Transfer Restricted Security (including any Transfer Restricted Security represented by the Global Note) pursuant to Rule 144 under the Securities Act or pursuant to an effective registration statement under the Securities
         Act:

                          (A) in the case of any Transfer Restricted Security that is a Certificated Note, the Registrar shall permit the Holder thereof to exchange such Transfer Restricted Security for a Certificated Note that does not bear the legend set forth in (i) above and rescind any restriction on the transfer of such Transfer Restricted Security upon receipt of a certification from the transferring Holder substantially in the form of Exhibit B-1 hereto; and

                          (B) in the case of any Transfer Restricted Security represented by the Global Note, such Transfer Restricted Security shall not be required to bear the legend set forth in (i) above, but shall continue to be subject to the provisions of Section 2.06(a) hereof; provided that with respect to any request for an exchange of a Transfer Restricted Security that is represented by the Global Note for a Certificated Note that does not bear the legend set forth in
                 (i) above, which request is made in reliance upon Rule 144, the Holder thereof shall certify in writing to the Registrar that such request is being made pursuant to Rule 144 (such certification to be substantially in the form of Exhibit B-2 hereto).

                 (iii) Upon any sale or transfer of a Transfer Restricted Security (including any Transfer Restricted Security represented by the Global Note) in reliance on any exemption from the registration requirements of the Securities Act (other than exemptions pursuant to Rule 144A or Rule 144 under the Securities Act) in which the Holder or the transferee provides an Opinion of Counsel to the Company and the Registrar in form and substance reasonably acceptable to the Company and the Registrar (which Opinion of Counsel shall also state that the transfer restrictions contained in the legend are no longer applicable):

                          (A) in the case of any Transfer Restricted Security that is a Certificated Note, the Registrar shall permit the Holder thereof to exchange such Transfer Restricted Security for a Certificated Note that does not bear the legend set forth in (i) above and rescind any restriction on the transfer of such Transfer Restricted Security; and

                          (B) in the case of any Transfer Restricted Security represented by the Global Note, such Transfer Restricted Security shall not be required to bear the legend set forth in (i) above, but shall continue to be subject to the provisions of Section 2.06(a) and (c) hereof.

                 (iv) Notwithstanding the foregoing, upon consummation of the Exchange Offer in accordance with the Registration Rights Agreement, the Company shall issue and, upon receipt of an Authentication Order in accordance with Section 2.02 hereof, the Trustee shall authenticate Series B Notes in exchange for Series A Notes accepted for exchange in the Exchange Offer, which Series B Notes shall not bear the legend set forth in (i) above, and the Registrar shall rescind any restriction on the transfer of such Series B Notes, in each case unless the Holder of such Series A Notes is either (A) a broker-dealer, (B) a Person participating in the distribution of the Series A Notes or (C) a Person who is an affiliate (as defined in Rule 144) of the Company.

         (h) Cancellation and/or Adjustment of Global Note. At such time as all beneficial interests in the Global Note have been exchanged for Certificated Notes, redeemed, repurchased or cancelled, the Global Note shall be returned to or retained and cancelled by the Trustee in accordance with
Section 2.11 hereof. At any time prior to such cancellation, if any beneficial interest in the Global Note is exchanged for an interest in Certificated Notes, redeemed, repurchased or cancelled, the principal amount of Notes represented by the Global Note shall be reduced accordingly and an endorsement shall be made on the Global Note, by the Trustee or the Note Custodian, at the direction of the Trustee, to reflect such reduction.

         (i)     General Provisions Relating to Transfers and Exchanges

                 (i) To permit registrations of transfers and exchanges, the Company shall execute and the Trustee shall authenticate Certificated Notes and the Global Note at the Registrar's request.

                 (ii) No service charge shall be made to a Holder for any registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer taxes or similar governmental charge payable upon exchange or transfer pursuant to Sections 2.10, 3.07, 4.06, 4.07 and
         9.05 hereof).

                 (iii) The Certificated Notes and the Global Note issued upon any registration of transfer or exchange of Certificated Notes or the Global Note shall be the valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Certificated Notes or the Global Note surrendered upon such registration of transfer or exchange.

                 (iv) Neither the Company nor the Registrar shall be required:

                          (A) to issue, to register the transfer of or to exchange Notes during a period beginning at the opening of business on a Business Day fifteen (15) days before the day of any selection of Notes for redemption under Section 3.02 hereof and ending at the close of business on the day of selection; or

                          (B) to register the transfer of or to exchange any Note so selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part; or

                          (C) to register the transfer of or to exchange a Note between a record date and the next succeeding interest payment date.

                 (vi) Prior to due presentment for the registration of a transfer of any Note, the Trustee, any Agent and the Company may deem and treat the Person in whose name any Note is registered as the absolute owner of such Note for the purpose of receiving payment of principal of and interest and Liquidated Damages, if any, on such Notes, and neither the Trustee, any Agent nor the Company shall be affected by notice to the contrary.

                 (vii) The Trustee shall authenticate Certificated Notes and the Global Note in accordance with the provisions of Section 2.02 hereof.

         The Registrar may conclusively rely on information set forth in a certificate substantially in the form of Exhibit B-1, B-2 or B-3 hereto, and other certificates and opinions received pursuant to this Section 2.06 and, in the absence of receipt of such a certificate or opinion, shall not be deemed to have knowledge of a transfer of an interest in the Global Note absent actual knowledge of such transfer.

SECTION 2.07     REPLACEMENT NOTES

         If any mutilated Note is surrendered to the Trustee or the Company and the Trustee receives evidence to its satisfaction of the destruction, loss or theft of any Note, the Company shall issue and the Trustee, upon the written order of the Company signed by two Officers of the Company, shall authenticate a replacement Note if the Trustee's requirements are met. If required by the Trustee or the Company, an indemnity bond must be supplied by the Holder that is sufficient in the judgment of the Trustee and the Company to protect the Company, the Trustee, any Agent and any authenticating agent from any loss that any of them may suffer if a Note is replaced. The Company may charge the Holder for its expenses in replacing a Note.

         Every replacement Note is an additional obligation of the Company and shall be entitled to all of the benefits of this Indenture equally and proportionately with all other Notes duly issued hereunder.

SECTION 2.08     OUTSTANDING NOTES

         The Notes outstanding at any time are all the Notes authenticated by the Trustee except for those cancelled by it, those delivered to it for cancellation, those reductions in the interest in the Global Note effected by the Trustee in accordance with the provisions hereof, and those described in this Section as not outstanding. Except as set forth in Section 2.09 hereof, a Note does not cease to be outstanding because the Company or an Affiliate of the Company holds the Note.

         If a Note is replaced pursuant to Section 2.07 hereof, it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Note is held by a bona fide purchaser.

         If the principal amount of any Note is considered paid under Section
4.01 hereof, it ceases to be outstanding and interest on it ceases to accrue.

         If the Paying Agent (other than the Company, a Subsidiary or an Affiliate of any thereof) holds, on a redemption date or maturity date, money sufficient to pay the principal amount of any Notes due and payable on that date, then on and after that date such Notes shall be deemed to be no longer outstanding and shall cease to accrue interest.

SECTION 2.09     TREASURY NOTES

         In determining whether the Holders of the required principal amount of Notes have concurred in any direction, waiver or consent, Notes owned by the Company, any Subsidiary Guarantor or any Affiliate of the Company or any Subsidiary Guarantor, shall be considered as though not outstanding, except that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Notes that the Trustee knows are so owned shall be so disregarded.

SECTION 2.10     TEMPORARY NOTES

         Until Certificated Notes are ready for delivery, the Company may prepare and the Trustee shall authenticate temporary Notes upon a written order of the Company signed by two Officers of the Company. Temporary Notes shall be substantially in the form of Certificated Notes but may have variations that the Company considers appropriate for temporary Notes and as shall be reasonably acceptable to the Trustee. Without unreasonable delay, the Company shall prepare and the Trustee shall authenticate Certificated Notes in exchange for temporary Notes.

         Holders of temporary Notes shall be entitled to all of the benefits of this Indenture.

SECTION 2.11     CANCELLATION

         The Company at any time may deliver Notes to the Trustee for cancellation, which the Company may have acquired in any manner whatsoever, and all Notes so delivered shall be promptly cancelled by the Trustee. The Registrar and Paying Agent shall forward to the Trustee any Notes surrendered to them for registration of transfer, exchange or payment. The Trustee and no one else shall cancel all Notes surrendered for registration of transfer, exchange, payment, replacement or cancellation and shall return cancelled Certificated Notes or the cancelled Global Note to the Company (subject to the record retention requirement of the Exchange Act). Certification of the destruction of all cancelled Notes shall be delivered to the Company. The Company may not issue new Notes to replace Notes that it has redeemed or paid or that have been delivered to the Trustee for cancellation.

SECTION 2.12     DEFAULTED INTEREST

         If the Company or any Subsidiary Guarantor defaults in a payment of interest on the Notes, it shall pay the defaulted interest in any lawful manner plus, to the extent lawful, interest payable on the defaulted interest, to the Persons who are Holders on a subsequent special record date, in each case at the rate provided in the Notes and in Section 4.01 hereof. The Company shall notify the Trustee in writing of the amount of defaulted interest proposed to be paid on each Note and the date of the proposed payment. The Company shall fix or cause to be fixed each such special record date and payment date; provided that no such special record date shall be less than ten (10) days prior to the related payment date for such defaulted interest. At least fifteen (15) days before the special record date, the Company (or, upon the written request of the Company, the Trustee in the name and at the expense of the Company) shall mail or cause to be mailed to Holders a notice that states the special record date, the related payment date and the amount of such interest to be paid.

SECTION 2.13     RECORD DATE

         The record date for purposes of determining the identity of Holders of the Notes or consent to any action by vote or consent authorized or permitted under this Indenture shall be determined as provided for in TIA Section 316(c).

SECTION 2.14     COMPUTATION OF INTEREST

         Interest on the Notes shall be computed on the basis of a 360-day year comprised of twelve 30-day months.

SECTION 2.15     CUSIP NUMBER

         The Company in issuing the Notes may use a "CUSIP" number, and if it does so, the Trustee shall use the CUSIP number in notices of redemption or exchanges convenient to Holder; provided that any such notice may state that no representation is made as the correctness or accuracy of the CUSIP number printed in the notice or on the Notes and that reliance may be placed only on the other identification numbers printed on the Notes. The Company shall promptly notify the Trustee of any change in the CUSIP number.

                                   ARTICLE 3
                                   REDEMPTION

SECTION 3.01     NOTICES TO TRUSTEE

         If the Company elects to redeem Notes pursuant to the optional redemption provisions of Section 3.07 hereof, it shall furnish to the Trustee, at least 45 days but not more than 90 days before a redemption date (unless a shorter notice shall be satisfactory to the Trustee), an Officer's Certificate setting forth the Section of this Indenture pursuant to which the redemption shall occur, the redemption date, the principal amount of Notes to be redeemed and the redemption price.

         If the Company is required to make an offer to purchase Notes pursuant to Section 4.06 or 4.07 hereof, it shall furnish to the Trustee, at least 45 days before the scheduled purchase date, an Officer's Certificate setting forth the section of the Indenture pursuant to which the offer to purchase shall occur, the terms of the offer, the principal amount of Notes to be purchased, the purchase price, the purchase date and a statement to the effect that the Company or one of its Restricted Subsidiaries has affected an Asset Sale and there are Excess Proceeds aggregating more than $5,000,000 or a Change of Control has occurred, as applicable.

SECTION 3.02     SELECTION OF NOTES TO BE REDEEMED

         If less than all of the Notes are to be redeemed, the Trustee shall select the Notes to be redeemed among the Holders of the Notes in compliance with the requirements of the principal national securities exchange, if any, on which the Notes are listed or, if the Notes are not so listed, on a pro rata basis, by lot or by such other method as the Trustee shall deem fair and appropriate. In the event of partial redemption by lot, the Trustee shall make the selection not less than 30 nor more than 60 days prior to the redemption date from the outstanding Notes not previously called for redemption. Notices of redemption may not be conditional.

         The Trustee shall promptly notify the Company in writing of the Notes selected for redemption and, in the case of any Note selected for partial redemption, the portion of the principal amount thereof to be redeemed. Notes and portions of them selected to be redeemed shall be in principal amounts of $1,000 or whole multiples of $1,000; except that if all of the Notes of a Holder are to be redeemed, the entire outstanding amount of Notes held by such Holder, even if not a multiple of $1,000, shall be redeemed. Except as provided in the preceding sentence, provisions of this Indenture that apply to Notes called for redemption also apply to portions of Notes called for redemption.

SECTION 3.03     NOTICE OF REDEMPTION

         At least 30 days but not more than 90 days before a redemption date, the Company shall mail, by first class mail, a notice of redemption to each Holder whose Notes are to be redeemed at its registered address.

         The notice shall identify the Notes to be redeemed and shall state:

                 (1)      the redemption date;

                 (2) the redemption price and the accrued and unpaid interest and Liquidated Damages, if any, per $1,000 of principal;

                 (3) if any Note is being redeemed in part, the portion of the principal amount of such Note to be redeemed and that, after the redemption date, upon surrender of such Note, a new Note or Notes in principal amount equal to the unredeemed portion will be issued;

                 (4)      the name and address of the Paying Agent;

                 (5) that Notes called for redemption must be surrendered to the Paying Agent to collect the redemption price;

                 (6) that, unless the Company defaults in making such redemption payment, interest on Notes called for redemption ceases to accrue on and after the redemption date;

                 (7) the paragraph of the Notes pursuant to which the Notes called for redemption are being redeemed; and

                 (8) that no representation is made as to the correctness or accuracy of the CUSIP number, if any, listed in such notice or printed on the Notes.

         At the Company's request, the Trustee shall give the notice of redemption in the Company's name and at its expense.

SECTION 3.04     EFFECT OF NOTICE OF REDEMPTION

         Once notice of redemption is mailed, Notes called for redemption become irrevocably due and payable on the redemption date at the price set forth in the Note.

SECTION 3.05     DEPOSIT OF REDEMPTION PRICE

         On or before the redemption date, the Company shall deposit with the Trustee or with the Paying Agent money sufficient to pay the redemption price of and accrued interest and Liquidated Damages, if any, on all Notes to be redeemed on that date. The Trustee or the Paying Agent shall return to the Company any money deposited with the Trustee or the Paying Agent by the Company in excess of the amounts necessary to pay the redemption price of, and accrued interest and Liquidated Damages, if any, on all Notes to be redeemed.

         Interest on the Notes to be redeemed will cease to accrue on the applicable redemption date, whether or not such Notes are presented for payment, if the Company makes the redemption payment. If any Note called for redemption shall not be so paid upon surrender for redemption because of the failure of the Company to comply with the preceding paragraph, interest will be paid on the unpaid principal, from the redemption or purchase date until such principal is paid, and to the extent lawful on any interest not paid on such unpaid principal, in each case at the rate provided in the Notes and in Section
4.01 hereof. Section 8.06 shall apply to any Notes not redeemed within two years from the redemption date. If a Note is redeemed or purchased on or after an interest record date but on or prior to the related interest payment date, then any accrued and unpaid interest and Liquidated Damages, if any, shall be paid to the Person in whose name such Note was registered at the close of business on such record date.

SECTION 3.06     NOTES REDEEMED IN PART

         Upon surrender of a Note that is redeemed in part, the Company shall issue and the Trustee shall authenticate for the Holder at the expense of the Company a new Note equal in principal amount to the unredeemed portion of the Note surrendered.

SECTION 3.07     OPTIONAL REDEMPTION

         Except as set forth below, the Notes shall not be redeemable at the Company's option prior to August 1, 2002. Thereafter, the Notes shall be subject to redemption at any time at the option of the Company, in whole or in part, upon not less than 30 nor more than 90 days' notice, at the redemption prices (expressed as percentages of principal amount) set forth below, plus accrued and unpaid interest and Liquidated Damages, if any, to the applicable redemption date, if redeemed during the twelve-month period beginning on August 1 of the years indicated below:

         YEAR                                                       PERCENTAGE
         2002     . . . . . . . . . . . . . . . . . . . . . . . .    105.188%
         2003     . . . . . . . . . . . . . . . . . . . . . . . .    103.458%
         2004     . . . . . . . . . . . . . . . . . . . . . . . .    101.729%
         2005 and thereafter  . . . . . . . . . . . . . . . . . .    100.000%

         Notwithstanding the foregoing, at any time prior to August 4, 2000, the Company may on any one or more occasions redeem up to an aggregate of 35% of the original aggregate principal amount of Notes at a redemption price of 109.375% of the principal amount thereof, plus accrued and unpaid interest and Liquidated Damages, if any, to the redemption date, with the net proceeds of one or more Equity Offerings; provided that at least 65% of the original aggregate principal amount of Notes remains outstanding immediately after such redemption; and provided that such redemption shall occur within 90 days of the date of the closing of any such Equity Offering.

         Any redemption pursuant to this Section 3.07 shall be made pursuant to the provisions of Sections 3.01 through 3.06 hereof.

SECTION 3.08     MANDATORY REDEMPTION

         The Company shall have no mandatory redemption or sinking fund obligations with respect to the Notes, except as may be set forth in Sections
4.06 and 4.07 hereof.

SECTION 3.09     REPURCHASE OFFER

         In the event that the Company shall be required to commence an offer to all Holders to repurchase Notes (a "Repurchase Offer") pursuant to Section
4.07 hereof, an "Excess Proceeds Offer," or pursuant to Section 4.06 hereof, a "Change of Control Offer," the Company shall follow the procedures specified below.

         A Repurchase Offer shall commence no later than ten Business Days after a Change of Control (unless the Company is not required to make such offer pursuant to Section 4.06(d) hereof) or an Excess Proceeds Offer Triggering Event (as defined below), as the case may be, and remain open for a period of twenty Business Days following its commencement and no longer, except to the extent that a longer period is required by applicable law (the "Offering Period"). No later than five Business Days after the termination of the Offer Period (the "Purchase Date"), the Company shall purchase the principal amount of Notes required to be purchased pursuant to Section 4.07 hereof, in the case of an Excess Proceeds Offer, or Section
4.06 hereof, in the case of a change of Control Offer (the "Offer Amount") or, if less than the Offer Amount has been tendered, all Notes tendered in response to the Repurchase Offer. Payment for any Notes so purchased shall be made in the same manner as interest payments are made.

         If the Purchase Date is on or after an interest record date and on or before the related interest payment date, any accrued and unpaid interest and Liquidated Damages, if any, shall be paid to the Person in whose name a Note is registered at the close of business on such record date, and no additional interest or Liquidated Damages, if any, shall be payable to Holders who tender Notes pursuant to the Repurchase Offer.

         Upon the commencement of a Repurchase Offer, the Company shall send, by first class mail, a notice to the Trustee and each of the Holders, with a copy to the Trustee. The notice shall contain all instructions and materials necessary to enable such Holders to tender Notes pursuant to such Repurchase Offer. The Repurchase Offer shall be made to all Holders. The notice, which shall govern the terms of the Repurchase Offer, shall describe the transaction or transactions that constitute the Change of Control or Excess Proceeds Offer Triggering Event, as the case may be and shall state:

                 (a) that the Repurchase Offer is being made pursuant to this Section 3.09 and Section 4.07 or 4.06 hereof, as the case may be, and the length of time the Repurchase Offer shall remain open;

                 (b)      the Offer Amount, the purchase price and the Purchase
         Date;

                 (c) that any Note not tendered or accepted for payment shall continue to accrue interest;

                 (d) that, unless the Company defaults in making such payment any Note accepted for payment pursuant to the Repurchase Offer shall cease to accrue interest and Liquidated Damages, if any, after the Purchase Date;

                 (e) that Holders electing to have a Note purchased pursuant to a Repurchase Offer, shall be required to surrender the Note, with the form entitled "Option of Holder to Elect Purchase" on the reverse of the Note, duly completed, or transfer by book-entry transfer, to the Company, the Depositary, or the Paying Agent at the address specified in the notice not later than the close of business on the last day of the Offering Period;

                 (f) that Holders shall be entitled to withdraw their election if the Company, the Depositary or the Paying Agent, as the case may be, receives, not later than the expiration of the Offer Period, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Note the Holder delivered for purchase and a statement that such Holder is withdrawing his election to have such Note purchased;

                 (g) that, if the aggregate principal amount of Notes surrendered by Holders exceeds the Offer Amount, the Company shall select the Notes to be purchased on a pro rata basis (with such adjustments as may be deemed appropriate by the Company so that only Notes in denominations of $1,000, or integral multiples thereof, shall be purchased; and

                 (h) that Holders whose Notes were purchased only in part shall be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered (or transferred by book-entry transfer).

         On or before 10:00 a.m. (New York City time) on each Purchase Date, the Company shall irrevocably deposit with the Trustee or Paying Agent in immediately available funds the aggregate purchase price with respect to a principal amount of Notes equal to the Offer Amount, together with accrued and unpaid interest and Liquidated Damages, if any, thereon, to be held for payment in accordance with the terms of this Section 3.09. On the Purchase Date, the Company shall, to the extent lawful, (i) accept for payment, on a pro rata basis to the extent necessary, the Offer Amount of Notes or portions thereof tendered pursuant to the Repurchase Offer, or if less than the Offer Amount has been tendered, all Notes tendered, (ii) deliver or cause the Paying Agent or Depositary, as the case may be, to deliver to the Trustee Notes so accepted and
(iii) deliver to the Trustee an Officer's Certificate stating that such Notes or portions thereof were accepted for payment by the Company in accordance with the terms of this Section 3.09. The Company, the Depositary or the Paying Agent, as the case may be, shall mail or deliver to each tendering Holder on the Purchase Date an amount equal to the purchase price of the Notes tendered by such Holder and accepted by the Company for purchase, plus any accrued and unpaid interest and Liquidated Damages, if any, thereon, and the Company shall promptly issue a new Note, and the Trustee, shall authenticate and mail or deliver such new Note, to such Holder equal to the principal amount to any unpurchased portion of such Holder's Notes surrendered. Any Note not so accepted shall be promptly mailed or delivered by the Company to the Holder thereof. The Company shall publicly announce in a newspaper of general circulation or in a press release provided to a nationally recognized financial wire service the results of the Repurchase Offer on the Purchase Date.

         Other than as specifically provided in this Section 3.09, any purchase pursuant to this Section 3.09 shall be made pursuant to the provisions of Sections 3.01, 3.02, 3.05 and 3.06 hereof.

                                   ARTICLE 4
                                   COVENANTS

SECTION 4.01     PAYMENT OF NOTES

         The Company shall pay or cause to be paid the principal of, premium, if any, and interest and Liquidated Damages, if any, on the Notes on the dates and in the manner provided in the Notes. Principal, premium, if any, and interest and Liquidated Damages, if any, shall be considered paid on the date due if the Paying Agent (other than the Company or a Subsidiary), holds as of 10:00 a.m. (New York City time) money deposited by the Company in immediately available funds and designated for and sufficient to pay all principal, premium, if any, and interest and Liquidated Damages, if any, then due. Such Paying Agent shall return to the Company, no later than five Business Days following the due date for payment, any money (including accrued interest, if any) that exceeds such amount of principal, premium, if any, and interest and Liquidated Damages, if any, required for payment on the Notes.

         The Company shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal at the applicable interest rate on the Notes to the extent lawful; it shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest (without regard to any applicable grace period) at the same rate to the extent lawful.

SECTION 4.02     MAINTENANCE OF OFFICE OR AGENCY

         The Company shall maintain in the Borough of Manhattan, The City of New York, an office or agency (which may be an office of the Trustee or Registrar) where Notes may be surrendered for registration of transfer or exchange and where notices and demands to or upon the Company in respect of the Notes and this Indenture may be served. The Company shall give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee.

         The Company may also from time to time designate one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in the Borough of Manhattan, The City of New York for such purposes. The Company shall give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

         The Company hereby designates the Corporate Trust Office of the Trustee as one such office or agency of the Company in accordance with Section 2.03.

SECTION 4.03     COMPLIANCE CERTIFICATE

         (a) The Company shall deliver to the Trustee, within 120 days after the end of each fiscal year, an Officer's Certificate stating that a review of the activities of the Company and its Subsidiaries during the preceding fiscal year has been made under the supervision of the signing Officer with a view to determining whether he or she has kept, observed, performed and fulfilled in all respects its obligations under this Indenture and further stating, as to such Officer signing such certificate, that, to the best of his or her knowledge, each entity has kept, observed, performed and fulfilled each and every covenant contained in this Indenture and is not in default in the performance or observance of any of the terms, provisions and conditions hereof or thereof (or, if such Default or Event of Default shall have occurred, describing all such Defaults or Events of Default of which he may have knowledge and what action each is taking or proposes to take with respect thereto).

         (b) The Company shall, so long as any of the Notes are outstanding, deliver to the Trustee, forthwith upon becoming aware of any Default or Event of Default or an Officer's Certificate specifying such Default, Event of Default or event of default and what action the Company is taking or proposes to take with respect thereto.

SECTION 4.04     TAXES

         The Company shall, and shall cause each of its Restricted Subsidiaries to, pay prior to delinquency all material taxes, assessments, and governmental levies except as contested in good faith and by appropriate proceedings.

SECTION 4.05     STAY, EXTENSION AND USURY LAWS

         The Company and each Subsidiary Guarantor covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Indenture; and the Company and each Subsidiary Guarantor (to the extent it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it shall not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law has been enacted.

SECTION 4.06     CHANGE OF CONTROL

         (a) Upon the occurrence of a Change of Control, each Holder of Notes shall have the right to require the Company to repurchase all or any part (equal to $1,000 or an integral multiple thereof) of such Holder's Notes pursuant to the offer described below (the "Change of Control Offer") at an offer price in cash equal to 101% of the aggregate principal amount thereof plus accrued and unpaid interest and Liquidated Damages, if any, to the date of purchase (the "Change of Control Payment"). Within 30 days following any Change of Control, the Company shall mail a notice to each Holder describing the transaction or transactions that constitute the Change of Control and offering to repurchase Notes on the date specified in such notice, which date shall be no earlier than 30 days and no later than 60 days from the date such notice is mailed (the "Change of Control Payment Date"), pursuant to the procedures required by this Indenture and described in such notice. The Company shall comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of the Notes as a result of a Change of Control. The Change of Control Offer shall remain open from the time of mailing until the Business Day preceding the Change of Control Payment Date.

         (b) On the Change of Control Payment Date, the Company shall, to the extent lawful, (1) accept for payment all Notes or portions thereof properly tendered pursuant to the Change of Control Offer, (2) deposit with the Paying Agent an amount equal to the Change of Control Payment in respect of all Notes or portions thereof so tendered and (3) deliver or cause to be delivered to the Trustee for cancellation the Notes so accepted together with an Officer's Certificate stating the aggregate principal amount of Notes or portions thereof being purchased by the Company. The Paying Agent shall promptly mail to each Holder of Notes so tendered the Change of Control Payment for such Notes, and the Trustee shall promptly authenticate and mail (or cause to be transferred by book entry) to each Holder a new Note equal in principal amount to any unpurchased portion of the Notes surrendered, if any; provided that each such new Note will be in a principal amount of $1,000 or an integral multiple thereof. The Company shall publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date.

         (c) In the event a Change of Control occurs at a time when the Company is prohibited from purchasing Notes under the terms of any Senior Debt, then prior to the mailing of the notice to Holders pursuant to Section 4.06(a), but in any event within 30 days following any Change of Control, the Company shall obtain the requisite consents, if any, under all agreements governing such Senior Debt to the purchase of Notes pursuant to a Change of Control Offer or repay any Senior Debt prohibiting such purchase of Notes.

         (d) The Company shall not be required to make a Change of Control Offer upon a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in this Indenture applicable to a Change of Control Offer made by the Company, including any requirement to repay in full any Senior Debt or obtain the consents of any of the Company's lenders to such Change of Control Offer, and purchases all Notes validly tendered and not withdrawn under such Change of Control Offer.

         (e) The Change of Control provisions described above will be applicable whether or not any other provisions of this Indenture are applicable.

SECTION 4.07     ASSET SALES

         The Company shall not, and shall not permit any of its Restricted Subsidiaries to, consummate an Asset Sale unless (i) the Company (or the Restricted Subsidiary, as the case may be) receives consideration at the time of such Asset Sale at least equal to the fair market value, as determined in good faith by the Company (evidenced by a resolution of the Board of Directors set forth in an Officer's Certificate delivered to the Trustee), of the assets or Equity Interests issued or sold or otherwise disposed of, and (ii) at least 75% of the consideration received therefor by the Company or such Restricted Subsidiary is in the form of (a) cash or Cash Equivalents, or (b) property or assets useful in the Company's or such Restricted Subsidiary's business or any business similar or reasonably related thereto, or (c) stock if the acquired entity becomes a Restricted Subsidiary and is engaged in a business similar or reasonably related to that of the Company or any Restricted Subsidiary; provided that the amount of (x) any liabilities (as shown on the Company's or such Restricted Subsidiary's most recent balance sheet) of the Company or any Restricted Subsidiary (other than contingent liabilities and liabilities that are by their terms subordinated to the Notes or any guarantee thereof) that are assumed by the transferee of any such assets pursuant to a customary novation agreement that releases the Company or such Restricted Subsidiary from further liability, and (y) any securities, notes or other obligations received by the Company or any such Restricted Subsidiary from such transferee that are converted by the Company or such Restricted Subsidiary into cash or Cash Equivalents (to the extent of the cash received) within 180 days following the closing of the Asset Sale, shall be deemed to be cash for purposes of this provision.

         Within 365 days after the receipt of any Net Proceeds from an Asset Sale, the Company may apply such Net Proceeds, at its option, (a) to repay permanently Senior Debt or Senior Debt of the Restricted Subsidiaries, or (b) to the acquisition of an interest in another business, the making of a capital expenditure or the acquisition of other long-term assets, in each case, in the same business as the Company or any Restricted Subsidiary or any business similar or reasonably related thereto. Pending the final application of any such Net Proceeds, the Company or the Restricted Subsidiaries, as the case may be, may temporarily reduce outstanding indebtedness under the New Credit Facility or otherwise invest such Net Proceeds in any manner that is not prohibited by this Indenture. Any Net Proceeds from Asset Sales that are not applied or invested as provided in the first sentence of this paragraph will be deemed to constitute "Excess Proceeds." When the aggregate amount of Excess Proceeds exceeds $5,000,000, the Company shall make an offer to all Holders of Notes (an "Asset Sale Offer") to purchase the maximum principal amount of Notes that may be purchased out of the Excess Proceeds, at an offer price in cash in an amount equal to 100% of the principal amount thereof plus accrued and unpaid interest and Liquidated Damages, if any, to the date of purchase, in accordance with the procedures set forth in Section 3.09 hereof. If the aggregate principal amount of Notes tendered by Holders thereof exceeds the amount of Excess Proceeds, the Trustee shall select the Notes to be purchased on a pro rata basis. If the aggregate principal amount of Notes tendered pursuant to an Asset Sale Offer is less than the Excess Proceeds, the Company may use any remaining Excess Proceeds for general corporate purposes. Upon completion of such offer to purchase, the amount of Excess Proceeds shall be reset at zero.

SECTION 4.08     RESTRICTED PAYMENTS

         The Company shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly: (i) declare or pay any dividend or make any other payment or distribution on account of the Company's or any of its Restricted Subsidiaries' Equity Interests (including, without limitation, any payment in connection with any merger or consolidation involving the Company) or to the direct or indirect holders of the Company's or any of its Restricted Subsidiaries' Equity Interests in their capacity as such (other than dividends or distributions payable in Equity Interests

(other than Disqualified Stock) of the Company), (ii) purchase, redeem or otherwise acquire or retire for value (including without limitation, in connection with any merger or consolidation involving the Company) any Equity Interests of the Company or any direct or indirect parent of the Company (other than any such Equity Interests owned by the Company or any Wholly-Owned Restricted Subsidiary of the Company), (iii) make any payment on or with respect to, or purchase, redeem, defease or otherwise acquire or retire for value any Indebtedness that is subordinated to the Notes, except a payment of interest or principal at Stated Maturity, or (iv) make any Restricted Investment (all such payments and other actions set forth in clauses (i) through (iv) above being collectively referred to as "Restricted Payments"), unless, at the time of and after giving effect to such Restricted Payment:

                 (a) no Default or Event of Default shall have occurred and be continuing or would occur as a consequence thereof; and

                 (b) the Company would, at the time of such Restricted Payment and after giving pro forma effect thereto as if such Restricted Payment had been made at the beginning of the applicable four-quarter period, have been permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the first paragraph of Section 4.09; and

                 (c) such Restricted Payment, together with the aggregate amount of all other Restricted Payments made by the Company and its Restricted Subsidiaries after the Issue Date (excluding Restricted Payments permitted by clauses (ii), (iii) and (iv) of the next succeeding paragraph), is less than the sum of (i) 50% of the Consolidated Net Income of the Company for the period (taken as one accounting period) from the beginning of the first fiscal quarter commencing after the Issue Date to the end of the Company's most recently ended fiscal quarter for which internal financial statements are available at the time of such Restricted Payment (or, if such Consolidated Net Income for such period is a deficit, less 100% of such deficit), plus (ii) 100% of the aggregate net cash proceeds received by the Company since the Issue Date from (A) contributions to the Company's capital, and (B) the issue or sale of Equity Interests of the Company (other than Disqualified Stock) or of Disqualified Stock or debt securities of the Company that have been converted into such Equity Interests (other than Equity Interests (or Disqualified Stock or convertible debt securities) sold to a Restricted Subsidiary of the Company and other than Disqualified Stock or convertible debt securities that have been converted into Disqualified Stock), plus
         (iii) to the extent that any Restricted Investment that was made after the Issue Date is sold for cash or otherwise liquidated or repaid for cash, the lesser of (A) the cash return of capital with respect to such Restricted Investment (less the cost of disposition, if any) and
         (B) the initial amount of such Restricted Investment, plus (iv) the aggregate amount of $5,000,000.

         The foregoing provisions shall not prohibit (i) the payment of the dividend of approximately $8,500,000 to Parent with a portion of the net proceeds from the Company's sale of the Notes, (ii) the payment of any dividend within 60 days after the date of declaration thereof, if at said date of declaration such payment would have complied with the provisions of this Indenture, (iii) the redemption, repurchase, retirement, defeasance or other acquisition of any subordinated Indebtedness or Equity Interests of the Company in exchange for, or out of the net cash proceeds of the substantially concurrent sale (other than to a Restricted Subsidiary of the Company) of, other Equity Interests of the Company (other than any Disqualified Stock); provided that the amount of any such net cash proceeds that are utilized for any such redemption, repurchase, retirement, defeasance or other acquisition shall be excluded from clause (c) (ii) of the preceding paragraph, (iv) the defeasance, redemption, repurchase or other acquisition of subordinated Indebtedness with the net cash proceeds from an incurrence of Permitted Refinancing Indebtedness, (v) the payment of any dividend by a Restricted Subsidiary of the Company to the holders of its common Equity Interests on a pro rata basis, (vi) the repurchase of any Indebtedness subordinated or pari passu in right of payment to the Notes at a purchase price not greater than 101% of the principal amount of such Indebtedness in the event of a Change of Control in accordance with provisions of the "Change of Control" covenant; provided that prior to or contemporaneously with such repurchase the Company has made the Change of Control Offer as provided in such covenant with respect to the Notes and has repurchased all Notes validly tendered for payment and not withdrawn in connection with such Change of Control Offer, (vii) the repurchase, redemption or other acquisition or retirement for value of any Equity Interests of the Company or any Restricted Subsidiary of the Company held by any current or former employee or director of the Company (or any of its Restricted Subsidiaries) pursuant to any management equity subscription agreement or stock option agreement; provided that the aggregate price paid for all such repurchased, redeemed, acquired or retired Equity Interests shall not exceed $1,000,000 in any twelve- month period or $5,000,000 in total and no Default or Event of Default shall have occurred and be continuing immediately after such transaction, (viii) any loans, advances, distributions from the Company to Parent or any Restricted Subsidiary, or any loans, advances, distributions or payments by a Restricted Subsidiary to Parent, the Company or to another Restricted Subsidiary, in each case pursuant to intercompany Indebtedness, intercompany management agreements and other intercompany agreements and obligations entered into in the ordinary course of business, including reasonable advisory and service fees and any indemnity obligations,
(ix) if Parent files tax returns which include the Company, payments to Parent under any customary and reasonable tax sharing arrangement, and (x) payments to Parent in respect of customary and reasonable accounting, legal or other professional or administrative expenses or reimbursements for franchise or similar taxes and governmental charges incurred which relate to the business, operations or finances of the Company or Restricted Subsidiary and in respect of fees, offering costs and related expenses associated with any future registration statements filed with the Commission and subsequent ongoing public reporting requirements.

         The amount of all Restricted Payments (other than cash) shall be the fair market value on the date of the Restricted Payment of the asset(s) or securities proposed to be transferred or issued by the Company or such Restricted Subsidiary, as the case may be, pursuant to the Restricted Payment. The fair market value of any non-cash Restricted Payment shall be determined by the Board of Directors whose resolution with respect thereto shall be delivered to the Trustee. Not later than the date of making any Restricted Payment, the Company shall deliver to the Trustee an Officer's Certificate stating that such Restricted Payment is permitted and setting forth the basis upon which the calculations required by this Section 4.08 were computed.

SECTION 4.09     INCURRENCE OF INDEBTEDNESS AND ISSUANCE OF PREFERRED STOCK

         The Company shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable, contingently or otherwise, with respect to (collectively, "incur") any Indebtedness (including Acquired Debt) and that the Company shall not issue any Disqualified Stock and shall not permit any of its Restricted Subsidiaries to issue any shares of Disqualified Stock; provided that the Company may incur Indebtedness (including Acquired Debt) or issue shares of Disqualified Stock and may permit any Restricted Subsidiary to incur any Indebtedness (including Acquired Debt) or issue shares of Disqualified Stock if the Fixed Charge Coverage Ratio for the Company's most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which such additional Indebtedness is incurred or such Disqualified Stock is issued would have been at least 2.0 to 1, determined on a pro forma basis (including a pro forma application of the net proceeds therefrom), as if the additional Indebtedness had been incurred, or the Disqualified Stock had been issued, as the case may be, at the beginning of such four-quarter period.

         The provisions of the first paragraph of this Section 4.09 shall not apply to the incurrence of any of the following items of Indebtedness (collectively, "Permitted Debt"):

         (i) the incurrence by the Company of Indebtedness and letters of credit (with letters of credit being deemed to have a principal amount equal to the maximum potential liability of the Company and its Subsidiaries thereunder) under the New Credit Facility (or pursuant to any successor facility, which successor facility need not constitute Permitted Refinancing Indebtedness), along with any Guarantee thereof by any of the Restricted Subsidiaries, up to an amount at any time incurred equal to the greater of (a) $25,000,000, less the aggregate amount of all Net Proceeds of Asset Sales applied to permanently repay any such Indebtedness or, in the case of any such revolving Indebtedness, permanently reduce commitments therefor pursuant to
         Section 4.07 above or (b) the sum of 85% of the Company's consolidated accounts receivable and 60% of its consolidated inventory, in each case, from time to time, as determined in accordance with GAAP;

                 (ii) the incurrence by the Company or any of its Restricted Subsidiaries of Hedging Obligations that are incurred for the purpose of fixing or hedging interest rate risk with respect to any floating rate Indebtedness that is permitted by the terms of this Indenture to be outstanding or that are incurred by the Company or any of its Restricted Subsidiaries to protect against currency exchange rate risk in the conduct of its operations;

                 (iii) the incurrence by the Company and its Restricted Subsidiaries of the Existing Indebtedness;

                 (iv) the incurrence by the Company of Indebtedness represented by the Notes and the incurrence by the Subsidiary Guarantors of Indebtedness represented by the Subsidiary Guarantees;

                 (v) the incurrence by the Company or any of its Restricted Subsidiaries of Permitted Refinancing Indebtedness in exchange for, or the net proceeds of which are used to refund, refinance or replace Indebtedness that was permitted by this Indenture to be incurred;

                 (vi) the incurrence of Indebtedness in respect of performance bonds or surety or appeal bonds in the ordinary course of business;

                 (vii) the incurrence by the Company or any of its Restricted Subsidiaries of intercompany Indebtedness between or among the Company and any of its Wholly-Owned Restricted Subsidiaries; provided that (a) if the Company is the obligor on such Indebtedness, such Indebtedness is expressly subordinated to the prior payment in full in cash of all Obligations with respect to the Notes and if a Subsidiary Guarantor is the obligor on such Indebtedness, such Indebtedness is expressly subordinated to the prior payment in full in cash of all Obligations with respect to the Subsidiary Guarantees, and (b)(1) any subsequent issuance or transfer of Equity Interests that results in any such Indebtedness being held by a Person other than the Company or a Wholly-Owned Restricted Subsidiary and (B) any sale or other transfer of any such Indebtedness to a Person that is not either the Company or a Wholly-Owned Restricted Subsidiary shall be deemed, in each case, to constitute an incurrence of such Indebtedness by the Company or such Restricted Subsidiary, as the case may be;

                 (viii) the incurrence by the Company or any of its Restricted Subsidiaries of Indebtedness represented by Capital Lease Obligations, mortgage financings or purchase money obligations, in each case incurred for the purpose of financing all or any part of the purchase price or cost of construction or improvements of property used in the business of the Company or such Restricted Subsidiaries, in an aggregate principal amount not to exceed $7,500,000 at any time outstanding;

                 (ix) the incurrence by the Company or any of its Restricted Subsidiaries of additional Indebtedness in an aggregate principal amount (or accreted value, as applicable) at any time outstanding, including all Permitted Refinancing Indebtedness incurred to refund, refinance or replace any other additional Indebtedness incurred pursuant to this clause (ix), not to exceed $10,000,000; and

                 (x) the incurrence of Indebtedness by any Restricted Subsidiary pursuant to a Guarantee of Indebtedness permitted to be incurred.

         For purposes of determining compliance with this covenant, in the event that an item of Indebtedness meets the criteria of more than one of the categories of Permitted Debt described in clauses (i) through (x) above or is entitled to be incurred pursuant to the first paragraph of this Section 4.09, the Company shall, in its sole discretion, classify such item of Indebtedness in any manner that complies with this Section 4.09 and such item of Indebtedness shall be treated as having been incurred pursuant to only one of such clauses or pursuant to the first paragraph hereof. Any Indebtedness that may be incurred pursuant to this covenant may be incurred under the New Credit Facility. Accrual of interest, the accretion of accreted value and the payment of interest in the form of additional Indebtedness will not be deemed to be an incurrence of Indebtedness for purposes of this Section 4.09.

SECTION 4.10     LIENS

         The Company shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, assume or suffer to exist any Lien (except Permitted Liens) on any asset now owned or hereafter acquired, or any income or profits therefrom or assign or convey any right to receive income therefrom, unless the Notes are equally and ratably secured with the obligation or liability secured by such Lien until such time as such obligations are no longer secured by a Lien.

SECTION 4.11 DIVIDEND AND OTHER PAYMENT RESTRICTIONS AFFECTING RESTRICTED SUBSIDIARIES

         The Company shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any encumbrance or restriction on the ability of any Restricted Subsidiary to (i)(a) pay dividends or make any other distributions to the Company or any of its Restricted Subsidiaries (1) on its Capital Stock, or (2) with respect to any other interest or participation in, or measured by, its profits, or (b) pay any indebtedness owed to the Company or any of its Restricted Subsidiaries, (ii) make loans or advances to the Company or any of its Restricted Subsidiaries, or (iii) transfer any of its properties or assets to the Company or any of its Restricted Subsidiaries, except for such encumbrances or restrictions existing under or by reason of (a) Existing Indebtedness as in effect on the Issue Date, (b) the New Credit Facility, and any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings thereof; provided that such amendments, modifications, restatements, renewals, increases, supplements, refundings, replacement, or refinancings are no more restrictive in the aggregate with respect to such dividend and other payment restrictions than those contained in the New Credit Facility (or any successor facility thereof),
(c) this Indenture, the Notes and the Subsidiary Guarantees, (d) applicable law, (e) any instrument regarding the sale, lease or purchase of any asset or governing Indebtedness or Capital Stock of a Person acquired by the Company or any of its Restricted Subsidiaries as in effect at the time of such acquisition (except to the extent such Indebtedness was incurred in connection with or in contemplation of such acquisition), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person, or the property or assets of the Person, so acquired; provided that, in the case of Indebtedness, such Indebtedness was permitted by the terms of this Indenture to be incurred, (f) by reason of customary non-assignment provisions in licenses or leases entered into in the ordinary course of business and consistent with past practices, (g) mortgages or other purchase money obligations or Capital Lease Obligations for property acquired in the ordinary course of business that impose restrictions of the nature described in clause (iii) above on the property so acquired, (h) contracts for the sale of assets, including restrictions with respect to a Restricted Subsidiary under an agreement for the sale or disposition of all the stock or assets of such Restricted Subsidiary, or (i) Permitted Refinancing Indebtedness; provided that the restrictions contained in the agreements governing such Permitted Refinancing Indebtedness are no more restrictive in the aggregate than those contained in the agreements governing the Indebtedness being refinanced.

SECTION 4.12     LIMITATION ON LAYERING DEBT

         Notwithstanding the provisions of Section 4.09 hereof, the Company shall not incur, create, issue, assume, guarantee or otherwise become liable for any Indebtedness that is subordinate or junior in right of payment to any Senior Debt and senior in any respect in right of payment to the Notes. In addition, the Subsidiary Guarantors shall not incur, create, issue, assume, guarantee or otherwise become liable for any Indebtedness that is subordinate or junior in right of payment to any Senior Debt of the Subsidiary Guarantor and senior in any respect in right of payment to its Subsidiary Guarantee.

SECTION 4.13     ADDITIONAL SUBSIDIARY GUARANTEES

         If any entity (other than an Excluded Restricted Subsidiary) shall become a Restricted Subsidiary after the Issue Date, then such Restricted Subsidiary shall execute and deliver to the Trustee a supplemental indenture in form and substance substantially similar to Exhibit C hereto pursuant to which such Restricted Subsidiary shall unconditionally Guarantee all of the Company's obligations under the Notes and deliver an Opinion of Counsel reasonably satisfactory to the Trustee that such supplemental indenture has been duly executed and delivered by such Restricted Subsidiary.

SECTION 4.14     UNRESTRICTED SUBSIDIARIES

         The Board of Directors may designate any Subsidiary (including any Restricted Subsidiary or any newly acquired or newly formed Subsidiary) to be an Unrestricted Subsidiary so long as: (i) neither the Company nor any Restricted Subsidiary is directly or indirectly liable for any Indebtedness of such Subsidiary, (ii) no default with respect to any Indebtedness of such Subsidiary would permit (upon notice, lapse of time or otherwise) any holder of any other Indebtedness of the Company or any Restricted Subsidiary to declare a default on such other Indebtedness or cause the payment thereof to be accelerated or payable prior to its stated maturity, (iii) any Investment in such Subsidiary deemed to be made as a result of designating such Subsidiary an Unrestricted Subsidiary will not violate the provisions of Section 4.08, (iv) neither the Company nor any Restricted Subsidiary has a contract, agreement, arrangement, understanding or obligation of any kind, whether written or oral, with such Subsidiary other than (A) those that might be obtained at the time from Persons who are not Affiliates of the Company or (B) administrative, tax sharing and other ordinary course contracts, agreements, arrangements and understandings or obligations entered into in the ordinary course of business, and (v) neither the Company nor any Restricted Subsidiary has any obligation to subscribe for additional shares of Capital Stock or other Equity Interests in such Subsidiary, or to maintain or preserve such Subsidiary's financial condition or to cause such Subsidiary to achieve certain levels of operating results other than as permitted by Section 4.08. Notwithstanding the foregoing, the Company may not designate as an Unrestricted Subsidiary any Subsidiary which, on the Issue Date, is a Significant Subsidiary, and may not sell, transfer or otherwise dispose of any properties or assets of any such Significant Subsidiary to an Unrestricted Subsidiary, other than in the ordinary course of business. Any Investment made by the Company or any Restricted Subsidiary which is designated from a Restricted Subsidiary to an Unrestricted Subsidiary shall thereafter be considered as having been a Restricted Payment (to the extent not previously included as a Restricted Payment) made on the day such Subsidiary is designated an Unrestricted Subsidiary in the amount of the greater of (i) the fair market value (as determined by the Board of Directors of the Company in good faith) of the Equity Interests of such Subsidiary held by the Company and its Restricted Subsidiaries on such date, and (ii) the amount of the Investments determined in accordance with GAAP made by the Company and any of its Restricted Subsidiaries in such Subsidiary.

         The Board of Directors may designate any Unrestricted Subsidiary as a Restricted Subsidiary; provided that such designation will be deemed to be an incurrence of Indebtedness by a Restricted Subsidiary of any outstanding Indebtedness of such Unrestricted Subsidiary and such designation will only be permitted if (i) such Indebtedness is permitted by Section 4.09, and (ii) no Default or Event of Default would occur as a result of such designation.

         Any such designation by the Board of Directors pursuant to this
Section 4.14 shall be evidenced to the Trustee by the filing of a Board Resolution with the Trustee giving effect to such designation.

SECTION 4.15     TRANSACTIONS WITH AFFILIATES

         The Company shall not, and shall not permit any of its Restricted Subsidiaries to, make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any transaction, contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate (each of the foregoing, an "Affiliate Transaction"), unless
(i) such Affiliate Transaction is on terms that are at least as favorable as those that could reasonably be expected to be obtained by the Company or the relevant Restricted Subsidiary in a comparable transaction by the Company or such Restricted Subsidiary with an unrelated Person, and (ii) the Company delivers to the Trustee (a) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $1,000,000, a resolution of the Board of Directors set forth in an Officer's Certificate certifying that such Affiliate Transaction complies with clause (i) above and that such Affiliate Transaction has been approved by a majority of the disinterested members of the Board of Directors, and (b) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $5,000,000, an opinion as to the fairness to the Company of such Affiliate Transaction from a financial point of view issued by an accounting, appraisal or investment banking firm of national standing; provided that the following shall not be deemed to be Affiliate
Transactions: (u) any employment agreement entered into by the Company or any of its Restricted Subsidiaries in the ordinary course of business and consistent with the past practice of the Company or such Restricted Subsidiary,
(v) transactions between or among the Company and/or its Restricted Subsidiaries, (w) Restricted Payments that are permitted by the provisions of
Section 4.08 hereof, (x) reasonable and customary fees paid by the Company or such Restricted Subsidiary to members of their respective Boards of Directors,
(y) transactions or agreements existing as of the Issue Date, and (z) reasonable and customary grants of stock, stock options or other Equity Interests to employees and directors of the Company in accordance with duly adopted stock grant, stock option and similar plans.

SECTION 4.16     REPORTS

         Whether or not required by the rules and regulations of the Commission, so long as any Notes are outstanding, the Company shall furnish to the Holders of Notes (i) all quarterly and annual financial information that would be required to be contained in a filing with the Commission on Forms 10-Q and 10-K if the Company were required to file such Forms, including a "Management's Discussion and Analysis of Financial Condition and Results of Operations" and, with respect to the annual information only, a report thereon by the Company's certified independent auditors and (ii) all current reports that would be required to be filed with the Commission on Form 8-K if the Company were required to file such reports. In addition, whether or not required by the rules and regulations of the Commission, the Company shall file a copy of all such information and reports with the Commission for public availability (unless the Commission will not accept such a filing) and make such information available to securities analysts and prospective investors upon request. In addition, the Company has agreed that, for so long as any Notes remain outstanding, it shall furnish to the Holders and to prospective purchasers designated by such Holders, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

         The financial information to be distributed to Holders of Notes shall be filed with the Trustee and mailed promptly following filing with the Commission or such date as such information should have been required to have been filed with the Commission to the Holders at their addresses appearing in the register of the Notes maintained by the Registrar.

         The Company shall provide the Trustee with a sufficient number of copies of all reports and other documents and information and, if required by the Company, the Trustee will deliver such reports to the Holders under this
Section 4.03.

                                   ARTICLE 5
                                   SUCCESSORS

SECTION 5.01 LIMITATIONS ON MERGER, CONSOLIDATION OR SALE OF SUBSTANTIALLY ALL ASSETS

         The Company shall not consolidate or merge with or into (whether or not the Company is the surviving corporation), or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets in one or more related transactions, to another corporation, Person or entity unless (i) the Company is the surviving corporation or the entity or the Person formed by or surviving any such consolidation or merger (if other than the Company) or to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made is a corporation organized or existing under the laws of the United States, any state thereof or the District of Columbia; (ii) the entity or Person formed by or surviving any such consolidation or merger (if other than the Company) or the entity or Person to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made assumes all the obligations of the Company under the Notes and this Indenture pursuant to a supplemental indenture in a form reasonably satisfactory to the Trustee; (iii) immediately after such transaction no Default or Event of Default exists; and
(iv) except in the case of a merger of the Company with or into a Wholly-Owned Restricted Subsidiary of the Company, the Company or the entity or Person formed by or surviving any such consolidation or merger (if other than the Company), or to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made (A) will have Consolidated Net Worth immediately after the transaction equal to or greater than the Consolidated Net Worth of the Company immediately preceding the transaction and (B) will, after giving pro forma effect thereto as if such transaction had occurred at the beginning of the applicable four-quarter period, be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the first paragraph of Section 4.09 above.

         The Company shall deliver to the Trustee prior to the consummation of the proposed transaction an Officer's Certificate to the foregoing effect and an Opinion of Counsel stating that the proposed transaction and such supplemental indenture if applicable comply with this Indenture. The Trustee shall be entitled to conclusively rely upon such Officer's Certificate and Opinion of Counsel.

SECTION 5.02     SUCCESSOR CORPORATION SUBSTITUTED

         Upon any consolidation or merger, or any sale, lease, conveyance or other disposition of all or substantially all of the assets of the Company in accordance with Section 5.01, the successor corporation formed by such consolidation or into or with which the Company is merged or to which such sale, lease, conveyance or other disposition is made shall succeed to, and be substituted for (so that from and after the date of such consolidation, merger, sale, lease, conveyance or other disposition, the provisions of this Indenture referring to the "Company" shall refer instead to the successor corporation and not to the Company), and may exercise every right and power of the Company under this Indenture with the same effect as if such successor Person had been named as the Company herein; provided, that the Company shall not be released or discharged from the obligation to pay the principal of or interest on the Notes.

                                   ARTICLE 6
                             DEFAULTS AND REMEDIES

SECTION 6.01     EVENTS OF DEFAULT

         Each of the following constitutes an "Event of Default":

                 (i) default for 30 days in the payment when due of interest on, or Liquidated Damages with respect to, the Notes (whether or not prohibited by Article 11 hereof);

                 (ii) default in payment when due of the principal of or premium, if any, on the Notes (whether or not prohibited by Article 11 hereof);

                 (iii) failure by the Company to comply with the provisions of Section 4.06, 4.07 or 5.01;

                 (iv) failure by the Company for 30 days after written notice from the Trustee or the Holders of at least 30% in principal amount of the then outstanding Notes to comply with Sections 4.08 and
         4.09 hereof;

                 (v) failure by the Company for 60 days after written notice from the Trustee or Holders of 30% in principal amount of the then outstanding Notes to comply with any of its other agreements in this Indenture or the Notes;

                 (vi) except as permitted by this Indenture, any Subsidiary Guarantee shall be held in any judicial proceeding to be unenforceable or invalid or shall cease for any reason to be in full force and effect or any Subsidiary Guarantor, or any Person acing on behalf of any Subsidiary Guarantor, shall deny or disaffirm its obligations under its Subsidiary Guarantee;

                 (vii) default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Company or any of its Restricted Subsidiaries (or the payment of which is guaranteed by the Company or any of its Restricted Subsidiaries) whether such Indebtedness or guarantee now exists, or is created after the Issue Date, which default (a) is caused by a failure to pay principal when due at final stated maturity (a "Payment Default") or (b) results in the acceleration of such Indebtedness prior to its express maturity and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $7,500,000 or more;

                 (viii) failure by the Company or any of its Restricted Subsidiaries to pay final judgments aggregating in excess of $7,500,000, which judgments are not paid, discharged or stayed for a period of 60 days;

                 (ix) the Company or any of its Significant Subsidiaries pursuant to or within the meaning of any Bankruptcy Law (a) commences a voluntary case, (b) consents to the entry of an order for relief against it in an involuntary case, (c) consents to the appointment of a Custodian of it or for all or substantially all of its property, (d) makes a general assignment for the benefit of its creditors, or (e) generally is unable to pay its debts as the same become due; or

                 (x) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that (a) is for relief against the Company or any of its Significant Subsidiaries in an involuntary case,
         (b) appoints a Custodian of the Company or any of its Significant Subsidiaries or for all or substantially all of their property, or (c) orders the liquidation of the Company or any of its Significant Subsidiaries, and the order or decree remains unstayed and in effect for 60 days.

         To the extent that the last day of the period referred to in clause
(i), (iii), (iv) or (v) of the immediately preceding paragraph is not a Business Day, then the first Business Day following such day shall be deemed to be the last day of the period referred to in such clauses. Any "day" will be deemed to end as of 11:59 p.m., New York City time.

         The term "Custodian" means any receiver, trustee, assignee, liquidator or similar official under any Bankruptcy Law.

SECTION 6.02     ACCELERATION

         If any Event of Default (other than an Event of Default with respect to the Company or a Significant Subsidiary specified in clauses (ix) or (x) of
Section 6.01 hereof) occurs and is continuing, the Trustee or the Holders of at least 30% in principal amount of the then outstanding Notes may declare all the Notes to be due and payable by notice in writing to the Company and the Trustee specifying the respective Event of Default and that it is a notice of acceleration (the "Acceleration Notice"), and the same (i) shall become immediately due and payable or (ii) if there are any amounts outstanding under the New Credit Facility, shall become immediately due and payable upon the first to occur of an acceleration under the New Credit Facility or five Business Days after receipt by the Company and the Representative under the New Credit Facility of such Acceleration Notice but only if such Event of Default is then continuing. Notwithstanding the foregoing, in the case of an Event of Default arising from certain events of bankruptcy or insolvency, with respect to the Company, any Significant Subsidiary or any group of Restricted Subsidiaries that, taken together, would constitute a Significant Subsidiary, all outstanding Notes will become due and payable without declaration or other action or notice. Holders of the Notes may not enforce this Indenture or the Notes except as provided herein. Subject to certain limitations, Holders of a majority in principal amount of the then outstanding Notes may direct the Trustee in its exercise of any trust or power. In the event of a declaration of acceleration of the Notes because an Event of Default has occurred and is continuing as a result of the acceleration of any Indebtedness described in
Section 6.01(vii), the declaration of acceleration of the Notes shall be automatically annulled if the holders of any Indebtedness described in Section 6.01(vii) have rescinded the declaration of acceleration in respect of such Indebtedness within thirty (30) days of the date of such declaration and if (i) the annulment of the acceleration of the Notes would not conflict with any judgment or decree of a court of competent jurisdiction, and (ii) all existing Events of Default, except nonpayment of principal or interest or Liquidated Damages on the Notes that became due solely because of the acceleration of the Notes, have been cured or waived. The Trustee may withhold from Holders of the Notes notice of any continuing Default or Event of Default (except a Default or Event of Default relating to the payment of principal or interest) if it determines that withholding notice is in their interest.

         In the case of any Event of Default occurring by reason of any willful action (or inaction) taken (or not taken) by or on behalf of the Company with the intention of avoiding payment of the premium that the Company would have had to pay if the Company then had elected to redeem the Notes pursuant to
Section 3.07 hereof, an equivalent premium shall also become and be immediately due and payable to the extent permitted by law upon the acceleration of the Notes. If an Event of Default occurs prior to August 1, 2002, by reason of any willful action (or inaction) taken (or not taken) by or on behalf of the Company with the intention of avoiding the prohibition on redemption of the Notes prior to August 1, 2002, then the premium specified Section 3.07 hereof shall also become immediately due and payable to the extent permitted by law upon the acceleration of the Notes.

SECTION 6.03     OTHER REMEDIES

         If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of principal or interest on the Notes or to enforce the performance of any provision of the Notes or this Indenture.

         The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. All remedies are cumulative to the extent permitted by law.

SECTION 6.04     WAIVER OF PAST DEFAULTS

         (1) Holders of at least a majority in aggregate principal amount of the Notes then outstanding (including consents obtained with a purchase or tender or exchange offer for Notes) by notice to the Trustee may on behalf of the Holders of all of the Notes waive any existing Default or Event of Default and its consequences under this Indenture, except a continuing Default or Event of Default in the payment of interest or Liquidated Damages, if any, on, or the principal of, the Notes. Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon.

         (2) The Trustee may, without the consent of any Holders of the Notes, waive any Event of Default that relates to untimely or incomplete reports or information if the legal rights of the Holders would not be materially adversely affected thereby and may waive any other defaults the effect of which would not materially adversely affect the rights of the Holders under this Indenture.

SECTION 6.05     CONTROL BY MAJORITY

         Holders of at least a majority in principal amount of the then outstanding Notes may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on it. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture, that the Trustee determines may be unduly prejudicial to the rights of other Holders, or that may involve the Trustee in personal liability. The Trustee may take any other action which is proper which is not inconsistent with any such direction.

SECTION 6.06     LIMITATION ON SUITS

         A Holder may pursue a remedy with respect to this Indenture, the Subsidiary Guarantee or the Notes only if:

                 (1) the Holder gives to the Trustee written notice of a continuing Event of Default;

                 (2) the Holders of at least 30% in principal amount of the then outstanding Notes make a written request to the Trustee to pursue the remedy;

                 (3) such Holder or Holders offer and, if requested, provide to the Trustee indemnity satisfactory to the Trustee against any loss, liability or expense;

                 (4) the Trustee does not comply with the request within 60 days after receipt of the request and the offer and, if requested, the provision of indemnity; and

                 (5) during such 60-day period the Holders of a majority in aggregate principal amount of the then outstanding Notes do not give the Trustee a direction inconsistent with the request.

         A Holder may not use this Indenture to prejudice the rights of another Holder or to obtain a preference or priority over another Holder.

SECTION 6.07     RIGHTS OF HOLDERS TO RECEIVE PAYMENT

         Notwithstanding any other provision of this Indenture, the right of any Holder of a Note to receive payment of principal, premium, if any, and interest on the Note, on or after the respective due dates expressed in the Note, or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or adversely affected without the consent of the Holder.

SECTION 6.08     COLLECTION SUIT BY TRUSTEE

         If an Event of Default specified in Section 6.01(i) or (ii) occurs and is continuing, the Trustee is authorized to recover judgment in its own name and as trustee of an express trust against the Company for the whole amount of principal and interest remaining unpaid on the Notes and interest on overdue principal and, to the extent lawful, interest and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

SECTION 6.09     TRUSTEE MAY FILE PROOFS OF CLAIM

         The Trustee is authorized to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and the Holders allowed in any judicial proceedings relative to the Company (or any other obligor upon the Notes), its creditors or its property and shall be entitled and empowered to collect, receive and distribute any money or other property payable or deliverable on any such claims and any custodian in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee, and in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.07 hereof. To the extent that the payment of any such compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.07 hereof out of the estate in any such proceeding, shall be denied for any reason, payment of the same shall be secured by a Lien on, and shall be paid out of, any and all distributions, dividends, money, securities and other properties which the Holders of the Notes may be entitled to receive in such proceeding whether in liquidation or under any plan of reorganization or arrangement or otherwise. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

SECTION 6.10     PRIORITIES

         If the Trustee collects any money pursuant to this Article 6, it shall pay out the money in the following order:

         First:  to the Trustee, its agents and attorneys for amounts due under
Section 7.07, including payment of all compensation, expense and liabilities incurred, and all advances made, by the Trustee and the costs and expenses of collection;

         Second: to Holders for amounts due and unpaid on the Notes for principal, premium, if any, interest and Liquidated Damages, if any, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for principal, premium, if any, interest, and Liquidated Damages, if any, respectively;

         Third: without duplication, to Holders of Notes for any other Obligations owing to the Holders of Notes under the Notes or this Indenture; and

         Fourth: to the Company or to such party as a court of competent jurisdiction shall direct.

         The Trustee may fix a record date and payment date for any payment to Holders pursuant to this Section 6.10.

SECTION 6.11     UNDERTAKING FOR COSTS

         In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as a Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section 6.07, or a suit by Holders of more than 10% in principal amount of the then outstanding Notes.

                                   ARTICLE 7
                                    TRUSTEE

SECTION 7.01     DUTIES OF TRUSTEE

         (1) If an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in their exercise, as a prudent person would exercise or use under the circumstances in the conduct of their own affairs.

         (2)     Except during the continuance of an Event of Default:

                 (a) The duties of the Trustee shall be determined solely by the express provisions of this Indenture and the Trustee need perform only those duties that are specifically set forth in this Indenture and no others, and no implied covenants or obligations shall be read into this Indenture against the Trustee.

                 (b) In the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. In the case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Indenture (but need not confirm or investigate the accuracy of mathematic calculations or other facts stated therein).

         (3) The Trustee may not be relieved from liabilities for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

                 (a)      This paragraph does not limit the effect of paragraph
         (2) of this Section.

                 (b) The Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts.

                 (c) The Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05.

         (4) Whether or not therein expressly so provided, every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (1), (2) and (3) of this Section.

         (5) No provision of this Indenture shall require the Trustee to expend or risk its own funds or incur any liability. The Trustee may refuse to perform any duty or exercise any right or power unless it receives indemnity satisfactory to it against any loss, liability or expense.

         (6) The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Company. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

         (7) All indemnifications and releases from liability granted herein to the Trustee shall extend to the directors, officers, employees and agents of the Trustee and to the Paying Agent and Registrar.

SECTION 7.02     RIGHTS OF TRUSTEE

         (1) The Trustee may conclusively rely upon any document believed by it to be genuine and to have been signed or presented by the proper Person. The Trustee need not investigate any fact or matter stated in the document, but the Trustee may, in its discretion, make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company, personally or by agent or attorney.

         (2) Before the Trustee acts or refrains from acting, it may require an Officer's Certificate or an Opinion of Counsel or both. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such Officer's Certificate or Opinion of Counsel. The Trustee may consult with counsel of its selection and the advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection from liability in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.

         (3) The Trustee may act through agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care.

         (4) The Trustee shall not be liable for any action it takes or omits to take in good faith which it believes to be authorized or within its rights or powers conferred upon it by this Indenture.

         (5) Unless otherwise specifically provided in this Indenture, any demand, request, direction or notice from the Company shall be sufficient if signed by an Officer of the Company.

         (6) The permissive rights of the Trustee to do things enumerated in this Indenture shall not be construed as a duty unless so specified herein.

         (7) The Trustee shall not be deemed to have notice of any Default or Event of Default unless a Responsible Officer of the Trustee has actual knowledge thereof unless written notice of any event which is in fact such a Default is received by the Trustee at the Corporate Trust Office of the Trustee, and such notice references the Notes and this Indenture.

SECTION 7.03     INDIVIDUAL RIGHTS OF TRUSTEE

         The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Company or an Affiliate with the same rights it would have if it were not Trustee. Any Agent may do the same with like rights. However, the Trustee is subject to Sections
7.10 and 7.11. Subject to the provisions of Section 310(b) of the TIA, the Trustee shall be permitted to engage in transactions with the Company and its Subsidiaries other than those contemplated by this Indenture.

SECTION 7.04     TRUSTEE'S DISCLAIMER

         The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture or the Notes, it shall not be accountable for the Company's use of the proceeds from the Notes or any money paid to the Company or upon the Company's written direction under any provision hereof. The Trustee shall not be responsible for the use or application of any money received by any Paying Agent other than the Trustee and it shall not be responsible for any statement or recital herein or any statement in the Notes or any other document in connection with the sale of the Notes or pursuant to this Indenture other than its certificate of authentication.

SECTION 7.05     NOTICE OF DEFAULTS

         The Trustee shall not be deemed to have notice of a Default or an Event of Default unless (i) the Trustee has received written notice thereof from the Company or any Holder or (ii) a Responsible Officer of the Trustee shall have actual knowledge thereof. Except as otherwise expressly provided herein, the Trustee shall not be bound to ascertain or inquire as to the performance or observance of any of the terms, conditions, covenants or agreements herein, or of any of the documents executed in connection with the Notes, or as to the existence of a Default or Event of Default hereunder.

         Subject to Section 6.04(2), if a Default or Event of Default occurs and is continuing and if it is known to a Responsible Officer of the Trustee, the Trustee shall mail to Holders a notice of the Default or Event of Default within 90 days after it obtains knowledge of the existence of such Event of Default. Except in the case of a Default or Event of Default in payment of principal, premium or interest on any Note, the Trustee may withhold the notice if and so long as a committee of its Responsible Officers in good faith determines that withholding the notice is in the interests of Holders.

SECTION 7.06     REPORTS BY TRUSTEE TO HOLDERS

         Within 60 days after each December 31 beginning with the December 31 following the date of this Indenture, the Trustee shall mail to Holders a brief report dated as of such reporting date that complies with TIA Section 313(a) (but if no event described in TIA Section 313(a) has occurred within the twelve months preceding the reporting date, no report need be transmitted).
The Trustee also shall comply with TIA Section 313(b). The Trustee shall also transmit by mail all reports as required by TIA Section 313(c).

         Commencing at the time this Indenture is qualified under the TIA, a copy of each report at the time of its mailing to Holders shall be filed with the SEC and each stock exchange, if any, on which the Company has informed the Trustee that Notes are listed. The Company shall promptly notify the Trustee when the Notes are listed on any stock exchange.

SECTION 7.07     COMPENSATION AND INDEMNITY

         The Company shall pay to the Trustee from time to time reasonable compensation, as the Company and the Trustee shall from time to time agree, for its acceptance of this Indenture and services hereunder. The Trustee's compensation shall not be limited by any law on compensation of a trustee of an express trust. The Company shall reimburse the Trustee promptly upon request for all reasonable disbursements, advances and expenses incurred or made by it in addition to the compensation for its services. Such expenses shall include the reasonable compensation, disbursements and expenses of the Trustee's agents and counsel.

         The Company shall indemnify the Trustee or any predecessor Trustee and their agents, employees, officers and directors against any and all losses, liabilities, expenses or taxes (other than taxes based upon, measured by or determined by the income of the Trustee) incurred by it arising out of or in connection with the acceptance or administration of its duties under this Indenture, including the costs and expenses of defending itself against any claim or liability in connection with the exercise or performance of any of its powers or duties hereunder, except to the extent that such loss, damage, claim, liability or expense is due to its own negligence or bad faith. The Trustee shall notify the Company promptly of any claim for which it may seek indemnity. Failure by the Trustee to so notify the Company shall not relieve the Company of its obligations hereunder. The Company shall defend the claim and the Trustee shall cooperate in the defense. The Trustee may have separate counsel and the Company shall pay the reasonable fees and expenses of such counsel.
The Company need not pay for any settlement made without its consent, which consent shall not be unreasonably withheld.

         The Company need not reimburse any expense or indemnify against any loss or liability incurred by the Trustee through its own negligence or bad faith.

         The obligations of the Company under this Section 7.07 shall survive the satisfaction and discharge of this Indenture.

         To secure the Company's payment obligations in this Section, the Trustee shall have a Lien prior to the Notes on all money or property held or collected by the Trustee, except that held in trust to pay principal and interest on particular Notes. Such Lien shall survive the satisfaction and discharge of this Indenture.

         When the Trustee incurs expenses or renders services after an Event of Default specified in Section 6.01(ix) or (x) occurs, the expenses and the compensation for the services are intended to constitute expenses of administration under any Bankruptcy Law.

SECTION 7.08     REPLACEMENT OF TRUSTEE

         A resignation or removal of the Trustee and appointment of a successor Trustee shall become effective only upon the successor Trustee's acceptance of appointment as provided in this Section 7.08.

         The Trustee may resign at any time and be discharged from the trust hereby created by so notifying the Company. The Holders of a majority in principal amount of the then outstanding Notes may remove the Trustee by so notifying the Trustee and the Company. The Company may remove the Trustee if:

                 (1)      the Trustee fails to comply with Section 7.10;

                 (2) the Trustee is adjudged a bankrupt or an insolvent or an order for relief is entered with respect to the Trustee under any Bankruptcy Law;

                 (3) a Custodian or public officer takes charge of the Trustee or its property; or

                 (4)      the Trustee becomes incapable of acting.

         If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Company shall promptly appoint a successor Trustee.

         If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company or the Holders of at least 10% in principal amount of the then outstanding Notes may petition any court of competent jurisdiction for the appointment of a successor Trustee.

         If the Trustee after written request by any Holder who has been a Holder for at least six months fails to comply with Section 7.10, such Holder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

         A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Thereupon the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee shall mail a notice of its succession to Holders. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee, provided all sums owing to the Trustee hereunder have been paid and subject to the Lien provided for in Section 7.07. Notwithstanding replacement of the Trustee pursuant to this Section 7.08, the Company's obligations under Section 7.07 hereof shall continue for the benefit of the retiring Trustee.

SECTION 7.09     SUCCESSOR TRUSTEE BY MERGER, ETC.

         If the Trustee consolidates, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation, the successor corporation without any further act shall be the successor Trustee.

SECTION 7.10     ELIGIBILITY; DISQUALIFICATION

         There shall at all times be a Trustee hereunder which shall be a corporation organized and doing business under the laws of the United States of America or of any state thereof authorized under such laws to exercise corporate trustee power, shall be subject to supervision or examination by Federal or state authority and shall have (or in the case of a corporation included in a bank holding company system, the related bank holding company shall have) a combined capital and surplus of at least $50,000,000 as set forth in its most recent published annual report of condition.

         This Indenture shall always have a Trustee who satisfies the requirements of TIA Section 310(a)(1) and 310(a)(5). The Trustee is subject to TIA Section 310(b).

SECTION 7.11     PREFERENTIAL COLLECTION OF CLAIMS AGAINST THE COMPANY

         The Trustee is subject to TIA Section 311(a), excluding any creditor relationship listed in TIA Section 311(b). A Trustee who has resigned or been removed shall be subject to TIA Section 311(a) to the extent indicated therein.

                                   ARTICLE 8
                    LEGAL DEFEASANCE AND COVENANT DEFEASANCE

SECTION 8.01     OPTION TO EFFECT LEGAL DEFEASANCE OR COVENANT DEFEASANCE

         The Company and the Subsidiary Guarantors may, at the option of their respective Board of Directors evidenced by a resolution set forth in an Officer's Certificate, at any time, with respect to the Notes and the Subsidiary Guarantees, elect to have either Section 8.02 or 8.03 be applied to all outstanding Notes upon compliance with the conditions set forth below in this Article Eight.

SECTION 8.02.    LEGAL DEFEASANCE AND DISCHARGE

         Upon the Company's exercise under Section 8.01 of the option applicable to this Section 8.02 and subject to the satisfaction of the conditions contained in Section 8.04 hereof, the Company and all Subsidiary Guarantors shall be deemed to have been discharged from their respective obligations with respect to all outstanding Notes and the Subsidiary Guarantee on the date the conditions set forth below are satisfied (hereinafter, "Legal Defeasance"). For this purpose, such Legal Defeasance means that (i) the Company and each Subsidiary Guarantor shall be deemed to have paid and discharged the entire Indebtedness represented by the outstanding Notes and Subsidiary Guarantee, , which shall thereafter be deemed to be "outstanding" only for the purposes of Section 8.05 and the other Sections of this Indenture referred to in (a) and (b) below, and to have satisfied all their respective other obligations under such Notes, the Subsidiary Guarantees, and this Indenture (and the Trustee, on demand of and at the expense of the Company, shall execute proper instruments acknowledging the same), and (ii) the Subsidiary Guarantors shall each be released from its Subsidiary Guarantee, except for the following which shall survive until otherwise terminated or discharged hereunder: (a) the rights of Holders of outstanding Notes to receive solely from the trust fund described in Section 8.04, and as more fully set forth in such Section, payments in respect of the principal of, premium, if any, and interest and Liquidated Damages, if any, on such Notes when such payments are due, (b) the Company's obligations with respect to such Notes under Sections 2.03, 2.05, 2.06, 2.07, 2.10 and 4.02, (c) the rights, powers, trusts, duties and immunities of the Trustee hereunder and the Company's obligations in connection therewith, and (d) this Article Eight. Subject to compliance with this Article Eight, the Company may exercise its option under this Section 8.02 notwithstanding the prior exercise of its option under
Section 8.03 with respect to the Notes.

SECTION 8.03     COVENANT DEFEASANCE

         Upon the Company's exercise under Section 8.01 of the option applicable to this Section 8.03 and subject to satisfaction of the conditions contained in Section 8.04 hereof, the Company and each Subsidiary Guarantor shall be released from its obligations under the covenants contained in Sections 4.03, 4.04, 4.06, 4.07, 4.08, 4.09, 4.10, 4.11, 4.12, 4.13, 4.14, 4.15
and 4.16 and Article 5 with respect to the outstanding Notes and Subsidiary Guarantees on and after the date the conditions set forth below are satisfied (hereinafter, "Covenant Defeasance"), and the Notes shall thereafter be deemed not "outstanding" for the purposes of any direction, waiver, consent or declaration or act of Holders (and the consequences of any thereof) in connection with such covenants, but shall continue to be deemed "outstanding" for all other purposes hereunder (it being understood that such Notes and Subsidiary Guarantees shall not be deemed outstanding for accounting purposes). For this purpose, such Covenant Defeasance means that, with respect to the outstanding Notes and Subsidiary Guarantees, the Company may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply shall not constitute a Default or an Event of Default under Section 6.01(iii), (iv) or (v), but, except as specified above, the remainder of this Indenture and such Notes and Subsidiary Guarantees shall be unaffected thereby. In addition, upon the Company's exercise under
Section 8.01 of the option applicable to this Section 8.03, Sections 6.01(iii) through 6.01(viii) shall not constitute Events of Default.

SECTION 8.04     CONDITIONS TO LEGAL OR COVENANT DEFEASANCE

         The following shall be the conditions to the application of either
Section 8.02 or Section 8.03 to the outstanding Notes and Subsidiary
Guarantees:

                 (1) the Company shall irrevocably have deposited or caused to be deposited with the Trustee (or another trustee satisfying the requirements of Section 7.10 who shall agree to comply with the provisions of this Article Eight applicable to it) as trust funds in trust for the purpose of making the following payments, specifically pledged as security for, and dedicated solely to, the benefit of the Holders of such Notes, (a) cash in U.S. Dollars in an amount, or (b) non-callable Government Securities which through the scheduled payment of principal and interest and Liquidated Damages, if any, in respect thereof in accordance with their terms will provide, not later than one day before the due date of any payment, cash in U.S. Dollars in an amount, or (c) a combination thereof, in such amounts, as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, to pay and discharge and which shall be applied by the Trustee (or other qualifying trustee) to pay and discharge the principal of, premium, if any, and interest and Liquidated Damages, if any, on the outstanding Notes on the stated maturity or on the applicable redemption date, as the case may be, and the Company must specify whether the Notes are being defeased to maturity or to a particular redemption date of such principal or installment of principal, premium, if any, or interest; provided that the Trustee shall have been irrevocably instructed to apply such money or the proceeds of such non-callable Government Securities to said payments with respect to the Notes;

                 (2)      In the case of an election under Section 8.02, either
         (i) (A) the Notes will become due and payable at their stated maturity within one year after the date of such election pursuant to Section
         8.02 or, within one year after the date of such election, the Notes will be redeemable at the option of the Company and will be redeemed by the Company pursuant to irrevocable instructions issued to the Trustee at the time of such election for the giving of a notice of redemption by the Trustee for such redemption, and (B) the Company shall have delivered to the Trustee an Opinion of Counsel in the United States reasonably satisfactory to the Trustee to the effect that the Holders of the outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to Federal income tax in the same amount, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred or (ii) the Company shall have delivered to the Trustee an Opinion of Counsel in the United States reasonably satisfactory to the Trustee confirming that
         (A) the Company has received from, or there has been published by, the Internal Revenue Service a ruling or (B) since the date hereof, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such opinion shall confirm that, the Holders of the outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance has not occurred;

                 (3) In the case of an election under Section 8.03, the Company shall have delivered to the Trustee an Opinion of Counsel in the United States reasonably acceptable to the Trustee confirming that the Holders of the outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to Federal income tax in the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

                 (4) No Default or Event of Default with respect to the Notes shall have occurred and be continuing on the date of such deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit) or, in so far as
         Section 6.01(ix) or (x) is concerned, at any time in the period ending on the 91st day after the date of such deposit (it being understood that this condition shall not be deemed satisfied until the expiration of such period);

                 (5) Such Legal Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute a default under, the New Credit Facility or any other material agreement or instrument (other than this Indenture) to which the Company or any of its Restricted Subsidiaries is a party or by which the Company or any of its Restricted Subsidiaries is bound;

                 (6) The Company shall have delivered to the Trustee an Officer's Certificate stating that the deposit made by the Company pursuant to its election under Section 8.02 or 8.03 was not made by the Company with the intent of preferring the Holders over other creditors of the Company or with the intent of defeating, hindering, delaying or defrauding creditors of the Company or others; and

                 (7) The Company shall have delivered to the Trustee an Officer's Certificate and an Opinion of Counsel in the United States, each stating that all conditions precedent provided for relating to either the Legal Defeasance under Section 8.02 or the Covenant Defeasance under Section 8.03 (as the case may be) have been complied with as contemplated by this Section 8.04.

SECTION 8.05 DEPOSITED MONEY AND GOVERNMENT SECURITIES TO BE HELD IN TRUST; OTHER MISCELLANEOUS PROVISIONS

         Subject to Section 8.06, all money and non-callable Government Securities (including the proceeds thereof) deposited with the Trustee (or other qualifying trustee, collectively for purposes of this Section 8.05, the "Trustee") pursuant to Section 8.04 in respect of the outstanding Notes shall be held in trust and applied by the Trustee, in accordance with the provisions of such Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Company or any Subsidiary acting as Paying Agent) as the Trustee may determine, to the Holders of such Notes of all sums due and to become due thereon in respect of principal, premium, if any, and interest, but such money need not be segregated from other funds except to the extent required by law.

         The Company shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the cash or non-callable Government Securities deposited pursuant to Section 8.04 or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the outstanding Notes.

         Anything in this Article 8 to the contrary notwithstanding, the Trustee shall deliver or pay to the Company from time to time upon the request of the Company any money or non-callable Government Securities held by it as provided in Section 8.04 which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee (which may be the opinion delivered under Section 8.04(1)), are in excess of the amount thereof which would then be required to be deposited to effect an equivalent Legal Defeasance or Covenant Defeasance.

SECTION 8.06     REPAYMENT TO THE COMPANY

         Any money deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal of, premium, if any, or interest on any Note and remaining unclaimed for two years after such principal, and premium, if any, or interest has become due and payable shall be paid to the Company on its request or (if then held by the Company) shall be discharged from such trust; and the Holder of such Note shall thereafter, as a creditor, look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, shall thereupon cease; provided, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Company cause to be published once, in The Wall Street Journal (national edition), notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such notification or publication, any unclaimed balance of such money then remaining will be repaid to the Company.

SECTION 8.07     REINSTATEMENT

         If the Trustee or Paying Agent is unable to apply any United States Dollars or non-callable Government Securities in accordance with Section 8.02 or 8.03, as the case may be, by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Company's obligations under this Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to
Section 8.02 or 8.03 until such time as the Trustee or Paying Agent is permitted to apply all such money in accordance with Section 8.02 or 8.03, as the case may be; provided that, if the Company makes any payment of principal of, premium, if any, or interest or Liquidated Damages, if any, on any Note following the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money held by the Trustee or Paying Agent and provided, further, that if such order or judgment is issued in connection with the insolvency, receivership or other similar occurrence with respect to the Trustee, upon the reinstatement of such obligations the Company shall be released from its obligations under Sections 4.03, 4.04, 4.06, 4.07, 4.08, 4.09, 4.10, 4.11, 4.12, 4.13, 4.14, 4.15
and 4.16 and Article 5.

                                   ARTICLE 9
                        AMENDMENT, SUPPLEMENT AND WAIVER

SECTION 9.01     WITHOUT CONSENT OF HOLDERS

         Notwithstanding Section 9.02 of this Indenture, the Company and the Trustee may amend or supplement this Indenture or the Notes without the consent of any Holder of a Note:

                 (a)      to cure any ambiguity, defect or inconsistency;

                 (b) to provide for uncertificated Notes in addition to or in place of Certificated Notes;

                 (c) to provide for the assumption of the Company's or a Subsidiary Guarantor's obligations to the Holders of the Notes in the case of a merger or consolidation pursuant to Article 5 hereof or
         Section 10.03 hereof, as applicable;

                 (d) to provide for additional Subsidiary Guarantors as set forth in Section 4.16;

                 (e) to make any change that would provide any additional rights or benefits to the Holders of the Notes or that does not adversely affect the legal rights hereunder of any Holder of the Note; or

                 (f) to comply with requirements of the SEC in order to effect or maintain the qualification of this Indenture under the TIA.

         Upon the request of the Company, accompanied by a Board Resolution authorizing the execution of any such supplemental indenture, and upon receipt by the Trustee of the documents described in Section 9.06 hereof, the Trustee shall join with the Company in the execution of any supplemental indenture authorized or permitted by the terms of this Indenture and to make any further appropriate agreements and stipulations which may be therein contained, but the Trustee shall not be obligated to enter into such supplemental indenture which affects its own rights, duties or immunities under this Indenture or otherwise.

SECTION 9.02     WITH CONSENT OF HOLDERS

         The Company, the Subsidiary Guarantors and the Trustee may amend or supplement this Indenture or the Notes with the written consent of the Holders of at least a majority in principal amount of the then outstanding Notes (including consents obtained in connection with a purchase of, tender offer for or exchange offer for the Notes) and any existing Default (including, without limitation, an acceleration of the Notes) or compliance with any provision of this Indenture or the Notes or Subsidiary Guarantees may be waived with the written consent of the Holders of at least a majority in principal amount of the then outstanding Notes (including consents obtained in connection with a purchase of, tender offer for or exchange offer for the Notes).

         Upon the request of the Company, accompanied by a Board Resolution authorizing the execution of any such supplemental indenture, and upon the filing with the Trustee of evidence satisfactory to the Trustee of the consent of the Holders as aforesaid, and upon receipt by the Trustee of the documents described in Section 9.06 hereof, the Trustee shall join with the Company and the Subsidiary Guarantors in the execution of such supplemental indenture unless such supplemental indenture affects the Trustee's own rights, duties or immunities under this Indenture or otherwise, in which case the Trustee may in its discretion, but shall not be obligated to, enter into such supplemental indenture.

         It shall not be necessary for the consent of the Holders under this Section to approve the particular form of any proposed amendment or waiver, but it shall be sufficient if such consent approves the substance thereof.

         After a supplement, amendment or waiver under this Section becomes effective, the Company shall mail to the Holders of each Note affected thereby a notice briefly describing the supplement, amendment or waiver. Any failure of the Company to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such supplemental indenture, amendment or waiver. Subject to Sections 6.03, 6.04(a) and 6.07 hereof, the Holders of a majority in principal amount of the Notes then outstanding may waive compliance in a particular instance by the Company with any provision of this Indenture or the Notes. However, without the consent of each Holder affected, a supplement, amendment or waiver under this Section may not (with respect to any Notes held by a non-consenting Holder):

                 (1) reduce the principal amount of Notes whose Holders must consent to an amendment, supplement or waiver;

                 (2) reduce the principal of or change the fixed maturity of any Note or alter the provisions with respect to redemption of the Notes other than provisions relating to Sections 3.09, 4.06 and 4.07 hereof;

                 (3) reduce the rate of or change the time for payment of interest, including default interest, or Liquidated Damages on any Note;

                 (4) waive a Default or Event of Default in the payment of principal of or premium, if any, or interest or Liquidated Damages on any Note (except a recision of acceleration of the Notes by the Holders of at least a majority in aggregate principal amount of the Notes and a waiver of the payment default that resulted from such acceleration);

                 (5) make any Note payable in money other than that stated in the Note;

                 (6) make any change in Section 6.04(a) or 6.07 hereof or in this sentence of this Section 9.02 or the rights of Holders of Notes to receive payments of principal of or premium, if any, or interest or Liquidated Damages on the Notes;

                 (7) waive a redemption payment with respect to any Note (other than a payment required by the provisions of Sections 4.06 or 4.07 hereof); or

                 (8) make any change in the foregoing amendment and waiver provisions.

SECTION 9.03     COMPLIANCE WITH TRUST INDENTURE ACT

         Every amendment to this Indenture, the Subsidiary Guarantees or the Notes shall be set forth in a supplemental indenture that complies with the TIA as then in effect.

SECTION 9.04     REVOCATION AND EFFECT OF CONSENTS

         Until a supplement, amendment or waiver becomes effective, a consent to it by a Holder is a continuing consent by the Holder and every subsequent Holder or portion of a Note that evidences the same debt as the consenting Holder's Note, even if notation of the consent is not made on any Note. However, any such Holder or subsequent Holder may revoke the consent as to its
Note if the Trustee receives written notice of revocation before the date the waiver or amendment becomes effective. An amendment or waiver becomes effective in accordance with its terms and thereafter binds every Holder.

         The Company may, but shall not be obligated to, fix a record date for determining which Holders must consent to such supplement, amendment or waiver. If the Company fixes a record date, the record date shall be fixed at (i) the later of 30 days prior to the first solicitation of such consent or the date of the most recent list of Holders furnished to the Trustee prior to such solicitation pursuant to Section 2.05, or (ii) such other date as the Company shall designate.

SECTION 9.05     NOTATION ON OR EXCHANGE OF NOTES

         The Trustee may place an appropriate notation about a supplement, amendment or waiver on any Note thereafter authenticated. The Company in exchange for all Notes may issue and the Trustee shall authenticate new Notes that reflect the supplement, amendment or waiver.

         Failure to make the appropriate notation or issue a new Note shall not affect the validity and effect of such supplement, amendment or waiver.

SECTION 9.06     TRUSTEE TO SIGN AMENDMENTS, ETC.

         The Trustee shall sign any amendment or supplemental indenture authorized pursuant to this Article 9 if the amendment does not adversely affect the rights, duties, liabilities or immunities of the Trustee. If it does, the Trustee may, but need not, sign it. In signing or refusing to sign such amendment or supplemental indenture, the Trustee shall be entitled to receive, if requested, an indemnity reasonably satisfactory to it and to receive and, subject to Section 7.01, shall be fully protected in relying upon, an Officer's Certificate and an Opinion of Counsel as conclusive evidence that such amendment or supplemental indenture is authorized or permitted by this Indenture, that it is not inconsistent herewith, and that it will be valid and binding upon the Company in accordance with its terms. The Company may not sign an amendment or supplemental indenture until the Board of Directors approves it.

                                   ARTICLE 10
                             SUBSIDIARY GUARANTEES

SECTION 10.01    SUBSIDIARY GUARANTEES

         Subject to the provisions of this Article 10, each Subsidiary Guarantor, jointly and severally, hereby unconditionally guarantees to each Holder of a Note authenticated and delivered by the Trustee and to the Trustee and its successors and assigns, that: (i) the principal of, premium, if any, interest and Liquidated Damages, if any, on the Notes shall be duly and punctually paid in full when due, whether at maturity, by acceleration or otherwise, and interest on overdue principal, premium, if any, (to the extent permitted by law) interest on any interest, if any, and Liquidated Damages, if any, on the Notes and all other obligations of the Company to the Holders or the Trustee hereunder or under the Notes (including fees, expenses or other) shall be promptly paid in full or performed, all in accordance with the terms hereof, and (ii) in case of any extension of time of payment or renewal of any Notes or any of such other obligations, the same shall be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise. Failing payment when due of any amount so guaranteed or failing performance of any other obligation of the Company to the Holders, for whatever reason, each Subsidiary Guarantor shall be jointly and severally obligated to pay, or to perform or to cause the performance of, the same immediately. An Event of Default under this Indenture or the Notes shall constitute an event of default under the Subsidiary Guarantees, and shall entitle the Trustee or the Holders of Notes to accelerate the obligations of each Subsidiary Guarantor hereunder in the same manner and to the same extent as the obligations of the Company. Each Subsidiary Guarantor hereby agrees that its obligations hereunder shall be unconditional, irrespective of the validity, regularity or enforceability of the Notes or this Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder of the Notes with respect to any thereof, the entry of any judgment against the Company, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a Subsidiary Guarantor. Each Subsidiary Guarantor hereby waives and relinquishes: (a) any right to require the Trustee, the Holders or the Company (each, a "Benefitted Party") to proceed against the Company, the Subsidiaries or any other Person or to proceed against or exhaust any security held by a Benefitted Party at any time or to pursue any other remedy in any secured party's power before proceeding against the Subsidiary Guarantors; (b) any defense that may arise by reason of the incapacity, lack of authority, death or disability of any other Person or Persons or the failure of a Benefitted Party to file or enforce a claim against the estate (in administration, bankruptcy or any other proceeding) of any other Person or Persons; (c) demand, protest and notice of any kind (except as expressly required by this Indenture), including but not limited to notice of the existence, creation or incurring of any new or additional Indebtedness or obligation or of any action or non-action on the part of the Subsidiary Guarantors, the Company, the Subsidiaries, any Benefitted Party, any creditor of the Subsidiary Guarantors, the Company or the Subsidiaries or on the part of any other Person whomsoever in connection with any obligations the performance of which are hereby guaranteed; (d) any defense based upon an election of remedies by a Benefitted Party, including but not limited to an election to proceed against the Subsidiary Guarantors for reimbursement;
(e) any defense based upon any statute or rule of law which provides that the obligation of a surety must be neither larger in amount nor in other respects more burdensome than that of the principal; (f) any defense arising because of a Benefitted Party's election, in any proceeding instituted under the Bankruptcy Law, of the application of Section 1111(b)(2) of the Bankruptcy Code; and (g) any defense based on any borrowing or grant of a security interest under Section 364 of the Bankruptcy Code. The Subsidiary Guarantors hereby covenant that the Subsidiary Guarantees shall not be discharged except by payment in full of all principal, premium, if any, and interest on the Notes and all other costs provided for under this Indenture, or as provided in
Section 8.02.

         If any Holder or the Trustee is required by any court or otherwise to return to either the Company or the Subsidiary Guarantors, or any trustee or similar official acting in relation to either the Company or the Subsidiary Guarantors, any amount paid by the Company or the Subsidiary Guarantors to the Trustee or such Holder, the Subsidiary Guarantees, to the extent theretofore discharged, shall be reinstated in full force and effect. Each of the Subsidiary Guarantors agrees that it shall not be entitled to any right of subrogation in relation to the Holders in respect of any obligations guaranteed hereby until payment in full of all obligations guaranteed hereby. Each Subsidiary Guarantor agrees that, as between it, on the one hand, and the Holders of Notes and the Trustee, on the other hand, (x) the maturity of the obligations guaranteed hereby may be accelerated as provided in Article 6 hereof for the purposes hereof, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby, and (y) in the event of any acceleration of such obligations as provided in Article 6 hereof, such obligations (whether or not due and payable) shall forthwith become due and payable by such Subsidiary Guarantor for the purpose of the Subsidiary Guarantee.

SECTION 10.02    EXECUTION AND DELIVERY OF SUBSIDIARY GUARANTEES

         To evidence its Subsidiary Guarantee set forth in Section 10.01 hereof, each of the Subsidiary Guarantors agrees that a notation of the Subsidiary Guarantees substantially in the form included in Exhibit A-1 hereto shall be endorsed on each Note authenticated and delivered by the Trustee and that this Indenture shall be executed on behalf of the Subsidiary Guarantors by an Officer of the Subsidiary Guarantors and attested to by an Officer other than the Officer executing this Indenture.

         Each of the Subsidiary Guarantors agrees that the Subsidiary Guarantees set forth in this Article 10 will remain in full force and effect and apply to all the Notes, notwithstanding any failure to endorse on each Note a notation of the Subsidiary Guarantees.

         If an Officer whose facsimile signature is on a Note no longer holds that office at the time the Trustee authenticates the Note on which the Subsidiary Guarantees are endorsed, the Subsidiary Guarantees shall be valid nevertheless.

         The delivery of any Note by the Trustee, after the authentication thereof hereunder, shall constitute due delivery of the Subsidiary Guarantees set forth in this Indenture on behalf of the Subsidiary Guarantors.

SECTION 10.03    SUBSIDIARY GUARANTORS MAY CONSOLIDATE, ETC., ON CERTAIN TERMS

         (a) Nothing contained in this Indenture or in the Notes shall prevent any consolidation or merger of a Subsidiary Guarantor with or into the Company or another Subsidiary Guarantor, or shall prevent the transfer of all or substantially all of the assets of a Subsidiary Guarantor to the Company or another Subsidiary Guarantor. Upon any such consolidation, merger, transfer or sale, the Subsidiary Guarantee of such Subsidiary Guarantor shall no longer have any force or effect.

         (b) Except as provided in Section 10.03(a), or a transaction referred to in Section 10.04, no Subsidiary Guarantor shall, in a single transaction or series of related transactions, consolidate or merge with or into (whether or not such Subsidiary Guarantor is the surviving corporation) another corporation, Person or entity other than the Company or another Subsidiary Guarantor unless (i) subject to the provisions of Section 10.04 hereof, the entity or Person formed by or surviving any such consolidation or merger (if other than such Subsidiary Guarantor) assumes all the obligations of such Subsidiary Guarantor under its Subsidiary Guarantee and this Indenture pursuant to a supplemental indenture substantially in the form of Exhibit C hereto, (ii) immediately after such transaction no Default or Event of Default exists, (iii) the Company shall, after giving pro forma effect thereto as if such transaction had occurred at the beginning of the applicable four-quarter period, be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the first paragraph of Section 4.09, and (iv) such Subsidiary Guarantor shall have delivered to the Trustee an Officer's Certificate and an Opinion of Counsel addressed to the Trustee, each stating that such consolidation or merger and such supplemental indenture, if any, comply with this Indenture and that such supplemental indenture is enforceable. In case of any such consolidation or merger and upon the assumption by the successor corporation, by supplemental indenture, executed and delivered to the Trustee substantially in the form of Exhibit C hereto, of the Subsidiary Guarantees endorsed upon the Notes and the due and punctual performance of all of the covenants and conditions of this Indenture to be performed by such Subsidiary Guarantor, such successor corporation shall succeed to and be substituted for such Subsidiary Guarantor with the same effect as if it had been named herein as a Subsidiary Guarantor. Such successor corporation thereupon may cause to be signed any or all of the Subsidiary Guarantees to be endorsed upon all of the Notes issuable hereunder which theretofore shall not have been signed by the Company and delivered to the Trustee. All the Subsidiary Guarantees so issued shall in all respects have the same legal rank and benefit under this Indenture as the Subsidiary Guarantees theretofore and thereafter issued in accordance with the terms of this Indenture as though all of such Subsidiary Guarantees had been issued at the date of the execution hereof. The requirements of clause (iii) of this
Section 10.03(b) shall not apply in the case of a consolidation or merger with or into the Company or any other Subsidiary Guarantor. All the Subsidiary Guarantees so issued shall in all respects have the same legal rank and benefit under the Indenture as the Subsidiary Guarantees theretofore and thereafter issued in accordance with the terms of this Indenture as though all of such Subsidiary Guarantees had been issued at the date of execution hereof.

         (c) The Trustee, subject to the provisions of Section 10.04 hereof, shall be entitled to receive an Officer's Certificate and an Opinion of Counsel as conclusive evidence that any such consolidation, merger, sale or conveyance, and any such assumption of Obligations, comply with the provisions of this Section 10.03. Such Officer's Certificate and Opinion of Counsel shall comply with the provisions of Section 12.05.

SECTION 10.04    RELEASES FOLLOWING SALE OF ASSETS

         In the event of a sale or other disposition of all or substantially all of the assets of any Subsidiary Guarantor, by way of merger, consolidation or otherwise, or a sale or other disposition of all of the Capital Stock of any Subsidiary Guarantor, which sale or other disposition otherwise complies with the terms of this Indenture, then such Subsidiary Guarantor (in the event of a sale or other disposition, by way of such a merger, consolidation or otherwise, of all of the Capital Stock of such Subsidiary Guarantor) or the corporation acquiring the property (in the event of a sale or other disposition of all of the assets of such Subsidiary Guarantor) shall be released from and relieved of any obligations under its Subsidiary Guarantee; provided that in the event of an Asset Sale, the Net Proceeds from such sale or other disposition are treated in accordance with the provisions of Section 4.07 hereof. Upon delivery by the Company to the Trustee of an Officer's Certificate and Opinion of Counsel, to the effect that such sale or other disposition was made by the Company in accordance with the provisions of this Indenture, including, without limitation, Section 4.07 hereof, the Trustee shall execute any documents reasonably required in order to evidence the release of any such Subsidiary Guarantor from its obligations under its Subsidiary Guarantee. Any Subsidiary Guarantor not released from its obligations under its Subsidiary Guarantee shall remain liable for the full amount of principal of and interest on the Notes and for the other obligations of any Subsidiary Guarantor under this Indenture as provided in this Article 10.

SECTION 10.05    LIMITATION OF SUBSIDIARY GUARANTOR'S LIABILITY

         Each Subsidiary Guarantor, and by its acceptance hereof each Holder, hereby confirms that it is the intention of all such parties that the guarantee by such Subsidiary Guarantor pursuant to its Subsidiary Guarantee not constitute a fraudulent transfer or conveyance for purposes of the Bankruptcy Law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar federal or state law. To effectuate the foregoing intention, the Holders and such Subsidiary Guarantor hereby irrevocably agree that the obligations of such Subsidiary Guarantor under this Article 10 shall be limited to the maximum amount as will, after giving effect to all other contingent and fixed liabilities of such Subsidiary Guarantor and after giving effect to any collections from or payments made by or on behalf of any other Subsidiary Guarantor in respect of the obligations of such other Subsidiary Guarantor under this Article 10, result in the obligations of such Subsidiary Guarantor under the Subsidiary Guarantee of such Subsidiary Guarantor not constituting a fraudulent transfer or conveyance.

SECTION 10.06 APPLICATION OF CERTAIN TERMS AND PROVISIONS TO THE SUBSIDIARY GUARANTORS

         (a) For purposes of any provision of this Indenture which provides for the delivery by any Subsidiary Guarantor of an Officer's Certificate and/or an Opinion of Counsel, the definitions of such terms in Section 1.01 shall apply to such Subsidiary Guarantor as if references therein to the Company were references to such Subsidiary Guarantor.

         (b) Any request, direction, order or demand which by any provision of this Indenture is to be made by any Guarantor, shall be sufficient if evidenced as described in Section 12.02 as if references therein to the Company were references to such Subsidiary Guarantor.

         (c) Any notice or demand which by any provision of this Indenture is required or permitted to be given or served by the Trustee or by the holders of Notes to or on any Subsidiary Guarantor may be given or served as described in Section 12.02 as if references therein to the Company were references to such Subsidiary Guarantor.

         (d) Upon any demand, request or application by any Subsidiary Guarantor to the Trustee to take any action under this Indenture, such Subsidiary Guarantor shall furnish to the Trustee such certificates and opinions as are required in Section 12.04 hereof as if all references therein to the Company were references to such Subsidiary Guarantor.

         (e) In the case at any time any Paying Agent other than the Trustee shall have been appointed by the Company and be then acting hereunder, the term "Trustee" as used in this Article 10 shall in each case (unless the context shall otherwise require) be construed as extending to and including such Paying Agent.

SECTION 10.07    RELEASE OF SUBSIDIARY GUARANTEES

         Concurrently with the defeasance of the Notes under Section 8.02 hereof, the Subsidiary Guarantors shall be released from all of their obligations under the Subsidiary Guarantees and this Article 10.

SECTION 10.08    SUBORDINATION OF SUBSIDIARY GUARANTEES

         The obligations of each Subsidiary Guarantor under its Subsidiary Guarantee pursuant to this Article 10 is subordinated in right of payment to the prior payment in full in cash of all Senior Debt of the Subsidiary Guarantor on the same basis as the Notes are subordinated to Senior Debt of the Company. For the purposes of the foregoing sentence, the Trustee and the Holders shall have the right to receive and/or retain payments by any of the Subsidiary Guarantors only at such times as they may receive and/or retain payments in respect of Notes pursuant to this Indenture, including Article 11 hereof. In the event that the Trustee receives any Subsidiary Guarantor payment at a time when the Trustee has actual knowledge that such payment is prohibited by the foregoing sentence, such Subsidiary Guarantor payment shall be paid over and delivered to the holders of the Senior Debt of the Subsidiary Guarantor remaining unpaid, to the extent necessary to pay in full all such

Senior Debt. In the event that a Holder receives any Subsidiary Guarantor payment at a time when such payment is prohibited by the foregoing sentence, the Subsidiary Guarantor payment shall be paid over and delivered to the holders of the Senior Debt of such Subsidiary Guarantor remaining unpaid, to the extent necessary to pay in full all such Senior Debt.

         Each Holder of a Note by its acceptance thereof (a) agrees to and shall be bound by the provisions of this Section 10.08, (b) authorizes and directs the Trustee on the Holder's behalf to take such action as may be necessary and appropriate to effectuate the subordination so provided, and (c) appoints the Trustee as the Holder's attorney-in-fact for any and all such purposes.

                                   ARTICLE 11
                                 SUBORDINATION

SECTION 11.01    AGREEMENT TO SUBORDINATE

         The Company agrees, and each Holder by accepting a Note agrees, that the Indebtedness evidenced by the Note (including but not limited to Liquidated Damages) is subordinated in right of payment, to the extent and in the manner provided in this Article, to the prior payment in full in cash of all Senior Debt (whether outstanding on the date hereof or hereafter created, incurred, assumed or guaranteed), and that the subordination is for the benefit of the holders of Senior Debt.

SECTION 11.02    LIQUIDATION; DISSOLUTION; BANKRUPTCY

         Upon any payment or distribution to creditors of the Company in a liquidation or dissolution of the Company or in a bankruptcy, reorganization, insolvency, receivership or similar proceeding relating to the Company or its property, in an assignment for the benefit of creditors or any marshaling of the Company's assets and liabilities:

                 (1) holders of Senior Debt shall be entitled to receive payment in full in cash of all Obligations due in respect of such Senior Debt (including interest after the commencement of any such proceeding at the rate specified in the applicable Senior Debt whether or not allowable as a claim in any such proceeding) before Holders shall be entitled to receive any payment with respect to the Notes (except that Holders may receive (i) Permitted Junior Securities, and
         (ii) payments and other distributions made from any defeasance trust created pursuant to Section 8.01 hereof); and

                 (2) until all Obligations with respect to Senior Debt (as provided in subsection (1) above) are paid in full in cash, any distribution to which Holders would be entitled but for this Article shall be made to holders of Senior Debt (except that Holders may receive (i) Permitted Junior Securities, and (ii) payments and other distributions made from any defeasance trust created pursuant to
         Section 8.01 hereof), as their interests may appear.

SECTION 11.03    DEFAULT ON DESIGNATED SENIOR DEBT

         The Company may not make any payment or distribution to the Trustee or any Holder in respect of Obligations with respect to the Notes (other than (i) Permitted Junior Securities, and (ii) payments and other distributions made from any defeasance trust created pursuant to Section 8.01 hereof) until all principal and other Obligations with respect to the Senior Debt have been paid in full if:

                 (i) a default in the payment of any principal or other Obligations with respect to Senior Debt occurs and is continuing; or

                 (ii) a default, other than a payment default, on Senior Debt occurs and is continuing that then permits holders of the Senior Debt to accelerate its maturity and the Trustee receives a notice of the default (a "Payment Blockage Notice") from a Person who may give it pursuant to Section 11.11 hereof. If the Trustee receives any such Payment Blockage Notice, no subsequent Payment Blockage Notice shall be effective for purposes of this Section unless and until (a) at least 365 days shall have elapsed since the delivery of the immediately prior Payment Blockage Notice, and (b) all scheduled payments of principal, premium, if any, and interest on the Notes that
         have come due have been paid in full in cash.   No nonpayment default
         that existed or was continuing on the date of delivery of any Payment Blockage Notice to the Trustee shall be, or be made, the basis for a subsequent Payment Blockage Notice.

         The Company may and shall resume payments on and distributions in respect of the Notes upon the earlier of:

                 (1) in the case of a Default referred to in Section 11.03(i) hereof, upon the date which the default is cured or waived, or

                 (2) in the case of a default referred to in Section 11.03(ii) hereof, on the earlier of the date on which such default is cured or waived or 179 days after the date on which the Payment Blockage Notice is received, unless a Payment Default on any Senior Debt then exists and such Senior Debt has not been accelerated.

SECTION 11.04.  ACCELERATION OF NOTES

         If payment of the Notes is accelerated because of an Event of Default, the Company shall promptly notify Representatives of the holders of Senior Debt of the acceleration.

SECTION 11.05.  WHEN DISTRIBUTION MUST BE PAID OVER

         In the event that the Trustee receives any payment or distribution of any Obligations with respect to the Notes at a time when the Trustee has actual knowledge that such payment is prohibited by Section 11.02 or 11.03 hereof, such payment or distribution shall be held by the Trustee in trust for the benefit of, and shall be paid forthwith over and delivered, upon written request, to, the holders of Senior Debt as their interests may appear or their Representative under the indenture or other agreement (if any) pursuant to which Senior Debt may have been issued, as their respective interests may appear, for application to the payment of all Obligations with respect to Senior Debt remaining unpaid to the extent necessary to pay such Obligations in full in accordance with their terms, after giving effect to any concurrent payment or distribution to or for the holders of Senior Debt.

         In the event that a Holder receives any payment or distribution of any Obligations with respect to the Notes at a time when such payment is prohibited by Section 11.03 hereof, such payment or distribution shall be paid forthwith over and delivered, upon written request, to, the holders of Senior Debt as their interests may appear or their Representative under the indenture or other agreement (if any) pursuant to which Senior Debt may have been issued, as their respective interests may appear, for application to the payment of all Obligations with respect to Senior Debt remaining unpaid to the extent necessary to pay such Obligations in full in accordance with their terms, after giving effect to any concurrent payment or distribution to or for the holders of Senior Debt.

         With respect to the holders of Senior Debt, the Trustee undertakes to perform only such obligations on the part of the Trustee as are specifically set forth in this Article 11, and no implied covenants or obligations with respect to the holders of Senior Debt shall be read into this Indenture against the Trustee. The Trustee shall not be deemed to owe any fiduciary duty to the holders of Senior Debt, and shall not be liable to any such holders if the Trustee shall pay over or distribute to or on behalf of Holders or the Company or any other Person money or assets to which any holders of Senior Debt shall be entitled by virtue of this Article 11, except if such payment is made as a result of the willful misconduct or gross negligence of the Trustee.

SECTION 11.06.  NOTICE BY COMPANY.

         The Company shall promptly notify the Trustee and the Paying Agent of any facts known to the Company that would cause a payment of any Obligations with respect to the Notes to violate this Article, but failure to give such notice shall not affect the subordination of the Notes to the Senior Debt as provided in this Article.

SECTION 11.07.  SUBROGATION

         After all Obligations with respect to the Senior Debt are paid in full in cash and until the Notes are paid in full, Holders shall be subrogated (equally and ratably with all other Indebtedness pari passu with the Notes) to the rights of holders of Senior Debt to receive distributions applicable to Senior Debt to the extent that distributions otherwise payable to the Holders have been applied to the payment of Senior Debt. A distribution made under this Article 11 to holders of Senior Debt that otherwise would have been made to Holders is not, as between the Company and Holders, a payment by the Company on the Notes.

SECTION 11.08.  RELATIVE RIGHTS

         This Article defines the relative rights of Holders and holders of Senior Debt. Nothing in this Indenture shall:

                 (1) impair, as between the Company and Holders, the obligation of the Company, which is absolute and unconditional, to pay principal of and interest on the Notes in accordance with their terms;

                 (2) affect the relative rights of Holders and creditors of the Company other than their rights in relation to holders of Senior Debt; or

                 (3) prevent the Trustee or any Holder from exercising its available remedies upon a Default or Event of Default, subject to the rights of holders and owners of Senior Debt to receive distributions and payments otherwise payable to Holders.

         If the Company fails because of this Article to pay principal of, interest or Liquidated Damages, if any, on a Note on the due date, the failure is still a Default or Event of Default.

SECTION 11.09.  SUBORDINATION MAY NOT BE IMPAIRED BY COMPANY

         No right of any holder of Senior Debt to enforce the subordination of the Indebtedness evidenced by the Notes shall be impaired by any act or failure to act by the Company or any Holder or by the failure of the Company or any Holder to comply with this Indenture.

         Without in any way limiting the generality of the foregoing paragraph, the holders of the Senior Debt may, at any time and from time to time, without the consent of or notice to the Trustee or Holders, without incurring responsibility to the Holders and without impairing or releasing the subordination provided in this Article 11 or the obligations hereunder of the Holders to the holders of Senior Debt, do any one or more of the following:
(i) change the manner, place or terms of payment or extend the time or payment of, or renew or alter, Senior Debt or any instrument evidencing the same or any agreement under which Senior Debt is outstanding; provided that any such alteration shall not (a) increase the amount of Senior Debt outstanding in a manner prohibited by this Indenture, or (b) otherwise violate Section 4.09 hereof, (ii) sell, exchange, release or otherwise deal with any property pledged, mortgaged or otherwise securing Senior Debt, (iii) release any Person in any manner for the collection of Senior Debt; provided that any such sale, exchange, release or other transaction shall not violate Section 4.13 hereof, and (iv) exercise or refrain from exercising any rights against the Company or any other Person; provided that in no event shall any such actions limit the right of the Holder to take any action to accelerate the maturity of the Notes in accordance with the provisions set forth in Article 6 or to pursue any rights or remedies against the parties to this Indenture under this Indenture or under applicable laws if the taking of such action does not otherwise violate the terms of this Article 11.

SECTION 11.10.  DISTRIBUTION OR NOTICE TO REPRESENTATIVE

         Whenever a distribution is to be made or a notice given to holders of Senior Debt, the distribution may be made and the notice given to their Representative.

         Upon any payment or distribution of assets of the Company referred to in this Article 11, the Trustee and the Holders shall be entitled to conclusively rely upon any order or decree made by any court of competent jurisdiction or upon any certificate of such Representative or of the liquidating trustee or agent or other Person making any distribution to the Trustee or to the Holders for the purpose of ascertaining the Persons entitled to participate in such distribution, the holders of the Senior Debt and other Indebtedness of the Company, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article 11. Notwithstanding the foregoing, with respect only to Obligations under the New Credit Facility, the Trustee and the Holders shall be entitled to rely only upon the order or decree made by any court of competent jurisdiction or upon a certificate of a Representative of the New Credit Facility for the purpose of ascertaining the matters described in the preceding sentence.

SECTION 11.11.  RIGHTS OF TRUSTEE AND PAYING AGENT

         Notwithstanding the provisions of this Article 11 or any other provision of this Indenture, the Trustee shall not be charged with knowledge of the existence of any facts that would prohibit the making of any payment or distribution by the Trustee, and the Trustee and the Paying Agent may continue to make payments on the Notes, unless the Trustee shall have received at its Corporate Trust Office at least five Business Days prior to the date of such payment written notice of facts that would cause the payment of any Obligations with respect to the Notes to violate this Article. Only the Company or a Representative of holders of Designated Senior Debt may give the notice. Nothing in this Article 11 shall impair the claims of, or payments to, the Trustee under or pursuant to Section 7.07 hereof.

         The Trustee in its individual or any other capacity may hold Senior Debt with the same rights it would have if it were not Trustee. Any Agent may do the same with like rights.

SECTION 11.12.  AUTHORIZATION TO EFFECT SUBORDINATION

         Each Holder of a Note by the Holder's acceptance thereof authorizes and directs the Trustee on the Holder's behalf to take such action as may be necessary or appropriate to effectuate the subordination as provided in this
Article 11, and appoints the Trustee to act as the Holder's attorney-in-fact for any and all such purposes. If the Trustee does not file a proper proof of claim or proof of debt in the form required in any proceeding referred to in
Section 6.09 hereof at least 30 days before the expiration of the time to file such claim, a Representatives of Senior Debt is hereby authorized to file an appropriate claim for and on behalf of the Holders of the Notes.

SECTION 11.13.  AMENDMENTS

         The provisions of this Article 11 or any related definitions shall not be amended or modified in a manner adverse to the holders of Senior Debt without the written consent of the holders of all Senior Debt.

                                   ARTICLE 12
                                 MISCELLANEOUS

SECTION 12.01  TRUST INDENTURE ACT CONTROLS

         If any provision of this Indenture limits, qualifies or conflicts with the duties imposed by TIA Section 318(c), the duties imposed by TIA Section 318(c) shall control.

SECTION 12.02  NOTICES

         Any notice or communication by the Company, any Subsidiary Guarantor or the Trustee to the other is duly given if in writing and delivered in Person or mailed by first-class mail, telecopier or overnight air courier guaranteeing next day delivery, to the other's address:

                 If to the Company or a Subsidiary Guarantor:

                          HydroChem Industrial Services, Inc
                          6210 Rothway
                          Houston, Texas 77040
                          Attention: Chief Financial Officer
                          Telecopier: (713) 324-2440

                 If to the Trustee:

                          Norwest Bank, Minnesota, N.A.
                          Corporate Trust
                          Norwest Center
                          Sixth and Marquette
                          Minneapolis, Minnesota 55479-9969
                          Attention:  Corporate Trust Department
                          Telecopier No.:  (612) 667-9825

         The Company or the Trustee by notice to the other may designate additional or different addresses for subsequent notices or communications.

         All notices and communications (other than those sent to Holders) shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; five days after being deposited in the mail, postage prepaid, if mailed; when receipt acknowledged, if telecopied; and the next Business Day after timely delivery to the courier, if sent by overnight air courier guaranteeing next day delivery.

         Any notice or communication to a Holder shall be mailed by first-class mail to its address shown on the register kept by the Registrar. Any notice or communication shall also be so mailed to any Person described in TIA Section 313(c), to the extent required by the TIA. Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders.

         If a notice or communication is mailed in the manner provided above within the time prescribed, it is duly given, whether or not the addressee receives it.

         If the Company mails a notice or communication to Holders, it shall mail a copy to the Trustee and each Agent at the same time.

SECTION 12.03  COMMUNICATION BY HOLDERS WITH OTHER HOLDERS

         Holders may communicate pursuant to TIA Section 312(b) with other Holders with respect to their rights under this Indenture or the Notes. The Company, the Trustee, the Registrar and anyone else shall have the protection of TIA Section 312(c).

SECTION 12.04  CERTIFICATE AND OPINION AS TO CONDITIONS PRECEDENT

         Upon any request or application by the Company to the Trustee to take any action under this Indenture, the Company shall furnish to the Trustee:

                 (1) an Officer's Certificate in form and substance reasonably satisfactory to the Trustee (which shall include the statements set forth in Section 12.05 hereof) stating that, in the opinion of the signers, all conditions precedent and covenants, if any, provided for in this Indenture relating to the proposed action have been complied with; and

                 (2) an Opinion of Counsel in form and substance reasonably satisfactory to the Trustee (which shall include the statements set forth in Section 12.05 hereof) stating that, in the opinion of such counsel, all such conditions precedent and covenants have been complied with.

SECTION 12.05  STATEMENTS REQUIRED IN CERTIFICATE OR OPINION

         Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture (other than a certificate provided pursuant to TIA Section 314(a)(4)) shall include:

                 (a) a statement that the Person making such certificate or opinion has read such covenant or condition;

                 (b) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

                 (c) a statement that, in the opinion of such Person, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

                 (d) a statement as to whether or not, in the opinion of such Person, such condition or covenant has been complied with.

SECTION 12.06  RULES BY TRUSTEE AND AGENTS

         The Trustee may make reasonable rules for action by or at a meeting of Holders. The Registrar or Paying Agent may make reasonable rules and set reasonable requirements for its functions.

SECTION 12.07  LEGAL HOLIDAYS

         If a payment date is a Legal Holiday at a place of payment, payment may be made at that place on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period.

SECTION 12.08  NO RECOURSE AGAINST OTHERS

         No director, officer, employee, incorporator or stockholder of the Company or any Subsidiary Guarantor, as such, shall have any liability for any obligations of the Company or any Subsidiary Guarantor under the Notes, this Indenture or any Subsidiary Guarantee or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes.

SECTION 12.09  DUPLICATE ORIGINALS

         The parties may sign any number of copies of this Indenture. One signed copy is enough to prove this Indenture.

SECTION 12.10  GOVERNING LAW

         The internal law of the State of New York shall govern and be used to construe this Indenture, the Notes and the Subsidiary Guarantees (without regard to conflicts of law provisions). Each party hereto irrevocably submits itself to the non-exclusive jurisdiction of the state and federal courts of New York for purposes of this Indenture and agrees and consents that service of process may be made upon it in any legal proceeding relating to this Indenture by any means allowed under federal or New York law. The parties hereto hereby waive and agree not to assert, by way of motion, as a defense or otherwise, that any such proceeding is brought in an inconvenient forum or that the venue thereof is improper.

SECTION 12.11  NO ADVERSE INTERPRETATION OF OTHER AGREEMENTS

         This Indenture may not be used to interpret another indenture, loan or debt agreement of the Company or its Subsidiaries. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

SECTION 12.12  SUCCESSORS

         All agreements of the Company and the Subsidiary Guarantors in this Indenture, the Notes and the Subsidiary Guarantees shall bind their respective successors. All agreements of the Trustee in this Indenture shall bind its successor.

SECTION 12.13  SEVERABILITY

         In case any provision in this Indenture, the Notes or the Subsidiary Guarantees shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

SECTION 12.14  COUNTERPART ORIGINALS

         The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

SECTION 12.15  TABLE OF CONTENTS, HEADINGS, ETC.

         The Table of Contents and Headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part hereof and shall in no way modify or restrict any of the terms or provisions hereof.

                                   SIGNATURES

                                           HYDROCHEM INDUSTRIAL SERVICES,
                                           INC.


                                           By:     /s/ B. TOM CARTER, JR.
                                                -------------------------------
                                                   B. Tom Carter, Jr.
                                                   President and Chief
                                                   Executive Officer


                                           HYDROCHEM INTERNATIONAL, INC.


                                           By:     /s/ B. TOM CARTER, JR.
                                                -------------------------------
                                                   B. Tom Carter, Jr.
                                                   President and Chief
                                                   Executive Officer


                                           NORWEST BANK, MINNESOTA, N.A.,
                                            as Trustee


                                           By:     /s/ CURTIS D. SCHWEGMAN
                                                -------------------------------
                                           Name:   Curtis D. Schwegman
                                           Title:  Assistant Vice President

                                   EXHIBIT A
                               (Face of Security)

        10 3/8% [Series A] [Series B] Senior Subordinated Notes due 2007

                                                             CUSIP No. _________
No. ___                                                             $110,000,000

         HYDROCHEM INDUSTRIAL SERVICES, INC., a Delaware corporation, promises to pay to Cede & Co. or registered assigns, the principal sum of One Hundred Ten Million Dollars ($110,000,000) on August 1, 2007.

   Interest Payment Dates:  February 1 and August 1, commencing February 1, 1998

         Record Dates:  January 15 and July 15 (whether or not a Business Day)


                                        HYDROCHEM INDUSTRIAL SERVICES, INC.


                                        By:
                                           ---------------------------------
                                        Name:
                                        Title:

                                        By:
                                           ---------------------------------
                                        Name:
                                        Title:

TRUSTEE CERTIFICATE OF AUTHENTICATION

Dated:

This is one of the Notes referred to in the within-mentioned Indenture


NORWEST BANK, MINNESOTA, N.A.
as Trustee


By:
   --------------------------------
       (Authorized Signature)

                               (Back of Security)

        10 3/8% [Series A] [Series B] Senior Subordinated Notes due 2007

         [Unless and until it is exchanged in whole or in part for Notes in definitive form, this Note may not be transferred except as a whole by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary. Unless this certificate is presented by an authorized representative of The Depository Trust Company (55 Water Street, New York, New
York) ("DTC") to the issuer or its agent for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co. or such other name as may be requested by an authorized representative of DTC (and any payment is made to Cede & Co. or such other entity as may be requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.]1/

         [THE SECURITY (OR ITS PREDECESSOR) EVIDENCED HEREBY WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER SECTION 5 OF THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND THE SECURITY EVIDENCED HEREBY MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR ANY APPLICABLE EXEMPTION THEREFROM. EACH PURCHASER OF THE SECURITY EVIDENCED HEREBY IS HEREBY NOTIFIED THAT THE SELLER MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER. THE HOLDER OF THE SECURITY EVIDENCED HEREBY AGREES FOR THE BENEFIT OF THE COMPANY THAT (A) SUCH SECURITY MAY BE RESOLD, PLEDGED OR OTHERWISE TRANSFERRED, ONLY (1)(a) TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, OR (b) IN ACCORDANCE WITH ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (AND BASED UPON AN OPINION OF COUNSEL IF THE COMPANY SO REQUESTS), (2) TO THE COMPANY OR (3) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT AND, IN EACH CASE, IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION AND (B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER FROM IT OF THE SECURITY EVIDENCED HEREBY OF THE RESALE RESTRICTIONS SET FORTH IN (A) ABOVE.]2/




_________________

    1        This paragraph shall be included only if the Note is a Global Note.

    2 This paragraph shall be removed upon the exchange of Series A Notes for Series B Notes in the Exchange Offer or upon the sale of the Series A Notes under a Shelf Registration Statement pursuant to the Registration Rights Agreement.

         Capitalized terms used herein shall have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.

         1. INTEREST. HydroChem Industrial Services, Inc., a Delaware corporation (the "Company"), promises to pay interest on the principal amount of this Note at the rate and in the manner specified below and shall pay the Liquidated Damages, if any, payable pursuant to Section 5 of the Registration Rights Agreement referred to below. Interest on the Notes will accrue at the rate of 10 3/8% per annum and will be payable semi-annually in arrears on February 1 and August 1, commencing on February 1, 1998, or if any such day is not a Business Day, on the next succeeding Business Day (each an "Interest Payment Date"), to Holders of record on the immediately preceding January 15 and July 15, respectively.

         Interest will be computed on the basis of a 360-day year of twelve 30-day months. Interest on the Notes shall accrue from the most recent date to which interest has been paid or duly provided for or, if no interest has been paid or duly provided for, from the Issue Date of original issuance of the Notes. To the extent lawful, the Company shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal at the applicable interest rate on the Notes plus one percent; it shall pay interest on overdue installments of interest (without regard to applicable grace periods) at the same rate, to the extent lawful, (i) if payment is made during the period of five Business Days following the date on which such interest was due, to the Persons who were to receive payment on the date such interest was due or (ii) if payment is made after such period, to the Persons who are Holders on a subsequent special record date, which date shall be at the earliest practicable date but in all events at least five Business Days prior to the payment date.

         2. METHOD OF PAYMENT. The Company shall pay interest on the Notes (except defaulted interest) and Liquidated Damages, if any, to the Persons who are registered Holders of Notes at the close of business on the record date next preceding the Interest Payment Date, even if such Notes are cancelled after such record date and on or before such Interest Payment Date. Principal, premium, if any, interest and Liquidated Damages, if any, on the Notes shall be payable at the office or agency of the Company maintained for such purpose within the City and State of New York, or at the option of the Company, payment of interest and Liquidated Damages, if any, may be made by check mailed to the Holders of the Notes at their respective addresses set forth in the register of Holders of Notes; provided that all payments with respect to Notes the Holders of which have given wire transfer instructions to the Company and the Trustee shall be required to be made by wire transfer of immediately available funds to the accounts specified by the Holders thereof. The Company shall pay principal, premium, if any, and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts.

         3. PAYING AGENT AND REGISTRAR. Initially, the Trustee under the Indenture will act as Paying Agent and Registrar. The Company may change any Paying Agent or Registrar without notice to any Holder. The Company or any of its Subsidiaries may act as Paying Agent or Registrar.

         4. INDENTURE. The Company issued the Notes under an Indenture dated as of August 1, 1997 ("Indenture") among the Company, the Subsidiary Guarantor and the Trustee. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S. Code Sections 77aaa-77bbbb) as in effect on the date of the Indenture. The Notes are subject to all such terms, and Holders are referred to the Indenture and such Act for a statement of such terms. The terms of the Indenture shall govern any inconsistencies between the Indenture and the Notes. Terms not otherwise defined herein shall have the meanings assigned in the Indenture. The Notes are general unsecured obligations of the Company limited to $110,000,000 in aggregate principal amount.

         5.      OPTIONAL REDEMPTION.

                 Except as set forth in the next paragraph, the Notes are not redeemable at the Company's option prior to August 1, 2002. Thereafter, the Notes will be subject to redemption at any time at the option of the Company, in whole or in part, upon not less than 30 nor more than 90 days' notice, at the redemption prices (expressed as percentages of principal amount) set forth below, plus accrued and unpaid interest and Liquidated Damages, if any, to the applicable redemption date, if redeemed during the twelve-month period beginning on August 1 of the years indicated below:

                 YEAR                                               PERCENTAGE
         2002     . . . . . . . . . . . . . . . . . . . . . . .      105.188%
         2003     . . . . . . . . . . . . . . . . . . . . . . .      103.458%
         2004     . . . . . . . . . . . . . . . . . . . . . . .      101.729%
         2005 and thereafter  . . . . . . . . . . . . . . . . .      100.000%

                 Notwithstanding the foregoing, at any time prior to August 4, 2000, the Company may on any one or more occasions redeem up to an aggregate 35% of the original aggregate principal amount of Notes at a redemption price of 109.375% of the principal amount thereof, plus accrued and unpaid interest and Liquidated Damages, if any, to the redemption date, with the net proceeds of one or more Equity Offerings; provided that at least 65% of the original aggregate principal amount of Notes originally issued remains outstanding immediately after such redemption; and provided, further, that such redemption shall occur within 90 days of the date of the closing of any such Equity Offering.

         6.      MANDATORY REDEMPTION.

         The Company is not required to make mandatory redemption or sinking fund payments with respect to the Notes, except as provided in paragraph 7 below.

         7.      REPURCHASE AT OPTION OF HOLDER.

         (a) If there is a Change of Control, the Company shall be required to offer to purchase all or any part (equal to $1,000 or an integral multiple thereof) of each Holder's Notes at a purchase price in cash equal to 101% of the aggregate principal amount thereof plus accrued and unpaid interest and Liquidated Damages, if any, to the date of purchase. Holders of Notes that are subject to an offer to purchase will receive an offer to purchase from the Company prior to any related purchase date, and may elect to have such Notes purchased by completing the form entitled "Option of Holder to Elect Purchase" appearing below.

         (b) If the Company consummates any Asset Sale, the Company shall be required, under certain circumstances, to apply the Excess Proceeds thereof to an offer to all Holders of Notes to purchase the maximum principal amount of Notes that may be purchased out of the Excess Proceeds at an offer price in cash equal to 100% of the principal amount of the Notes, plus accrued and unpaid interest and Liquidated Damages, if any, to the date of purchase, in accordance with the procedures set forth in the Indenture. Holders of Notes that are subject to an offer to purchase will receive an offer to purchase from the Company prior to any related purchase date, and may elect to have such Notes purchased by completing the form entitled "Option of Holder to Elect Purchase" appearing below.

         8. DENOMINATIONS, TRANSFER, EXCHANGE. The Notes are in face denominations of $1,000 and integral multiples of $1,000. The Notes may be transferred and exchanged as provided in the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Company may require a Holder to pay any taxes and fees required by law or permitted by the Indenture. The Company need not exchange or register the transfer of any Note or portion of a Note selected for redemption except the unredeemed portion of any Note being redeemed in part. Also, it need not (i) register the transfer of or exchange any Notes during any period (a) beginning at the opening of business on a Business Day fifteen (15) days before the day of any selection of Notes for redemption and ending at the close of business on the day of selection or (b) beginning at the opening of business on a Business Day fifteen (15) days before an interest payment date and ending on the close of business on such interest payment date.

         9. SUBORDINATION. The Notes and the Subsidiary Guarantees are subordinated in right of payment, to the extent and in the manner provided in
Article 11 of the Indenture, to the prior payment in full of all Senior Debt. The Company agrees, and each Holder by accepting a Note consents and agrees, to the subordination provided in the Indenture and authorizes the Trustee to give it effect.

         10. PERSONS DEEMED OWNERS. Prior to due presentment to the Trustee for registration of the transfer of this Note, the Trustee, any Agent and the Company may deem and treat the Person in whose name this Note is registered as its absolute owner for the purpose of receiving payment of principal of and interest on this Note and for all other purposes whatsoever, whether or not this Note is overdue, and neither the Trustee, any Agent nor the Company shall be affected by notice to the contrary. The registered holder of a Note shall be treated as its owner for all purposes.

         11. AMENDMENT, SUPPLEMENT AND WAIVER. Subject to certain exceptions, the Indenture, the Notes and the Subsidiary Guarantees may be amended or supplemented with the written consent of the Holders of at least a majority in principal amount of the then outstanding Notes, and any existing Default or Event of Default (other than a Default or Event of Default relating to the payment of principal, premium, interest or Liquidated Damages, if any, except a payment default resulting from an acceleration that has been rescinded) or compliance with any provision of the Indenture, the Notes or the Subsidiary Guarantees may be waived with the written consent of the Holders of at least a majority in principal amount of the then outstanding Notes. Without the consent of any Holder, the Indenture or the Notes may be amended or supplemented to cure any ambiguity, defect or inconsistency, to provide for uncertificated Notes in addition to or in place of Certificated Notes, to provide for the assumption of the Company's or a Subsidiary Guarantor's obligations to Holders of the Notes in case of a merger or consolidation, to provide for additional Subsidiary Guarantors, to make any change that would provide any additional rights or benefits to the Holders of the Notes or that does not materially adversely affect the legal rights of any such Holder under the Indenture, or to comply with the requirements of the Commission in order to effect or maintain the qualification of the Indenture under the Trust Indenture Act or to allow any Subsidiary Guarantor to guarantee the Notes.

         12. DEFAULTS AND REMEDIES. Events of Default include: (i) default for 30 days in the payment when due of interest on, or Liquidated Damages with respect to, the Notes (whether or not prohibited by the subordination provisions of the Indenture); (ii) default in payment when due of the principal of or premium, if any, on the Notes (whether or not prohibited by the subordination provisions of the Indenture); (iii) failure by the Company to comply with the provisions of Section 4.06, 4.07 or 5.01 of the Indenture; (iv) failure by the Company for 30 days after written notice from the Trustee or the Holders of at least 30% in principal amount of the then outstanding Notes to comply with Sections 4.08 and 4.09 hereof; (v) failure by the Company for 60 days after written notice from the Trustee or Holders of 30% in principal amount of the then outstanding Notes to comply with any of its other agreements in this Indenture or the Notes; (vi) except as permitted by the Indenture, any Subsidiary Guarantee shall be held in any judicial proceeding to be unenforceable or invalid or shall cease for any reason to be in full force and effect or any Subsidiary Guarantor, or any Person acing on behalf of any Subsidiary Guarantor, shall deny or disaffirm its obligations under its Subsidiary Guarantee; (vii) default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Company or any of its Restricted Subsidiaries (or the payment of which is guaranteed by the Company or any of its Restricted Subsidiaries) whether such Indebtedness or guarantee now exists, or is created after the Issue Date, which default (a) is caused by a failure to pay principal when due at final stated maturity (a "Payment Default") or (b) results in the acceleration of such Indebtedness prior to its express maturity and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $7,500,000 or more; (viii) failure by the Company or any of its Restricted Subsidiaries to pay final judgments aggregating in excess of $7,500,000, which judgments are not paid, discharged or stayed for a period of 60 days; or (ix) certain events of bankruptcy or insolvency with respect to the Company or any Significant Subsidiary. If any Event of Default occurs and is continuing, the Trustee or the Holders of at least 30% in principal amount of the then outstanding Notes may declare all the Notes to be due and payable immediately. Notwithstanding the foregoing, in the case of an Event of Default arising from certain events of bankruptcy or insolvency, with respect to the Company, any Significant Subsidiary or any group of Restricted Subsidiaries that, taken together, would constitute a Significant Subsidiary, all outstanding Notes will become due and payable without further action or notice. Holders may not enforce the Indenture or the Notes except as provided in the Indenture.

The Trustee may require indemnity satisfactory to it before it enforces the Indenture or the Notes. Subject to certain limitations, Holders of a majority in principal amount of the then outstanding Notes may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders of the Notes notice of any continuing Default or Event of Default (except a Default or Event of Default relating to the payment of principal, premium or interest) if it determines that withholding notice is in their interest. The Company is required to deliver to the Trustee annually a statement regarding compliance with the Indenture, and the Company is required upon becoming aware of any Default or Event of Default, to deliver to the Trustee a statement specifying such Default or Event of Default.

         13. TRUSTEE DEALINGS WITH THE COMPANY. Subject to the provisions of the Indenture, the Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Company, the Subsidiary Guarantors or any Affiliate of each with the same rights it would have if it were not Trustee. Subject to the provisions of Section 310(b) of the Trust Indenture Act, the Trustee shall be permitted to engage in transactions with the Company and its Subsidiaries other than those contemplated by the Indenture.

         14. NO RECOURSE AGAINST OTHERS. No director, officer, employee, incorporator, or stockholder of the Company or any Subsidiary Guarantor, as such, shall have any liability for any obligations of the Company or any Subsidiary Guarantor under the Notes, the Indenture or any Subsidiary Guarantee or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Notes, by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Notes and any Subsidiary Guarantee.

         15. AUTHENTICATION. This Note shall not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.

         16. ABBREVIATIONS. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

         17. ADDITIONAL RIGHTS OF HOLDERS OF TRANSFER RESTRICTED SECURITIES. In addition to the rights provided to Holders of Notes under the Indenture, Holders of Transferred Restricted Securities shall have all the rights set forth in the Registration Rights Agreement dated as of the date of the Indenture, between the Company and the parties named on the signature pages thereof (the "Registration Rights Agreement").

         18. CUSIP NUMBERS. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the Notes and the Trustee may use CUSIP numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

         The Company shall furnish to any Holder upon written request and without charge a copy of the Indenture. Requests may be made to:

                 HydroChem Industrial Services, Inc.
                 6210 Rothway
                 Houston, Texas 77040
                 Attention:  Chief Financial Officer
                 Telecopier No.: (713) 329-2440

                              SUBSIDIARY GUARANTEE


         The Subsidiary Guarantor listed below (hereinafter referred to as the "Subsidiary Guarantor," which term includes any successors or assigns under the Indenture (the "Indenture") and any additional Subsidiary Guarantors), has irrevocably and unconditionally guaranteed (i) the due and punctual payment of the principal of, premium, if any, interest and Liquidated Damages, if any, on the 10 3/8% Senior Subordinated Notes due August 1, 2007 (the "Notes") of HydroChem Industrial Services, Inc., a Delaware corporation (the "Company"), whether at stated maturity, by acceleration or otherwise, the due and punctual payment of interest on the overdue principal, and premium if any, and (to the extent permitted by law) interest on any interest, if any, and Liquidated Damages, if any, on the Notes, and the due and punctual performance of all other obligations of the Company, to the Holders or the Trustee all in accordance with the terms set forth in Article 10 of the Indenture, (ii) in case of any extension of time of payment or renewal of any Notes or any such other obligations, that the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise, and (iii) the payment of any and all costs and expenses (including reasonable attorneys' fees) incurred by the Trustee or any Holder in enforcing any rights under this Subsidiary Guarantee.

         The obligations of the Subsidiary Guarantor to the Holder and to the Trustee pursuant to this Subsidiary Guarantee and the Indenture are expressly set forth in Article 10 of the Indenture and reference is hereby made to such Indenture for the precise terms of this Guarantee.

         No stockholder, officer, director, employee or incorporator, as such, past, present or future of the Subsidiary Guarantor shall have any liability by reason of his or its status as such stockholder, officer, director, employee or incorporator for any obligations of the Subsidiary Guarantor under the Notes, the Indenture or its Subsidiary Guarantee or for any claim based on, in respect of, or by reason of, such obligations or their creation.

         This is a continuing Guarantee and shall remain in full force and effect and shall be binding upon the Subsidiary Guarantor and its successors and assigns until full and final payment of all of the Company's obligations under the Notes and Indenture and shall inure to the benefit of the successors and assigns of the Trustee and the Holders, and, in the event of any transfer or assignment of rights by any Holder or the Trustee, the rights and privileges herein conferred upon that party shall automatically extend to and be vested in such transferee or assignee, all subject to the terms and conditions hereof. This is a Guarantee of payment and not of collectibility.

         This Subsidiary Guarantee shall not be valid or obligatory for any purpose until the certificate of authentication on the Note upon which this Subsidiary Guarantee is noted shall have been executed by the Trustee under the Indenture by the manual signature of one of its authorized officers.

         The obligations of the Subsidiary Guarantor under its Subsidiary Guarantee shall be limited to the extent necessary to insure that it does not constitute a fraudulent conveyance under applicable law.

         THE TERMS OF ARTICLE 10 OF THE INDENTURE ARE INCORPORATED HEREIN BY REFERENCE.

         Capitalized terms used herein have the same meanings given in the Indenture unless otherwise indicated.

                                        HYDROCHEM INTERNATIONAL, INC.


                                        By:
                                           ------------------------------------
                                        Name:
                                        Title:


ATTESTED TO:


By:
   -------------------------
Name:
Title:

                                ASSIGNMENT FORM


To assign this Note, fill in the form below: (I) or (we) assign and transfer this Note to


--------------------------------------------------------------------------------
                 (Insert assignee's soc. sec. or tax I.D. no.)

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
             (Print or type assignee's name, address and zip code)

and irrevocably appoint _______________________________________________________
agent to transfer this Note on the books of the Company. The agent may substitute another to act for him.


Date:                                   Your Signature:
      --------------------------                       ------------------------
                                        (Sign exactly as your name appears on
                                         the face of this Note)

                                        Signature Guarantee:

                       OPTION OF HOLDER TO ELECT PURCHASE

                 If you want to elect to have all or any part of this Note purchased by the Company pursuant to Section 4.06 or 4.07 of the Indenture, check the box below:

                 [ ] Section 4.06                  [ ] Section 4.07

                 If you want to elect to have only part of the Note purchased by the Company pursuant to Section 4.06 or 4.07 of the Indenture, state the amount you elect to have purchased (if all, write "ALL"): $___________


Date:                                   Your Signature:
      --------------------------                       ------------------------
                                        (Sign exactly as your name appears on
                                         the face of this Note)

                                        Tax Identification No.:
                                                               ----------------

                                        Signature Guarantee:

                  SCHEDULE OF EXCHANGES FOR CERTIFICATED NOTES

                 The following exchanges of a part of this Global Note for Certificated Notes have been made:

                                                                    Principal Amount of     Signature of
                      Amount of decrease     Amount of increase in  this Global Note        authorized officer
                      in Principal Amount    Principal Amount of    following such          of Trustee or Note
 Date of Exchange     of this Global Note    this Global Note       decrease (or increase)  Custodian
--------------------------------------------------------------------------------------------------------------


                                  EXHIBIT B-1

          FORM OF CERTIFICATE FOR EXCHANGE OR REGISTRATION OF TRANSFER
                             OF CERTIFICATED NOTES
                 (Pursuant to Section 2.06(b) of the Indenture)


Norwest Bank, Minnesota, N.A.
Norwest Center
Sixth and Marquette
Minneapolis, Minnesota 55479-0069

Attention:  Corporate Trust Department

         Re: 10 3/8% Senior Subordinated Notes due 2007 of HydroChem Industrial Services, Inc.

         Reference is hereby made to the Indenture, dated as of August 1, 1997 (the "Indenture"), among HydroChem Industrial Services, Inc., as issuer (the "Company"), the Subsidiary Guarantor and Norwest Bank, Minnesota, N.A., as trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

         This letter relates to $_________ principal amount of Notes which are
evidenced by a Certificated Note (CUSIP No.                  ) and held with
the Depositary in the name of                               (the "Transferor").
The Transferor has requested a transfer of such Certificated Note to a Person who will take delivery thereof in the form of an equal principal amount of Notes
evidenced by one or more Certificated Notes (CUSIP No.          ) which Notes,
immediately after such transfer, are to be delivered to the transferor at the address set forth below.

         In connection with such request and in respect of the Notes surrendered to the Trustee herewith for exchange (the "Surrendered Notes"), the Holder of such Surrendered Notes hereby certifies that:

                                  [CHECK ONE]

     [ ] the Surrendered Notes are being acquired for the Transferor's own account, without transfer;

                                       or

     [ ] the Surrendered Notes are being transferred to the Company or its Subsidiaries;

                                       or


     [ ] the Surrendered Notes are being transferred pursuant to and in accordance with Rule 144A under the Securities Act of 1933, as amended (the "Securities Act"), and, accordingly, the Transferor hereby further certifies that the Surrendered Notes are being transferred to a Person that the Transferor reasonably believes is purchasing the Surrendered Notes for its own account, or for one or more accounts with respect to which such Person exercises sole





                                     B1-1
         investment discretion, and such Person and each such account is a "qualified institutional buyer" within the meaning of Rule 144A, in each case in a transaction meeting the requirements of Rule 144A;

                                       or

     [ ] the Surrendered Notes are being transferred in a transaction permitted by Rule 144 under the Securities Act;

                                       or

     [ ] the Surrendered Notes are being transferred pursuant to an effective registration statement under the Securities Act;

                                       or


     [ ] such transfer is being effected pursuant to an exemption from the registration requirements of the Securities Act other than Rule 144A or Rule 144, and the Transferor hereby further certifies that the Notes are being transferred in compliance with the transfer restrictions applicable to the Global Note and in accordance with the requirements of the exemption claimed, which certification is supported by an Opinion of Counsel, provided by the transferor or the transferee (a copy of which the Transferor has attached to this certification) in form reasonably acceptable to the Company and to the Registrar, to the effect that such transfer is in compliance with the Securities Act;

and the Surrendered Notes are being transferred in compliance with any applicable blue sky securities laws of any state of the United States.

         This certificate and the statements contained herein are made for your benefit and the benefit of the Company and Donaldson, Lufkin & Jenrette Securities Corporation, the initial purchaser of such Notes being transferred. Terms used in this certificate and not otherwise defined in the Indenture have the meanings set forth in Rule 144A under the Securities Act.


                 -----------------------------------
                 [Insert Name of Transferor]

                 By:
                    --------------------------------
                 Name:
                 Title:

Dated:               ,
       --------------  -----

cc:      HydroChem Industrial Services, Inc.





                                      B1-2

                                  EXHIBIT B-2

          FORM OF CERTIFICATE FOR EXCHANGE OR REGISTRATION OF TRANSFER
                FROM RULE 144A GLOBAL NOTE TO CERTIFICATED NOTE
                 (Pursuant to Section 2.06(c) of the Indenture)

Norwest Bank, Minnesota, N.A.
Norwest Center
Sixth and Marquette
Minneapolis, Minnesota 55479-0069

Attention:  Corporate Trust Department

         Re: 10 3/8% Senior Subordinated Notes due 2007 of HydroChem Industrial Services, Inc.

         Reference is hereby made to the Indenture, dated as of August 1, 1997 (the "Indenture"), among HydroChem Industrial Services, Inc., as issuer (the "Company"), the Subsidiary Guarantor and Norwest Bank, Minnesota, N.A., as trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

         This letter relates to $_______ principal amount of Notes which are
evidenced by a Rule 144A Global Note (CUSIP No.                      ) and held
with the Depositary in the name of ____________________________ (the "Transferor"). The Transferor has requested a transfer of such beneficial interest in the Notes to a Person who will take delivery thereof in the form of an equal principal amount of Notes evidenced by one or more Certificated Notes
(CUSIP No.            ) which Notes, immediately after such transfer, are to
be delivered to the transferor at the address set forth below.

         In connection with such request and in respect of the Notes surrendered to the Trustee herewith for exchange (the "Surrendered Notes"), the Holder of such Surrendered Notes hereby certifies that:

                                  [CHECK ONE]


     [ ] the Surrendered Notes are being transferred to the beneficial owner of such Notes;

                                       or

     [ ] the Surrendered Notes are being transferred pursuant to and in accordance with Rule 144A under the Securities Act of 1933, as amended (the "Securities Act"), and, accordingly, the Transferor hereby further certifies that the Surrendered Notes are being transferred to a Person that the Transferor reasonably believes is purchasing the Surrendered Notes for its own account, or for one or more accounts with respect to which such Person exercises sole investment discretion, and such Person and each such account is a "qualified institutional buyer" within the meaning of Rule 144A, in each case in a transaction meeting the requirements of Rule 144A;





                                      B2-1
                                       or

     [ ] the Surrendered Notes are being transferred in a transaction permitted by Rule 144 under the Securities Act;

                                       or

     [ ] the Surrendered Notes are being transferred pursuant to an effective registration statement under the Securities Act;

                                       or


     [ ] such transfer is being effected pursuant to an exemption from the registration requirements of the Securities Act other than Rule 144A or Rule 144, and the Transferor hereby further certifies that the Notes are being transferred in compliance with the transfer restrictions applicable to the Global Note and in accordance with the requirements of the exemption claimed, which certification is supported by an Opinion of Counsel, provided by the transferor or the transferee (a copy of which the Transferor has attached to this certification) in form reasonably acceptable to the Company and to the Registrar, to the effect that such transfer is in compliance with the Securities Act;

and the Surrendered Notes are being transferred in compliance with any applicable blue sky securities laws of any state of the United States.

         This certificate and the statements contained herein are made for your benefit and the benefit of the Company and Donaldson, Lufkin & Jenrette Securities Corporation, the initial purchaser of such Notes being transferred. Terms used in this certificate and not otherwise defined in the Indenture have the meanings set forth in Rule 144A under the Securities Act.


                 -----------------------------------
                 [Insert Name of Transferor]

                 By:
                    --------------------------------
                 Name:
                 Title:

Dated:               ,
       --------------  -----

                 -----------------------------------
                 [Address of Transferor]

                 -----------------------------------


cc:      HydroChem Industrial Services, Inc.





                                      B2-2

                                  EXHIBIT B-3

          FORM OF CERTIFICATE FOR EXCHANGE OR REGISTRATION OF TRANSFER
                FROM CERTIFICATED NOTE TO RULE 144A GLOBAL NOTE
                 (Pursuant to Section 2.06(e) of the Indenture)


Norwest Bank, Minnesota, N.A.
Norwest Center
Sixth and Marquette
Minneapolis, Minnesota 55479-0069

Attention:  Corporate Trust Department

         Re: 10 3/8% Senior Subordinated Notes due 2007 of HydroChem Industrial Services, Inc.

         Reference is hereby made to the Indenture, dated as of August 1, 1997 (the "Indenture"), among HydroChem Industrial Services, Inc., as issuer (the "Company"), the Subsidiary Guarantor and Norwest Bank, Minnesota, N.A., as trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

         This letter relates to $_________ principal amount of Notes which are
evidenced by a Certificated Note (CUSIP No.                  ) and held with
the Depositary in the name of                               (the "Transferor").
The Transferor has requested a transfer of such Certificated Note to a Person who will take delivery thereof in the form of a beneficial interest in a Global
Note (CUSIP No.          ).

         In connection with such request and in respect of the Notes surrendered to the Trustee herewith for exchange (the "Surrendered Notes"), the Holder of such Surrendered Notes hereby certifies that:

                                  [CHECK ONE]

     [ ] the Surrendered Notes are being transferred to the beneficial owner of such Notes;

                                       or

     [ ] the Surrendered Notes are being transferred pursuant to and in accordance with Rule 144A under the Securities Act of 1933, as amended (the "Securities Act"), and, accordingly, the Transferor hereby further certifies that the Surrendered Notes are being transferred to a Person that the Transferor reasonably believes is purchasing the Surrendered Notes for its own account, or for one or more accounts with respect to which such Person exercises sole investment discretion, and such Person and each such account is a "qualified institutional buyer" within the meaning of Rule 144A, in each case in a transaction meeting the requirements of Rule 144A;

                                       or





                                      B3-1

     [ ] the Surrendered Notes are being transferred in a transaction permitted by Rule 144 under the Securities Act;

                                       or

     [ ] the Surrendered Notes are being transferred pursuant to an effective registration statement under the Securities Act;

                                       or


     [ ] such transfer is being effected pursuant to an exemption from the registration requirements of the Securities Act other than Rule 144A or Rule 144, and the Transferor hereby further certifies that the Notes are being transferred in compliance with the transfer restrictions applicable to the Global Notes and in accordance with the requirements of the exemption claimed, which certification is supported by an Opinion of Counsel, provided by the transferor or the transferee (a copy of which the Transferor has attached to this certification) in form reasonably acceptable to the Company and to the Registrar, to the effect that such transfer is in compliance with the Securities Act;

and the Surrendered Notes are being transferred in compliance with any applicable blue sky securities laws of any state of the United States.

         This certificate and the statements contained herein are made for your benefit and the benefit of the Company and Donaldson, Lufkin & Jenrette Securities Corporation, the initial purchaser of such Notes being transferred. Terms used in this certificate and not otherwise defined in the Indenture have the meanings set forth in Rule 144A under the Securities Act.


                 -----------------------------------
                 [Insert Name of Transferor]


                 By:
                    --------------------------------
                 Name:
                 Title:

Dated:               ,
        -------------  -----

cc:      HydroChem Industrial Services, Inc.





                                      B3-2

                                   EXHIBIT C

                         FORM OF SUPPLEMENTAL INDENTURE

         SUPPLEMENTAL INDENTURE (this "Supplemental Indenture"), dated as of ____________, 1997 between Subsidiary Guarantor (the "New Subsidiary Guarantor"), a subsidiary of HydroChem Industrial Services, Inc., a Delaware corporation (the "Company"), and Norwest Bank, Minnesota, National Association, as trustee under the indenture referred to below (the "Trustee"). Capitalized terms used herein and not defined herein shall have the meaning ascribed to them in the Indenture (as defined below).

                              W I T N E S S E T H:

         WHEREAS, the Company has heretofore executed and delivered to the Trustee an Indenture (the "Indenture"), dated as of August 1, 1997, providing for the issuance of an aggregate principal amount of $110,000,000 of 10 3/8% Senior Subordinated Notes due 2007 (the "Notes");

         WHEREAS, Section 4.13 of the Indenture provides that under certain circumstances the Company may cause certain of its subsidiaries to execute and deliver to the Trustee a supplemental indenture pursuant to which such subsidiaries shall unconditionally guarantee all of the Company's obligations under the Notes pursuant to a Subsidiary Guarantee on the terms and conditions set forth herein; and

         WHEREAS, pursuant to Section 9.01 of the Indenture, the Trustee is authorized to execute and deliver this Supplemental Indenture.

         NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the New Subsidiary Guarantor and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders of the Notes as follows:

         1. CAPITALIZED TERMS. Capitalized terms used herein without definition shall have the meanings ascribed to them in the Indenture.

         2. AGREEMENT TO SUBSIDIARY GUARANTEE. The New Subsidiary Guarantor hereby agrees, jointly and severally with all other Subsidiary Guarantors, to guarantee the Company's Obligations under the Notes and the Indenture on the terms and subject to the conditions set forth in Article 10 of the Indenture and to be bound by all other applicable provisions of the Indenture.

         3. NO RECOURSE AGAINST OTHERS. No past, present or future director, officer, employee, incorporator, shareholder or agent of any Subsidiary Guarantor, as such, shall have any liability for any obligations of the Company or any Subsidiary Guarantor under the Notes, any Subsidiary Guarantees, the Indenture of this Supplemental Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes.

         4. NEW YORK LAW TO GOVERN. The internal law of the State of New York shall govern and be used to construe this Supplemental Indenture.

         5. COUNTERPARTS. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

         6. EFFECT OF HEADINGS. The Section headings herein are for convenience only and shall not effect the construction hereof.

         7. THE TRUSTEE. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the correctness of the recitals of fact contained herein, all of which recitals are made solely by the New Subsidiary Guarantor.

         IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed and attested, all as of the date first above written.


Dated:                                  (NAME OF NEW SUBSIDIARY GUARANTOR)
        ------------------------


                                        By:
                                           ------------------------------------
                                             Name:
                                             Title:

Dated:                                  NORWEST BANK, MINNESOTA,
        ------------------------          NATIONAL ASSOCIATION
                                              as Trustee


                                        By:
                                           ------------------------------------
                                             Name:
                                             Title:





                                      C-2